Filed pursuant to Rule 424(b)(3)
                                                       Registration No. 333-9898



                               KENMAR GLOBAL TRUST

                        SUPPLEMENT DATED FEBRUARY 3, 2004
                                       TO
                     THE PROSPECTUS AND DISCLOSURE DOCUMENT
                                DATED MAY 9, 2003

          This Supplement updates certain information required by the Commodity Futures Trading Commission contained in the Kenmar Global Trust Prospectus and Disclosure Document dated May 9, 2003 (the "Prospectus"). All capitalized terms used in this Supplement have the same meanings as in the Prospectus unless otherwise specified. Prospective investors should carefully review the contents of both this Supplement and the Prospectus before deciding whether to invest in the Fund.

          This Supplement contains: (i) revisions to the brokerage commission annual rate, administrative expenses, selling commissions and the schedule of redemption charges; (ii) updated performance information as of November 30, 2003 for Kenmar Global Trust, commodity pools operated by Kenmar Advisory Corp. and the Advisors; (iii) revisions that reflect a change in the Chief Financial Officer and Financial Controller of Kenmar Advisory Corp., the Managing Owner of the Fund; (iv) the addition of an entity that will be responsible for the cash management activities of the Fund; (v) revisions that reflect a change in the Clearing Broker; and (vi) revisions to the Second Amended and Restated Declaration of Trust and Trust Agreement to reflect the new brokerage commission annual rate and schedule of redemption charges.




                               * * * * * * * * * *


All information in the Prospectus is hereby restated, except as updated hereby.

                           --------------------------



             NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
                   STATE SECURITIES COMMISSION HAS APPROVED OR
               DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE
                              ACCURACY OR ADEQUACY
        OF THIS PROSPECTUS SUPPLEMENT. ANY REPRESENTATION TO THE CONTRARY
                             IS A CRIMINAL OFFENSE.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT SUPPLEMENT.

                          UNITS OF BENEFICIAL INTEREST

          This Supplement revises and updates the subsections entitled "The Offering" and "The Risks" found on the cover page of the Prospectus by (1) deleting the third paragraph under the subsection entitled "The Offering" in its entirety and replacing it with the first and second below paragraphs; and (2) deleting the sixth paragraph under the subsection entitled "The Risks" and replacing it with the third below paragraph. Specifically, these subsections have been updated to reflect a change in the schedule of redemption charges and the percentage of trading profits the Fund must generate to breakeven.

THE OFFERING

          Units of beneficial interest are issued as of the beginning of each month. Effective March 1, 2004, Units may be redeemed as of the last day of each month, beginning with the first month-end following their sale. Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge, Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge and Units redeemed on the 10th month-end through the 12th month-end after sale are subject to a 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemptions.

          Units purchased prior to March 1, 2004, remain subject to the previous schedule of redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

THE RISKS

          Substantial expenses must be offset by trading profits and interest income. The Fund must generate trading profits of 11.65% per annum, before any applicable redemption charge, to breakeven.

                                     SUMMARY

          This Supplement revises and updates the subsections entitled "Overview" and "Risk Factors" under the section entitled "Summary" found on page 5 of the Prospectus by (1) deleting the fifth paragraph under the subsection entitled "Overview" in its entirety and inserting the first below paragraph; and
(2) deleting the third risk factor under the subsection entitled "Risk Factors" in its entirety and replacing it with the second and third below paragraphs. Specifically, these subsections have been updated to reflect a change in the first available date for redemptions from the end the of sixth month after purchase to the end of the first month after purchase and a change in the annual percentage of trading profits that the Fund must generate to breakeven. These changes are effective for Units purchased as of and after March 1, 2004.

OVERVIEW

o OFFERING THE ADVANTAGES OF (I) LIMITED LIABILITY WHILE PARTICIPATING IN LEVERAGED TRADING, (II) MONTHLY REDEMPTION RIGHTS (BEGINNING AT THE END OF THE FIRST MONTH AFTER PURCHASE FOR UNITS PURCHASED AS OF AND AFTER MARCH 1, 2004, AND AT THE END OF THE SIXTH MONTH AFTER PURCHASE FOR UNITS PURCHASED PRIOR TO MARCH 1, 2004), AND (III) ADMINISTRATIVE CONVENIENCE IN A FUND IMPLEMENTING COMPLEX TRADING STRATEGIES IN DOMESTIC AND INTERNATIONAL MARKETS. SEE "PART TWO -- STATEMENT OF ADDITIONAL INFORMATION -- INVESTMENT FACTORS -- ADDITIONAL ADVANTAGES OF MANAGED FUTURES INVESTMENTS" AT PAGE 85 AND "REDEMPTIONS AND DISTRIBUTIONS" AT PAGE 31.

RISK FACTORS

o THE FUND IS SUBJECT TO SUBSTANTIAL CHARGES AND WILL BE SUCCESSFUL ONLY IF SIGNIFICANT PROFITS ARE ACHIEVED. THE FUND MUST GENERATE TRADING PROFITS OF 11.65% PER ANNUM, BEFORE ANY APPLICABLE REDEMPTION CHARGE, TO BREAKEVEN. ASSUMING THE INVESTOR REDEEMS IN THE FIRST YEAR, UNITS THAT WERE PURCHASED AS OF AND AFTER MARCH 1, 2004, AND, THUS, IS ASSESSED A REDEMPTION PENALTY, OVERALL TRADING PROFITS OF APPROXIMATELY 12.427% OF THE FUND'S AVERAGE BEGINNING OF MONTH NET ASSETS MUST BE EARNED DURING THE FIRST YEAR OF TRADING IN ORDER TO BREAKEVEN. (THIS ASSUMES THE UNITS ARE REDEEMED ON THE 10TH THROUGH THE 12TH MONTH-END FOLLOWING SALE AND, THEREFORE, ARE SUBJECT TO A 0.875% REDEMPTION CHARGE. REDEMPTIONS ON THE 1ST THROUGH 3RD MONTH-END ARE SUBJECT TO A 3% REDEMPTION CHARGE, REDEMPTIONS ON THE 4TH THROUGH 6TH MONTH-END ARE SUBJECT TO A 2.625% REDEMPTION CHARGE AND REDEMPTIONS ON THE 7TH THROUGH 9TH MONTH-END ARE SUBJECT TO A 1.75% REDEMPTION CHARGE.) SEE "--BREAKEVEN TABLE," AT PAGE 7, "CHARGES" AT PAGE 24 AND "THE RISKS YOU FACE -- (4) FEES AND COMMISSIONS ARE CHARGED REGARDLESS OF PROFITABILITY AND ARE SUBJECT TO CHANGE" AT PAGE 9.

      UNITS PURCHASED PRIOR TO MARCH 1, 2004 REMAIN SUBJECT TO THE PREVIOUS SCHEDULE OF REDEMPTION CHARGES AND MAY ONLY BE REDEEMED BEGINNING ON OR AFTER THE END OF THE SIXTH MONTH AFTER SALE. THROUGH THE END OF THE TWELFTH AND EIGHTEENTH FULL MONTHS AFTER THEIR SALE, UNITS PURCHASED PRIOR TO MARCH 1, 2004 WILL BE SUBJECT TO REDEMPTION CHARGES EQUAL TO 3% AND 2%, RESPECTIVELY, OF THE NET ASSET VALUE PER UNIT AS OF THE DATE OF REDEMPTION.



                  [Remainder of page left blank intentionally.]

                                     SUMMARY

          This Supplement revises and updates the subsection entitled "Breakeven Table" under the section entitled "Summary" found on pages 6 through 7 of the Prospectus by deleting that subsection in its entirety and inserting the following. Specifically, the Breakeven Table has been revised to reflect changes in the brokerage commission annual rate, the administrative expenses and the schedule of redemption charges. The new brokerage commission rate, administrative expenses and schedule of redemption charges are effective as of March 1, 2004.

                                "BREAKEVEN TABLE"

          The "Breakeven Table" on the following page indicates the approximate percentage and dollar returns required for the redemption value of an initial $5,000 investment in the Units to equal the amount originally invested twelve months after issuance (assuming the Units are purchased as of and after March 1, 2004 and redeemed on the 10th through the 12th month-end following sale and, therefore, are subject to a 0.875% redemption charge). Redemptions on the 1st through 3rd month-end are subject to a 3% redemption charge, redemptions on the 4th through 6th month-end are subject to a 2.625% redemption charge and redemptions on the 7th through 9th month-end are subject to a 1.75% redemption charge. Redemptions after the 12th month-end are at Net Asset Value (no charge).

          Units purchased prior to March 1, 2004, remain subject to the previous schedule of redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

          The "Breakeven Table," as presented, is an approximation only and may be affected to a certain extent as the size of the Fund exceeds $25 million. The Fund's capitalization does not directly affect the level of its charges as a percentage of Net Asset Value, other than (i) administrative expenses (which are assumed in the "Breakeven Table" to equal the maximum estimated percentage of the Fund's average beginning of month Net Assets) and (ii) Brokerage Commissions, as described further in footnote 3.

                                "BREAKEVEN TABLE"

----------------------------------- ------------------- ------------------------
          EXPENSES (1)               PERCENTAGE RETURN   DOLLAR RETURN REQUIRED
      WHICH MUST BE OFFSET                REQUIRED          ($5,000 INITIAL
         TO "BREAKEVEN"                 FIRST TWELVE           INVESTMENT)
                                         MONTHS OF         FIRST TWELVE MONTHS
                                        INVESTMENT            OF INVESTMENT
----------------------------------- ------------------- ------------------------
Brokerage Commissions (2) (3)              10.00%                 $500.00
----------------------------------- ------------------- ------------------------
Administrative Expenses (4)                0.75%                   $37.50
----------------------------------- ------------------- ------------------------
Advisors' Profit Shares (5)                2.00%                  $100.00
----------------------------------- ------------------- ------------------------
Kenmar Incentive Fee (6)                   0.044%                   $2.20
----------------------------------- ------------------- ------------------------
Redemption Charge (7)(8)(9)                0.883%                  $44.15
----------------------------------- ------------------- ------------------------
Interest Income (10)                      (1.25)%                 $(62.50)
=================================== =================== ========================
RETURN ON $5,000 INITIAL INVESTMENT       12.427%                 $621.35
REQUIRED FOR "BREAKEVEN" IF UNITS
ARE REDEEMED ON OR BEFORE THE 12TH
MONTH-END FOLLOWING SALE.
=================================== =================== ========================

NOTES TO "BREAKEVEN TABLE"

(1) The foregoing break-even analysis assumes that the Units have a constant month-end Net Asset Value. Calculations are based on $5,000 as the Net Asset Value per Unit. See "Charges" at page 24 of the Prospectus for an explanation of the expenses included in the "Breakeven Table."

(2) Paid to Kenmar each month. Kenmar pays all floor brokerage, exchange, clearing and NFA fees, selling compensation, trailing commissions and Advisors' Consulting Fees from this amount.

(3) Effective March 1, 2004, once Net Assets reach $25 million, the annual Brokerage Commission rate will be reduced to a blended rate for all Net Assets based on 10% of the first $25 million and 9% on any Net Assets over that amount. A reduction in the annual Brokerage Commission rate will reduce the percentage return required to breakeven.

(4) Administrative expenses are paid as incurred. For this "Breakeven Table" such expenses are at historical amounts.

(5) Profit Shares are calculated quarterly on the basis of each Advisor's individual performance, not the overall performance of the Fund. Consequently, it is not possible to determine the amount of Profit Shares, if any, that would be payable in a "breakeven" year. Kenmar believes that 2.00% of average beginning of month Net Assets is a reasonable estimate for such Profit Shares, but the actual Profit Shares paid in a "breakeven" year could substantially exceed such estimate.

(6) No Incentive Fee might, in fact, be due. See "Charges -- Profit Shares and Incentive Fees" at page 25. However, for purposes of the "Breakeven Table," the Incentive Fee has been estimated at 5% of the 0.883% gain referred to below.

(7) Redemption charges for purposes of this "breakeven" analysis equal 0.883% of the initial $5,000 (0.875% of the $5,044.15 Net Asset Value required so that after subtraction of the 0.875% redemption charge, the investor would receive net redemption proceeds of $5,000).

(8) For the purposes of this Breakeven Table, the redemption charge is based on the applicable redemption charge for Units redeemed on the 10th through 12th month-end. FOR UNITS REDEEMED ON THE 1ST THOUGH 3RD MONTH-END THE REDEMPTION CHARGE WOULD BE 3%; FOR UNITS REDEEMED ON THE 4TH THROUGH 6TH MONTH-END THE REDEMPTION CHARGE WOULD BE 2.625%; AND FOR UNITS REDEEMED ON THE 7TH THROUGH 9TH MONTH-END THE REDEMPTION CHARGE WOULD BE 1.75%.

(9) Units purchased prior to March 1, 2004, remain subject to the previous schedule of redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. For the purposes of the Breakeven Table the applicable redemption charge for Units redeemed as of the twelfth month-end would be 3% and therefore the percentage return required to breakeven would be 14.65%.

(10) Interest income is estimated based on current rates.

                               THE RISKS YOU FACE

          This Supplement revises and updates the risk factor entitled "Limited Ability to Liquidate Your Investment" under the section entitled "The Risks You Face" found on page 10 of the Prospectus by deleting the risk factor in its entirety and replacing it with the following. Specifically, this risk factor is revised to reflect a new schedule of redemption charges which is effective for Units purchased as of and after March 1, 2004.

(10)      LIMITED ABILITY TO LIQUIDATE YOUR INVESTMENT

          There is no secondary market for the Units. While the Units have redemption rights, there are restrictions, and possible fees assessed. For example, Units may be redeemed only as of the close of business on the last day of a calendar month. Through the end of the twelfth month after their sale, Units will be subject to redemption charges, payable to Kenmar, equal to 3% on redemptions on the 1st through 3rd month-end, 2.625% on redemptions on the 4th through 6th month-end, 1.75% on redemptions on the 7th through 9th month-end and 0.875% on redemptions on the 10th through 12th month-end. Redemptions after the 12th month-end are at Net Asset Value (no charge). Requests for redemption must be received at least ten (10) calendar days before the proposed date of redemption.

          Units purchased prior to March 1, 2004, remain subject to the previous schedule of redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

          Transfers of Units are subject to limitations, such as thirty (30) days' advance notice of any intent to transfer. Also, Kenmar may deny a request to transfer if it determines that the transfer may result in adverse legal or tax consequences for the Fund.

                           THE FUND AND ITS OBJECTIVES

          This Supplement revises and updates the subsections entitled "The Advisors" and "Core Advisor Summaries" under the section entitled "The Fund and Its Objectives" found on pages 17 through 20 of the Prospectus by (1) deleting the chart on page 18 of the Prospectus and inserting the below chart; and (2) deleting the subsection entitled "Core Advisor Summaries" in its entirety and inserting the following. Specifically, those subsections are updated to reflect the approximate aggregate assets in programs managed by the Advisors for the Fund as of November 30, 2003 and to include the biographical information of the principals of each of the Core Advisors.

THE ADVISORS

                                                              APPROXIMATE ASSETS
        CORE ADVISOR AND                                         IN PROGRAMS
             CURRENT                       GENERAL             MANAGED FOR FUND
          % ALLOCATION*                 STRATEGY TYPE        NOVEMBER 30, 2003**
-------------------------------    ----------------------    -------------------
Graham Capital Management, L.P.    Longer-Term Technical,      $1.26 billion***
(31%)                              Trend Following
Grinham Managed Funds Pty. Ltd.    Shorter-Term Technical,     $535.1 million
(36%)                              Trend Following
Transtrend B.V.                    Longer-Term Technical,      $428.9 million
(33%)                              Trend Following

          ---------------

          * The Advisors and asset allocations for the Fund in effect as of November 30, 2003 are more specifically described under "Management's Discussion and Analysis of Financial Condition and Results of Operations." The allocations set forth above are approximate, and will be affected by (i) the profit and loss generated by each Advisor in relation to the performance of the other Advisors for the Fund, and (ii) any subsequent reallocation decision by Kenmar. The initial allocations to the Advisors at the commencement of the Fund's trading operations, allocations and reallocations of subsequent subscription amounts are described under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          ** Excluding "notional" funds, except Graham Capital Management, L.P., which includes "notional" funds. "Notional" funds represent the difference between the level at which a trader is instructed to trade an account and the capital actually committed to the account. "Notional" funds do not represent assets under management, but they do indicate the level of equity which a trader has been instructed to consider itself to be managing in determining the magnitude of positions taken.

          ***Reflects notional assets under management of the K4 Program at 150% Leverage ("150% Leverage"), which is the current program that is being traded on behalf of the Fund. Graham Capital Management, L.P. trades either the 150% Leverage program or K4 Program at Standard Leverage ("Standard Leverage") on behalf of the Fund. The Fund may not invest in both the 150% Leverage program and the Standard Leverage program simultaneously.

                  [Remainder of page left blank intentionally.]

CORE ADVISOR SUMMARIES

          More complete descriptions and performance summaries for the core Advisors described in this section of the Prospectus are included under "Part Two -- Statement of Additional Information -- The Advisors," at page 86. Read that section of the Prospectus carefully before deciding whether to invest in the Fund. See "The Risks You Face -- (1) Investors Must Not Rely on the Past Performance of Either Kenmar or the Fund in Deciding Whether to Buy Units" and "-- (2) Possible Total Loss of an Investment in the Fund" at page 9.

GRAHAM CAPITAL MANAGEMENT, L.P.

OVERVIEW

          Graham Capital Management, L.P. ("GCM") was organized as a Delaware limited partnership in May 1994. The general partner of GCM is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of GCM is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. (KGT, Inc. and KGT Investment
Partners, L.P. are not affiliated with Kenmar, the Fund or any other company affiliated or related to Kenmar or the Fund.) GCM became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the National Futures Association on July 27,1994. THE REGISTRATION OF GCM WITH THE CFTC AND ITS MEMBERSHIP IN THE NATIONAL FUTURES ASSOCIATION MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED GCM.

          The current program used by GCM on behalf of the Fund is the K4 Program at 150% Leverage ("150% Leverage"). The Fund may also elect to have GCM utilize the K4 Program at Standard Leverage ("Standard Leverage") on behalf of the Fund. The Fund will not invest in both the Standard Leverage program and the 150% Leverage program simultaneously.

          GCM is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. GCM offers clients various systematic and discretionary global macro trading programs and a long-short equity program. GCM uses systematic trading programs or models to produce trading signals on a largely automated basis when applied to market data. GCM also manages discretionary trading programs for which trades are determined subjectively on the basis of its traders' assessment of market conditions rather than through application of an automated system. GCM's long-short equity program applies a mean reversion strategy to several hundred large capitalization stocks. The investment objective of each GCM trading strategy is to provide clients with significant potential for capital appreciation in both rising and falling markets during expanding and recessionary economic cycles.

MANAGEMENT

          Kenneth G. Tropin is the Chairman, the founder and a Principal of GCM. As Chairman of GCM, Mr. Tropin is responsible for the investment management strategies of the organization. He has developed GCM's core trading programs. Mr. Tropin is a member of the Chicago Mercantile Exchange. Prior to organizing GCM, Mr. Tropin served as the President, the Chief Executive Officer and a Director of John W. Henry & Company, Inc. ("JWH") from March 1989 to September 1993. Mr. Tropin was formerly Senior Vice President and Director of Managed Futures and Precious Metals at Dean Witter Reynolds. He joined Dean Witter Reynolds from Shearson in February 1982 to run the Managed Futures Department, and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter Management Corp., an affiliate of Dean Witter Financial Services Inc., which functions as the general partner to and manager of Dean Witter futures funds. During the period Mr. Tropin was President, Demeter grew to be the largest commodity pool operator, in terms of total assets managed, in the United States, with assets of approximately $800 million.

          In February 1986, Mr. Tropin was instrumental in the foundation of the MFTA association. Mr. Tropin was elected Chairman of the MFTA in March 1986 and held this position until 1991. In June 1987, Mr. Tropin was appointed President of Dean Witter Futures and Currency Management Inc. ("DWFCM"), an affiliate of Dean Witter Financial Services Inc. DWFCM functions as a commodity trading advisor in the futures and foreign exchange markets. As President of DWFCM, Mr. Tropin was responsible for the development and management of its proprietary trading programs.

          As President and Chief Executive Officer of JWH, Mr. Tropin was responsible for the management and administration of JWH as well as the management of its trading activities. During his tenure at JWH, assets under management grew from approximately $200 million to approximately $1.2 billion. In addition to his responsibilities as President and Chief Executive Officer of JWH, Mr. Tropin was President and Chief Executive Officer of JWH Investment Advisory Services Inc. and was also the Chairman of Global Capital Management, a British Virgin Islands company. Mr. Tropin also served as Chairman of the Managed Futures Association in 1991 and 1992, the successor organization to the Managed Futures Trade Association and the National Association of Futures Trading Advisors.

          Michael S. Rulle Jr. is the President and a Principal of GCM. As President of GCM, Mr. Rulle is responsible for the management of GCM in its day-to-day course of business. Prior to joining GCM in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

          Paul Sedlack is the Chief Executive Officer, the General Counsel and a Principal of GCM. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert's Singapore office from 1988 to 1989. Prior to joining GCM in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

          Robert E. Murray is the Chief Operating Officer and a Principal of GCM. From 1984 until he joined GCM in June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Futures Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

          Thomas P. Schneider is an Executive Vice President, the Chief Trader and a Principal of GCM. He is responsible for managing GCM's systematic and discretionary futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants ("FCMs").

          Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance, and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc. ("ELM"), a commodity trading advisor in Dallas, Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately Chief Trader, Vice President and Principal of ELM, responsible for 24-hour trading execution, compliance and accounting. In

January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis. In addition to his responsibilities as Chief Trader, Mr. Schneider has been an NFA arbitrator since 1989 and has served on the MFA's Trading and Markets Committee.

          Robert G. Griffith is an Executive Vice President, the Director of Research, the Chief Technology Officer and a Principal of GCM and is responsible for the management of all research activities and technology resources of GCM, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day-to-day administration of GCM's trading systems and the management of GCM's database of price information on more than 100 markets. Prior to joining GCM, Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

          Fred J. Levin is the Chief Economist, a Senior Discretionary Trader and a Principal of GCM specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining GCM in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from 1998. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

          Savvas Savvinidis, C.P.A., is the Chief Financial Officer and a Principal of GCM. Before he joined GCM in June 2003, he was Chief Operating Officer of Agnos Group, L.L.C. from January 2001-February 2003 and had previously served as Director of Operations, from October 1994 to June 2000, of Moore Capital Management, Inc., and from July 1993 to September 1994, of Argonaut Capital Management, Inc. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

          Anthony Bryla, C.P.A., is the Controller of GCM, in charge of the daily and monthly performance reporting and company accounting. Prior to joining GCM in September 1995, Mr. Bryla was an Assistant Accounting Manager at OMR Systems Corp. where he provided back-office and accounting services for such clients as Merrill Lynch and Chase Manhattan Bank, and held positions of increasing responsibility since February 1989. Mr. Bryla is a member of the New Jersey Society of C.P.A.s and graduated from Rutgers University with a B.A. in Business Administration in 1982.

          Brian Aldershof, Ph.D., CFA is the Risk Manager, a Vice President and a quantitative research analyst of GCM with significant expertise in mathematics and statistics. Prior to joining GCM, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA. Dr. Aldershof's research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his M.S. (1990) and Ph.D. (1991) in Statistics from the University of North Carolina at Chapel Hill where he was a Pogue Fellow. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental Protection Agency. Dr. Aldershof received his A.B. (1985) from Middlebury College where he completed a double major in Mathematics and Psychology. He is a CFA charterholder and a member of the Association for Investment Management and Research.

          Barry S. Fox joined GCM in August 2000 and is a portfolio manager for GCM's Long-Short Equity Program. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility concluding as the director of research at John W. Henry & Co. Inc. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group in Farmingdale, New York. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

          Robert C. Hill, 34, is a discretionary trader of GCM specializing in the energy commodity markets, and a Principal of GCM. Prior to joining GCM in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in 1997 from the University of St. Thomas in Houston, TX and a B.A. in 1992 from Stephen F. Austin State University.

          Jason C. Shapiro is a discretionary trader and a Principal of GCM. From January 2002 to October 2003, when he joined GCM, Mr. Shapiro was President of Applied Systematic Trading, where he developed its trading program. Mr. Shapiro worked as a portfolio manager for Chelsey Capital from July 2001 to December 2001 and as a proprietary trader for The Gelber Group from September 2000 to April 2001. He served both as a portfolio manager for HCM Capital Management, Inc. and as a principal in Kilgore Capital from the period May 1997 to January 2000. From July 1996 to April 1997, he was engaged in the development of trading programs. He completed the coursework for a Masters of Finance at the London Business School over the 1995-1996 academic year. He worked at the Development Bank of Singapore in Hong Kong (from March 1994 to August 1995), Overseas Chinese Banking Corporation (from October 1992 to February 1994) and the Hong Kong and Shanghai Banking Corporation (from February 1991 to August
1992) in sales and trading positions. Mr. Shapiro received a B.S. in Finance with honors from The University of South Florida in 1989.

          SEE  "PART  TWO  --  STATEMENT  OF  ADDITIONAL   INFORMATION  --  CORE
ADVISORS," PAGES 92 THROUGH 108 FOR PERFORMANCE INFORMATION RELATING TO GRAHAM CAPITAL MANAGEMENT, L.P.

GRINHAM MANAGED FUNDS PTY LTD.

OVERVIEW

          Grinham Managed Funds Pty Ltd. is an Australian commodity trading advisor utilizing an automated, technical trading system. The basic premise of the system is that markets incorporate a random and non-random component. The Grinham Managed Funds Pty Ltd. system is designed to identify when markets begin to move in a non-random fashion and to generate orders to profit from non-random price movements.

          Grinham Managed Funds Pty Ltd. trades the Diversified Managed Accounts Program on behalf of the Fund.

          Grinham Managed Funds Pty Ltd. trades 45 markets across 7 countries, incorporating most of the major stock indices, interest rates, currency and commodities markets. Risk control is a major fundamental of the system, utilizing diversification to limit the risk of any single trade to less than 0.1% of the assets under management.

MANAGEMENT

          Richard Grinham B.Sc. (Hons.) is a Director and associated person of Grinham. In 1989, Richard was an options dealer at Schroders, Sydney in the over-the-counter currency market and in the Bank Bill pit on the floor of the Sydney Futures Exchange (SFE). In 1990 he returned to university and received a first class honors degree in science majoring in Pure Mathematics. The topic area of his thesis was Fractals and Chaos Theory, the study of which led to a greater understanding of the dynamics of markets. Futures markets are an example of a fractal. Both fractals and non-linear dynamics (intuitively, systems which have feedback) influenced the development of the systems used at Grinham. The feedback phenomena studied at university are now a significant part of the company's strategy. In the partnership from 1990 to 1993 and since 1993 at Grinham, Richard Grinham has been Director of Research and Trading and is responsible for the ongoing development of the trading systems.

          Angus Grinham (B.Ec.) is a Director and associated person of Grinham. He completed an Economics degree with majors in Finance and Econometrics in 1992 and has since completed his MBA. During his undergraduate study, Angus commenced his own research into trading techniques and began trading a proprietary account on the SFE. Upon completion of his degree, Angus was employed as a futures broker on the international futures desk of Tricom Futures Management, an Australian introducing broker. From 1992 to 1996 (while at Tricom) Angus worked part-time at Grinham in the design of software to facilitate the execution and clearing of the trading systems. Angus joined Grinham on a full time basis in 1996. Angus is currently the Director of Trading and Information Technology and is responsible for trading, technology and the implementation of new trading systems.

          SEE  "PART  TWO  --  STATEMENT  OF  ADDITIONAL   INFORMATION  --  CORE
ADVISORS," PAGES 109 THROUGH 114 FOR PERFORMANCE INFORMATION RELATING TO GRINHAM MANAGED FUNDS PTY LTD.

TRANSTREND B.V.

          In its Diversified Trend Program, traded on behalf of the Fund, Transtrend B.V. applies a combination of well researched trading systems. Each trading system has a demonstrated profit expectancy over the course of time. In particular, the trading systems attempt to exploit non-random price behaviors based on quantitative analysis of (typical) price patterns. The trading systems are consistent, systematic and applied with skill and discipline.

          The systems can be applied to well over a hundred different product-market-combinations traded on approximately fifty exchanges in approximately twenty-five countries. Diversified portfolios consist of a variety of futures broadly spread over interest instruments, stock indices, tangible commodities and Foreign Exchange pairs.

          Correlation  analysis  contributes  to a  desired  portfolio  balance.
Volatility analysis plays a prominent role in the assessment of risk. Compatibility between trading systems and the markets they are applied to is monitored closely. Multiple entries and exits contribute to the desired stability of returns.

MANAGEMENT

          GERARD VAN VLIET, born in 1948, graduated as a business economist at Erasmus University Rotterdam in 1972. He has worked for firms in the cash
commodity   trade  since  1973  and  has  been  a  council   member  of  various
international trade associations, both in Europe and in the United States, including the Alternative Investment Management Association ("AIMA"). In 1982 he joined the Nidera Group, a multi-national trading concern involved in various agribusiness industries and with a presence in many countries. For Nidera Rotterdam he successfully established a trading division of substance, dealing in (physical) vegetable oils. In 1987 he became Nidera Rotterdam's Senior Managing Director, supervising a variety of trading divisions and projects, one of which was Transtrend. After five years of general management, Mr. Van Vliet decided to dedicate himself full time to the development of Transtrend, at that time a subsidiary of the Nidera Group. Mr. Van Vliet acquired fifty percent ownership of Transtrend on October 1, 1993 and subsequently became, indirectly, its sole shareholder until the initial closing of the transaction with Robeco Nederland B.V in June 2002.

          JOHANNES "JOEP" P.A. VAN DEN BROEK, born in 1969, graduated in August 1995 with a Master of Business Economics from Erasmus University Rotterdam. He joined Transtrend as a trader in December of 1995. In October

1997, he was appointed Assistant Director (for trading) thereby becoming a member of Transtrend's management team. Effective as of 1 January, 1999, he has become a Managing Director of Transtrend.

          HAROLD M. DE BOER, born in 1966, graduated in 1990 with a Masters Degree in Applied Mathematics from Universiteit Twente in The Netherlands. In December 1989 he worked in conjunction with Transtrend for his thesis entitled "Cointegration in (tangible) Commodity Futures." In April of 1990, he joined Transtrend as a Research Analyst. In 1992 he became responsible for Transtrend's research department, and as of October 1997, he became a member of Transtrend's management team with the title of Assistant Director. Effective August 1, 1999, he was appointed a Director of Transtrend. Mr. de Boer's primary responsibility remains focused on research and product development.

          Each director of Transtrend has an academic degree and ample experience in dealing with derivative markets. Transtrend's know-how is based on more than fifteen years of ongoing price research conducted by a team of academics with the aid of powerful computer systems and advanced statistical software. Transtrend's research team consists of academics educated in applied mathematics and econometrics. Transtrend's first approved system started in October 1991 after four years of in-depth price research and product development. Before the 1993 buy-out, Transtrend managed substantial proprietary accounts based on identical trading systems. Since the buy-out, it has been possible to offer Transtrend's advisory services to third parties.

          SEE  "PART  TWO  --  STATEMENT  OF  ADDITIONAL   INFORMATION  --  CORE
ADVISORS," PAGES 115 THROUGH 129 FOR PERFORMANCE INFORMATION RELATING TO TRANSTREND B.V.


[Remainder of page left blank intentionally.]

                              KENMAR ADVISORY CORP.

          This Supplement revises and updates the subsection entitled "Background and Principals" under the section entitled "Kenmar Advisory Corp." found on pages 20 through 21 of the Prospectus by (1) deleting Mr. Gary J. Yannazzo's biography in its entirety on page 21 of the Prospectus and inserting the first below paragraph; (2) deleting Mr. Jeffrey Wilson's biography in its entirety on page 21 of the Prospectus and inserting the second below paragraph; and (3) inserting the third below paragraph after the biography of Mr. James Dodd.

          Ms. Maureen Howley (born 1967), Senior Vice President and Chief Financial Officer, joined Kenmar in July 2003. She is responsible for corporate finance and administration. From July 2001 until July 2003, Ms. Howley was an Associate at Andor Capital Management, LLC, an equity hedge fund company. At Andor, she was responsible for managing the corporate accounting functions. Previously, she was the Controller at John W. Henry & Company, Inc., a commodity trading advisor, where she had held positions of increasing responsibility from September 1996 to July 2001. She began her career in September 1989 at Deloitte & Touche. She held many positions of increasing responsibility for seven years, and left as Audit Senior Manager in July 1996 to join John W. Henry & Company, Inc. Ms. Howley received a B.A. in Accounting from Muhlenberg College in 1989 and designation as a Certified Public Accountant in 1990.

          Mr.  Jeffrey  Wilson  resigned  as  Financial   Controller  of  Kenmar
effective October 31, 2003. His duties have been assumed by Kenmar personnel. Accordingly, the paragraph regarding Mr. Wilson is deleted.

          Edward Egilinsky (born 1969), Vice President and Sales Manager, joined Kenmar in July 1992 and has been an integral part in the building and maintaining of relationships with Kenmar's broker/dealer network. He has conducted numerous educational seminars and spoken at various broker/dealer conferences on the subject of Alternative Investments. He currently oversees the sales and marketing effort for our retail operations in the United States. Mr. Egilinsky graduated Magna Cum Laude from the State University at Albany in 1991 with a B.A. in Biology.


                  [Remainder of page left blank intentionally.]

                                 USE OF PROCEEDS

          This Supplement revises and updates the section entitled "Use of Proceeds" found on page 23 of the Prospectus by deleting the fourth through seventh paragraphs in their entirety and replacing them with the paragraphs below.

          Although the percentages set forth below may vary substantially over time, as of December 31, 2003 the Fund estimates:

          (i) up to approximately 89% of the Net Asset Value of the Fund is placed with the Clearing Brokers in the form of cash or U.S. Treasury bills to margin positions of all commodities combined. Such funds will be segregated pursuant to CFTC rules;

          (ii) approximately 11% of the Net Asset Value of the Fund is maintained in bank deposits or U.S. Treasury and U.S. Government Agencies issues.

          Fund assets maintained in bank deposits are currently maintained with Brown Brothers Harriman & Co. in New York, New York and Georgetown, Grand Cayman Island. Sentinel Management Group, Inc., 650 Dundee Road, Suite 640, Northbrook, IL 60062, a registered investment advisor, will be responsible for the cash management activities of the Fund, including investing in U.S. Treasury and U.S. Government Agencies issues.


                 [Remainder of page left blank intentionally.]

                                     CHARGES

          This Supplement revises and updates the section entitled "Charges" found on pages 24 through 27 by deleting this Section in its entirety and replacing it with the following disclosure. Specifically, this section has been updated to reflect a change in the annual rate of Brokerage Commissions, to reflect a change in the anticipated Operating, Selling and Administrative costs from 1% to 0.75%, to reflect a change in the selling commission from 5% to 3.5% and to reflect a change in the schedule of redemption fees. These changes are effective as of March 1, 2004.

                            CHARGES PAID BY THE FUND

RECIPIENT         NATURE OF PAYMENT       AMOUNT OF PAYMENT
---------         -----------------       -----------------
Kenmar            Brokerage commissions   Flat-rate monthly commissions of 0.83%
                                          of the Fund's  beginning  of month Net
                                          Assets (a 10% annual rate).  Effective
                                          March 1, 2004,  once Net Assets  reach
                                          $25  million,   the  annual  Brokerage
                                          Commission  rate will be  reduced to a
                                          blended  rate for all Net Assets based
                                          on 10% of the first $25 million and 9%
                                          on any Net  Assets  over that  amount.
                                          Such   commissions   cover  all  floor
                                          brokerage,  exchange, clearing and NFA
                                          fees incurred in the Fund's trading.

Counterparties    "Bid-ask" spreads       Each  counterparty with which the Fund
                                          trades receives  "bid-ask"  spreads on
                                          the forward trades  executed on behalf
                                          of the Fund.

Advisors          Profit Shares           Paid by the Fund on a quarterly  basis
                                          (although  accrued  against  Net Asset
                                          Value   per   Unit   monthly).    Each
                                          Advisor's  Profit Share is  determined
                                          based on any New  Trading  Profit  (as
                                          defined)  generated  by such  Advisor.
                                          New Trading  Profit in respect of each
                                          Advisor's  account is calculated after
                                          reduction for brokerage commissions at
                                          an annual rate of 1.5% - 5.0%,  rather
                                          than at a 10% annual  rate (or, if Net
                                          Assets  exceed  $25  million,  at  the
                                          blended  rate of 10% for the first $25
                                          million  and 9% on any Net Assets over
                                          that  amount),   and  execution  costs
                                          actually  incurred  (other  than floor
                                          brokerage,  exchange, clearing and NFA
                                          fees).   New  Trading  Profit  is  not
                                          reduced   by   any   Incentive    Fee,
                                          administrative       expenses       or
                                          organizational  and  initial  offering
                                          costs (or extraordinary expenses). THE
                                          PROFIT  SHARES ARE PAYABLE  SEPARATELY
                                          TO   EACH   ADVISOR   BASED   ON   ITS
                                          INDIVIDUAL  PERFORMANCE,  NOT  OVERALL
                                          PROFITS  OF  THE  FUND.  UNITS  MAY BE
                                          SUBJECT TO REDUCTION FOR PROFIT SHARES
                                          ATTRIBUTABLE  TO A PARTICULAR  ADVISOR
                                          EVEN  THOUGH  THE NET ASSET  VALUE PER
                                          UNIT HAS  DECLINED  FROM THE  PURCHASE
                                          PRICE OF SUCH UNITS.

Kenmar            Incentive Fee           Paid  by the  Fund  as a  whole  on an
                                          annual basis (although accrued against
                                          Net Asset Value per Unit monthly). The
                                          Incentive  Fee  equals  5% of any  New
                                          Overall Appreciation (as defined).  AN
                                          INCENTIVE  FEE MAY BE  ALLOCATED  EVEN
                                          THOUGH  THE NET  ASSET  VALUE PER UNIT
                                          HAS DECLINED  FROM THE PURCHASE  PRICE
                                          OF SUCH UNITS.

Third Parties     Operating, Selling and  Paid as incurred;  not  anticipated to
                  Administrative costs    exceed  0.75%  of the  Fund's  average
                                          beginning  of  month  Net  Assets  per
                                          year.


BROKERAGE COMMISSIONS

          Commodity brokerage commissions for futures trades are typically paid on the completion or liquidation of a trade and are referred to as "round-turn commissions," which cover both the purchase (or sale) of a commodity futures contract and the subsequent offsetting sale (or purchase). However, the Fund does not pay commodity brokerage commissions to Kenmar on a per-trade basis but rather at the flat monthly rate of 0.83% of the Fund's beginning of month Net Assets (a 10.00% annual rate). Effective March 1, 2004, once Net Assets reach $25 million the annual Brokerage Commission rate will be reduced to a blended rate for all Net Assets based on 10% of the first $25 million and 9% on any Net Assets over that amount.

          Kenmar receives such brokerage commissions, irrespective of the number of trades executed on the Fund's behalf, and pays floor brokerage, exchange, clearing and NFA fees with respect to executing the Fund's trades. NFA transaction fees are assessed on the Fund's futures trading on U.S. exchanges. Such NFA fees currently equal $0.06 per round-turn trade of a futures contract and $0.03 for each trade of a commodity option (a $0.03 fee is charged upon the purchase and upon the exercise of an option; if an option is exercised, an additional $0.06 fee is payable upon the liquidation of the futures position acquired upon such exercise; no fee is assessed upon the expiration of an option.

          State securities administrators require Kenmar to represent that the brokerage commissions paid by the Fund will not be increased during the period in which early redemption charges are in effect. Due to the ongoing offering of the Units, this representation entails that Kenmar will likely never be able to raise brokerage commissions unless Kenmar waives such early redemption charges.

          As of December 31, 2003, the Fund's 10% per annum flat-rate brokerage commissions (such 10% includes execution, advisory fees, trails and fees to Kenmar) equated to round-turn commissions of $64. Effective March 1, 2004, once Net Assets reach $25 million, the annual Brokerage Commission rate will be reduced to a blended rate for all Net Assets based on 10% of the first $25 million and 9% on any Net Assets over that amount. The round-turn equivalent of the Fund's flat-rate commissions will vary with the frequency with which the Advisors place orders for the Fund's account managed by each of them. Kenmar reports, in the annual reports distributed by Kenmar to Unitholders, the approximate round-turn equivalent rate paid by the Fund on its trading during the previous year.

"BID-ASK" SPREADS

          Some of the Fund's currency trades are executed in the forward markets, in which participants include a spread between the prices at which they are prepared to buy and sell a particular currency. The fact that the Fund pays such "spreads" does not result in a reduction in the flat-rate brokerage commissions paid by the Fund (however, forward trades were not included in the number of round-turns executed by the Fund in determining the approximate round-turn equivalent of the Fund's flat-rate commissions).

PROFIT SHARES AND INCENTIVE FEES

CALCULATION OF NEW TRADING PROFIT AND NEW OVERALL APPRECIATION

          Each Advisor will receive Profit Share equal to 20% of the New Trading Profit generated by such Advisor.

          New Trading Profit is calculated with respect to each Advisor's Trust account and New Overall Appreciation is calculated with respect to the Fund as a whole on the basis of the cumulative performance of such account or the Fund, respectively, and not on a Unit-by-Unit basis. For example, if the Fund loses $500,000 in its first month of trading and gains $750,000 in the next, accrued New Overall Appreciation would equal $250,000 as of the end of such second month -- irrespective of whether the Net Asset Value per Unit were greater or less than the initial $100 at such time. (If a substantial number of Units were either redeemed or issued as of the end of the first month, the cumulative gain through the end of the second month would not be directly reflected in the Net Asset Value per Unit.)

          Both New Trading Profit and New Overall Appreciation are calculated on a high water mark basis, as described below. Each Advisor will be allocated from the Fund its Profit Share equal to the percentage described above of any cumulative New Trading Profit generated by such Advisor, as of the calendar quarter-end of determination, in excess of: (i) the highest level of cumulative Trading Profit as of any previous calendar quarter-end generated by such Advisor, or (ii) $0, if higher (the "high water mark"). "Trading Profit" (i) includes gross realized gains and losses on closed positions and the change in unrealized gains and losses on open positions from the preceding period, (ii) does not include interest income, (iii) is reduced by annual brokerage commissions of 1.5% - 5.0%, not 10% (or, if Net Assets exceed $25 million, at the blended rate of 10% for the first $25 million and 9% on any Net Assets over that amount), of average beginning of month Net Assets, plus execution costs other than floor brokerage, exchange, clearing and NFA fees, and (iv) is not reduced by Incentive Fees, administrative expenses, organizational and initial offering cost reimbursements or extraordinary costs (such as taxes or litigation costs). "Overall Appreciation" is calculated, not on a per-Unit basis, but on the basis of the overall trading profits and losses of the Fund, net of all fees and expenses (including Profit Shares) paid or accrued other than the Incentive Fee itself and after subtraction of all interest income received by the Fund. "New Trading Profit" is the excess, if any, as of any quarter-end by which cumulative Trading Profit exceeds the highest level of cumulative Trading Profit as of any previous quarter-end and adjusted as provided below. "New Overall Appreciation" is the excess, if any, as of any December 31 by which cumulative Overall Appreciation exceeds the highest level of cumulative Overall Appreciation as of any previous December 31 and adjusted as provided below.

          In the event that losses have been incurred since the currently effective "high water mark" was reached and assets are withdrawn from an Advisor's account or from the Fund as a whole (other than to pay expenses), the shortfall (the "Loss Carryforward") between such "high water mark" and the level of cumulative Trading Profits or Overall Appreciation at the time of such withdrawal shall be proportionately reduced (and the "high water mark" lowered accordingly) for purposes of calculating subsequent Profit Shares or Incentive Fees. Loss Carryforward reductions, in respect of a particular Advisor's account, can result from Kenmar reallocating capital away from an Advisor, as well as from a redemption of Units. Loss Carryforward reductions will not be restored as a result of subsequent additions of capital offsetting the withdrawals which resulted in such reductions.

          If Kenmar withdraws assets from an Advisor's account at a time when there is accrued New Trading Profit in respect of Advisor's account, the Profit Share attributable to the amount of capital withdrawn (net of the proceeds of any additional Units issued as of the date of such withdrawal) will be paid out to such Advisor. If there are net redemptions of Units at a time when there is accrued New Overall Appreciation in respect of the Fund as a whole, the Incentive Fee attributable to the amount of capital withdrawn (net of the proceeds of any additional Units issued as of the date of such withdrawal) will be paid out to Kenmar.

          For example, assume that the Fund began trading June 1, 2002 and as of December 31, 2002 had recognized cumulative Overall Appreciation of $200,000. An Incentive Fee of 5% of $200,000 or $10,000 would be paid to Kenmar. If through June 30, 2003, the Fund had incurred a loss of $100,000 for 2003, at which point 25% of the Units were redeemed (and assuming that no additional Units were issued as of such date of withdrawal), prior to such redemption there would have existed a Loss Carryforward, for Incentive Fee calculation purposes, of $100,000 which would be reduced to $75,000 upon redemption of 25% of the Units. If during the second six months of 2003,

Overall Appreciation of $100,000 were recognized, New Overall Appreciation as of December 31, 2003 would equal $25,000, and an Incentive Fee of $1,250 would be paid.

          Profit Shares do not reduce Trading Profit and Incentive Fees do not reduce Overall Appreciation. Consequently, the Advisors and Kenmar need not "earn back" their respective Profit Shares and Incentive Fees before generating New Trading Profits or New Overall Appreciation, as applicable, potentially subject to additional Profit Shares and Incentive Fees. (Overall Appreciation is calculated after reduction for all Profit Shares, but not for Incentive Fees, paid or accrued.)

          Interest income is not included in either Trading Profits or Overall Appreciation.

ALLOCATIONS OF PROFIT SHARES AND INCENTIVE FEE AMONG UNITHOLDERS

          Because Profit Shares and Incentive Fees are calculated on the basis of the Trading Profit, if any, attributable to an Advisor's account and the Fund as a whole, respectively, these costs are subject to equal allocation among investors even though such persons may have purchased their Units at different times. Such costs, therefore, are not reflective of each investor's individual investment experience, but of the performance of the Fund as a whole. For example, assume that 100,000 Units were initially purchased as of June 1, 2002 and through December 31, 2002 the Fund incurred a $1,000,000 loss. If 100,000 more Units were purchased as of January 1, 2003 (at a Net Asset Value of $90 per
Unit), and the Fund earns $1,000,000 during 2003, as of December 31, 2003 no Incentive Fee would be due, even though the second tranche of Units had increased in Net Asset Value from $90 to $95. Moreover, were $1,500,000 to have been earned, the Units initially purchased would be subject to paying their allocable share of the Incentive Fee of $25,000 (5% of $500,000) which would be due as of December 31, 2003, despite the Net Asset Value of such Units being below their $100 purchase price.

          Profit Shares and Incentive Fee accruals are also subject to distortions similar to those described above when reversed due to subsequent losses prior to the date that these costs are finally determined. When Units are purchased at a Net Asset Value per Unit reduced by accrued Profit Shares and/or Incentive Fees, such Units effectively receive "full credit" for the amount of such accruals through the reduction in their purchase price. Consequently, if the accrual is subsequently reversed, the benefit of the reversal should be allocated entirely to the Units outstanding when such Profit Share or Incentive Fees accrued, rather than being evenly divided between such Units and the newly-purchased Units. However, such reversals are allocated equally among all outstanding Units in the interests of maintaining a uniform Net Asset Value per Unit.

          THE DISTORTIONS DESCRIBED ABOVE ARE THE PRODUCT OF CALCULATING AND ALLOCATING INCENTIVE COMPENSATION IN OPEN-END FUNDS AMONG PERSONS INVESTING AT DIFFERENT TIMES WHILE STILL MAINTAINING A UNIFORM NET ASSET VALUE PER SHARE OR UNIT. THIS METHOD IS THE MOST COMMON METHOD USED IN RETAIL MANAGED FUTURES FUNDS IN WHICH THE LARGE NUMBER OF INVESTORS MAKES IT IMPRACTICABLE TO INDIVIDUALLY TRACK CAPITAL ACCOUNTS FOR EACH INVESTOR, BUT CAN RESULT IN ALLOCATIONS OF PROFIT SHARES AND INCENTIVE FEES THAT ARE NOT REFLECTIVE OF PARTICULAR INVESTORS' INDIVIDUAL INVESTMENT EXPERIENCE.


ONGOING OPERATING, SELLING AND ADMINISTRATIVE COSTS

          The Fund is responsible for actual payments to third parties, estimated at no more than 0.75% of the Fund's average beginning of month Net Assets per year.

EXTRAORDINARY EXPENSES

          The Fund is responsible for any extraordinary charges (such as taxes) incidental to its trading. In Kenmar's experience such charges have been negligible.

REDEMPTION CHARGES

          Units redeemed on or prior to the end of the twelfth month after such Units are issued are subject to the following redemption charges; 3% for Units redeemed on or after the end of the first and on or before the end of the third month after purchase, 2.625% for Units redeemed from the beginning of the fourth and on or before the end of the sixth month after purchase, 1.75% for Units redeemed from the beginning of the seventh and on or before the end of the ninth month after purchase, and 0.875% for Units redeemed from the beginning of the tenth and on or before the end of the twelfth month of the Net Asset Value per Unit at which they are redeemed. Such charges are paid to Kenmar.

          Units purchased prior to March 1, 2004, remain subject to the previous schedule of redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. Investors acquiring Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles will be deemed to have held such Units for the duration of their participation in such Kenmar-sponsored investment vehicles for purposes of calculating the required six-month holding period following purchases of such Units. Any such investor will not be subject to a Kenmar Global Trust redemption charge but will remain subject to the redemption charge, if any, of the Kenmar-sponsored investment vehicle from which he redeemed.

                            ------------------------

          Kenmar sends each Unitholder a monthly statement that includes a description of performance during the prior month and sets forth, among other things, the brokerage commissions, Incentive Fee and Profit Share accruals during such month and on a year-to-date basis.

CHARGES PAID BY KENMAR

          THE FOLLOWING COSTS RELATING TO THE SALE OF THE UNITS AND THE OPERATION OF THE FUND ARE PAID BY KENMAR.

SELLING COMMISSIONS; "TRAILING COMMISSIONS"

          Kenmar pays, from its own funds, the 3.5% selling commissions due in respect of the Units. Furthermore, Kenmar pays significant "trailing commissions" to eligible Selling Agents who sell Units which remain outstanding for more than twelve months (immediately to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles). Such "trailing commissions" will be payable quarterly and will be accrued monthly at 0.2917 of 1% (a 3.5% annual rate) of the beginning of month Net Asset Value of such Units for as long as they remain outstanding. Selling Agents will pass on to their registered representatives a portion of the foregoing selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements. See "Plan of Distribution -- Selling Agents' Compensation" at page 40.

CONSULTING FEES

          Each Advisor receives a Consulting Fee, monthly in arrears, payable by Kenmar not the Fund, equal to 0.167% of the beginning of month Net Assets of the Fund allocated to such Advisor's management (a 2% annual rate).

                     THE CLEARING BROKERS AND FUTURES BROKER

          This Supplement revises and updates the subsection entitled "UBS PaineWebber" under the section entitled "The Clearing Brokers and Futures Broker" found on pages 28 through 29 of the Prospectus by deleting such subsection in its entirety and inserting the following:

UBS SECURITIES LLC

          UBS Securities LLC ("UBS Securities") principal business address is 677 Washington Blvd, Stamford, CT 06901. UBS Securities is a futures clearing broker for the Fund. UBS Securities is registered in the U.S. with the National Association of Securities Dealers, Inc. ("NASD") as a Broker Dealer and with the Commodity Futures Trading Commission ("CFTC") as a Futures Commission Merchant. UBS Securities is a member of various U.S. futures and securities exchanges.

          UBS Securities was involved in the 2003 Global Research Analyst Settlement. This settlement is part of the global settlement that UBS Securities and nine other firms have reached with the SEC, NASD, NYSE and various state regulators. As part of the settlement, UBS Securities has agreed to pay $80,000,000 divided among retrospective relief, for procurement of independent research and for investor education. UBS Securities has also undertaken to adopt enhanced policies and procedures reasonably designed to address potential conflicts of interest arising from research practices.

          UBS Securities will act only as a clearing broker for the Fund and as such will be paid commissions for executing and clearing trades on behalf of the Fund. UBS Securities has not passed upon the adequacy or accuracy of this prospectus. UBS Securities neither will act in any supervisory capacity with respect to Kenmar nor participate in the management of Kenmar or the Fund.


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                                       21

                          REDEMPTIONS AND DISTRIBUTIONS

          This Supplement revises and updates the section entitled "Redemptions and Distributions" found on pages 31 through 32 of the Prospectus by deleting the second and third paragraphs in their entirety and replacing them with the following. Specifically, this section is being revised to reflect a new schedule of redemption charges.

          A Unitholder may cause the Fund to redeem any or all of his Units as of the close of business on the last business day of any calendar month -- beginning with the end of the first month following his purchase of such Units (except that, Units purchased prior to March 1, 2004 may not be redeemed until the end the of sixth month after purchase) -- at Net Asset Value, provided that the Request for Redemption (included on page TA-23) is received by Kenmar Global Trust, c/o Kenmar Advisory Corp., Managing Owner, Two American Lane, P.O. Box 5150, Greenwich, CT 06831, at least ten (10) calendar days prior to the end of such month. Only whole Units may be redeemed except upon redemption of an investor's entire holding in the Fund. (The Managing Owner may consent to the fractional redemption of Units.) Redemptions may be requested for a minimum of the lesser of $1,000 or ten (10) Units; provided that, for investors redeeming less than all their Units, such investors' remaining Units must have an aggregate Net Asset Value of at least $500. Fractional Units may be redeemed only upon the redemption of an investor's entire interest in the Fund, unless the Managing Owner consents to the fractional redemption of Units. The Net Assets of the Fund are its assets less its liabilities determined in accordance with generally accepted accounting principles. Net Asset Value per Unit is equal to the Net Assets of the Fund divided by the number of Units outstanding as of the date of determination.

          A Unit that is redeemed on or after the end of the first month after such Unit is sold and on or before the 3rd month-end following sale will be assessed a redemption charge of 3% of the Net Asset Value per Unit as of the date of redemption; a Unit that is redeemed on the 4th month-end through the 6th month-end after sale will be assessed a redemption charge of 2.625% of the Net Asset Value per Unit as of the date of redemption; a Unit that is redeemed on the 7th month-end through the 9th month-end after sale will be assessed a redemption charge of 1.75% of the Net Asset Value per Unit as of the date of redemption; a Unit that is redeemed on the 10th month-end through the 12th month-end after sale will be assessed a redemption charge of 0.875% of the Net Asset Value per Unit as of the date of redemption. Such charge is subtracted from the redemption price of the Unit and paid to Kenmar. For example, Units subscribed for during February 2004 and purchased as of March 1, 2004 will be redeemable as of March 31, 2004 and are subject to a redemption charge through March 31, 2005.

          Units purchased prior to March 1, 2004, remain subject to the previous schedule of redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption. For example, Units subscribed for during December 2003 and purchased as of January 1, 2004 will be redeemable as of June 30, 2004 and are subject to a redemption charge through June 30, 2005.


                  [Remainder of page left blank intentionally.]

                              PLAN OF DISTRIBUTION

          This Supplement revises and updates the subsection entitled "Selling Agents' Compensation" under the section entitled "Plan of Distribution" found on page 40 of the Prospectus by changing the selling commission from 5% to 3.5%.

SELLING AGENTS' COMPENSATION

          UBS PaineWebber has been selected as a Selling Agent for the Fund. Effective March 1, 2004, UBS PaineWebber and the Fund's other Selling Agents (collectively, the "Selling Agents") will receive from Kenmar an upfront selling commission equal to 3.5% of the purchase price per Unit at the time that such Unit is sold, and their representatives who sell Units shall receive a portion of such 3.5% commission. The applicable selling commission for Units purchased prior to March 1, 2004 is 5%. No selling commissions will be paid from the proceeds of subscriptions. Notwithstanding the foregoing, no Selling Agent shall receive upfront selling commissions to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored limited partnerships. Beginning with the thirteenth month (immediately to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles) after the subscription proceeds of a particular Unit are invested in the Fund (I.E., the first day of the month immediately following the month during which the subscription for such Unit is accepted), the Selling Agent who sold such Unit will begin to receive ongoing "trailing commissions" (payable quarterly) to be accrued monthly at 0.2917 of 1% (a 3.5% annual rate) of the beginning of month Net Asset Value of such Unit -- PROVIDED, that CFTC-qualified registered representatives of the Selling Agent have satisfied applicable proficiency requirements and agree to perform certain ongoing services with respect to such Units. Such ongoing "trailing commissions," once begun, will continue for as long as such Unit remains outstanding. If there is no CFTC-qualified registered representative to perform ongoing services, then the Selling Agent will be paid installment selling commissions that may not exceed a lifetime total of 3.5% of the initial subscription price of the Units in question (9.5% to the extent investors have acquired Units on the same day as or within seventy-five (75) days after redeeming investments in Kenmar-sponsored investment vehicles). Selling Agents will pay a portion of such commissions to their eligible representatives after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements. No Selling Agent will receive upfront selling commissions, trailing commissions or ongoing selling commissions which exceed the amounts set forth above.

          Kenmar, not the Fund, pays all upfront selling compensation and "trailing" commissions. Selling Agents will pass on to their registered representatives a portion of the foregoing upfront selling compensation and "trailing commissions," after deduction of "due diligence" and administrative expenses incurred in connection with this offering, in accordance with such Selling Agents' standard compensation arrangements.

          In the Selling Agreement, each Advisor and Kenmar have agreed to indemnify the Selling Agents against certain liabilities that the Selling Agents may incur in connection with the offering and sale of the Units, including liabilities under the Securities Act of 1933 and the Commodity Exchange Act.


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                                       23

                       PERFORMANCE OF KENMAR GLOBAL TRUST

          This Supplement revises and updates the subsection entitled "Summary Performance Information" under the section entitled "Performance of Kenmar Global Trust" found on page 42 of the Prospectus by providing updated performance information as of November 30, 2003.

          The performance of the Fund is dependent upon the performance of its Advisors. The Advisors' results are affected by general market conditions as well as numerous other factors. Because the Advisors' strategies are proprietary and confidential, it is difficult to provide any meaningful description of the Fund's operations since January, 1998 other than simply by presenting its performance record. PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. The performance information set forth below is current as of November 30, 2003.

SUMMARY PERFORMANCE INFORMATION

                  TYPE OF FUND: multi-advisor; publicly-offered
                         INCEPTION OF TRADING: May 1997
                      AGGREGATE SUBSCRIPTIONS: $51,521,812
                     CURRENT CAPITALIZATION: $23,699,312.59
                    CURRENT NET ASSET VALUE PER UNIT: $109.67
                    LARGEST MONTHLY DRAWDOWN: (8.96)% (10/99)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (24.64)% (10/98-10/00)

MONTHLY/ANNUAL PERFORMANCE INFORMATION

================================================================================
 MONTH            2003(%)    2002(%)    2001(%)    2000(%)    1999(%)    1998(%)
--------------------------------------------------------------------------------
 January            2.47      (4.05)     (1.38)      0.56      (4.46)      3.29
--------------------------------------------------------------------------------
 February           3.94      (3.67)     (0.26)     (0.16)      4.59       0.38
--------------------------------------------------------------------------------
 March             (4.23)      2.22       2.94      (3.01)     (8.46)      0.30
--------------------------------------------------------------------------------
 April             (0.36)     (1.70)     (2.41)     (1.12)      5.24      (6.18)
--------------------------------------------------------------------------------
 May                5.43       1.21      (0.18)      3.43      (7.53)      1.20
--------------------------------------------------------------------------------
 June              (4.03)      7.35      (0.24)     (1.73)      3.95       2.22
--------------------------------------------------------------------------------
 July              (3.02)      6.95       0.81      (1.65)     (3.34)     (0.88)
--------------------------------------------------------------------------------
 August             0.19       3.55      (0.20)     (2.45)      1.68      13.22
--------------------------------------------------------------------------------
 September         (4.13)      4.05       3.60      (2.67)      2.98       4.40
--------------------------------------------------------------------------------
 October            3.35      (4.69)      3.13      (2.00)     (8.96)     (2.09)
--------------------------------------------------------------------------------
 November           0.02      (2.17)     (5.44)      4.17       4.15      (4.96)
--------------------------------------------------------------------------------
 December                      5.88      (0.56)      4.41      (0.93)      2.76
--------------------------------------------------------------------------------
 Compound Rate     (0.99)     14.81      (0.54)     (2.58)    (12.03)     13.08
 of Return       (11 mos.)
================================================================================

              PLEASE REFER TO THE NOTES TO PERFORMANCE INFORMATION.

                      MANAGEMENT'S DISCUSSION AND ANALYSIS
                OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

          This Supplement revises and updates the subsections entitled "Operational Overview; Advisor Selections" and "Liquidity" under the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations" found on pages 45 through 47 of the Prospectus by (1) deleting the second paragraph and the chart on page 45 of the Prospectus and replacing it with the following; and (2) deleting the third paragraph under the subsection entitled "Liquidity" and inserting the second and third below paragraphs. Specifically, those subsections are updated to reflect the approximate aggregate assets in programs managed by the Advisors for the Fund as of November 30, 2003 and a new schedule of redemption charges for Units purchased as of and after March 1, 2004.

OPERATIONAL OVERVIEW; ADVISOR SELECTIONS

          The Advisors and asset allocations for the Fund in effect as of November 30, 2003 are set forth below. These allocations are approximate, and will be affected by (i) the profit and loss generated by each Advisor in relation to the performance of the other Advisors for the Fund and (ii) any subsequent reallocation decision by Kenmar.

             ADVISOR                 1/1/99    1/1/00   1/1/01   1/1/02   5/1/03

Alder Capital Limited                   0%       0%       0%       0%       0%
Beacon Management Corporation           0%       4%       5%       5%       0%
Bridgewater Associates Inc.             0%      33%      28%       0%       0%
C-View International Limited            0%       0%       6%      25%       0%
Chesapeake Capital Corporation          0%       0%       0%       0%       0%
Conquest Capital LLC                    0%       0%       0%       0%       0%
Dreiss Research Corporation            19%       0%       0%       0%       0%
Global Trend Capital                    0%       0%       0%       0%       0%
Graham Capital Management, L.P.         0%       0%       0%       0%      31%
Grinham Managed Funds Pty Ltd.          0%      25%      24%      24%      36%
Hirst Investment Management Inc.       23%       0%       0%       0%       0%
Hyman Beck & Company, Inc.             25%       0%       0%       0%       0%
Sunrise Capital Partners, LLC          21%      17%      18%       0%       0%
Transtrend B.V                          0%      21%      19%      25%      33%
Willowbridge Associates Inc.           12%       0%       0%       0%       0%
Winton Capital Management Limited       0%       0%       0%      21%       0%
Witter & Lester, Inc.                   0%       0%       0%       0%       0%
Total                                 100%     100%     100%     100%     100%
                                      ===      ===      ===      ===      ===

LIQUIDITY

          Units may be redeemed, at a Unitholder's option, as of the close of business on the last day of any month. Units are redeemed at Net Asset Value, subject to redemption charges as follows; Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge, Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge and Units redeemed on the 10th through 12th month-end after sale are subject to a 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemptions.

          Units purchased prior to March 1, 2004, remain subject to the previous schedule of redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.


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                                       26

                PERFORMANCE OF COMMODITY POOLS OPERATED BY KENMAR

          This Supplement revises and updates the section entitled "Performance of Commodity Pools Operated by Kenmar" found on pages 49 through 52 of the Prospectus by deleting such section in its entirety and inserting the following. This section has been revised to provide updated performance information as of November 30, 2003.

GENERAL

          THE PERFORMANCE INFORMATION INCLUDED HEREIN IS PRESENTED IN ACCORDANCE WITH CFTC REGULATIONS. THE FUND DIFFERS MATERIALLY IN CERTAIN RESPECTS FROM EACH OF THE POOLS WHOSE PERFORMANCE IS INCLUDED HEREIN. The following sets forth summary performance information for all pools operated by Kenmar (other than the
Fund) since January 1, 1998. Kenmar has offered these pools exclusively on a private basis to financially sophisticated investors -- either on a private placement basis in the United States or offshore exclusively to non-U.S.
persons. Other than the Fund, Kenmar has not, to date, sponsored a publicly-offered commodity pool.

          The pools, the performance of which is summarized herein, are materially different in certain respects from the Fund, and the past performance summaries of such pools are generally not representative of how the Fund might perform in the future. These pools also have material differences from one another in terms of number of advisors, leverage, fee structure and trading programs. The performance records of these pools may give some general indication of Kenmar's capabilities in advisor selection by indicating the past performance of the Kenmar-sponsored pools.

          All summary performance information is current as of November 30, 2003 (except in the case of pools dissolved prior to such date). Performance information is set forth, in accordance with CFTC Regulations, since January 1, 1998 or, if later, the inception of the pool in question.

          INVESTORS SHOULD NOTE THAT AFFILIATES OF KENMAR PERFORM ASSET ALLOCATION FUNCTIONS ON BEHALF OF MANAGED ACCOUNTS AND OTHER COMMODITY POOLS SIMILAR TO THOSE PERFORMED BY KENMAR. PURSUANT TO CFTC REGULATIONS, THE PERFORMANCE OF ACCOUNTS AND OTHER POOLS OPERATED, MANAGED AND/OR SPONSORED BY AFFILIATES OF KENMAR HAS NOT BEEN INCLUDED HEREIN.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST BETWEEN THE POOLS WHOSE PERFORMANCE IS SUMMARIZED HEREIN AND THE FUND.

          INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL'S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

ASSETS UNDER MANAGEMENT

Kenmar - Total assets under management as of November 30, 2003   $31.4 million
Kenmar - Total assets under multi-advisor management
  as of November 30, 2003                                        $23.7 million
Kenmar and affiliates - Total assets under management
  as of November 30, 2003 (excluding notional funds)              $1.2 billion*
Kenmar and affiliates - Total assets under management
  as of November 30, 2003 (including notional funds)              $1.4 billion**

          * Approximately 97% of this amount represents assets for which Kenmar and its affiliates has management responsibility; Kenmar has only oversight responsibility over the remainder of these assets.

          **   Approximately  91% of this  amount  represents  assets  for which
Kenmar has management responsibility; Kenmar has only oversight responsibility over the remainder of these assets.

MULTI-ADVISOR POOLS

          These are all of the multi-advisor pools (other than the Fund and pools for the research and development of traders) operated by Kenmar since January 1, 1998. Kenmar has actively allocated and reallocated trading assets among a changing group of advisors selected by it. As will the Fund, these multi-advisor pools depend on Kenmar for their asset allocations (and, possibly, leverage adjustments) and strategy selections, and combine unrelated and independent advisors.

SINGLE-ADVISOR POOLS

          These are all of the pools (other than pools for the research and development of traders) operated by Kenmar since January 1, 1998 that were, or are, advised by a single advisor (as opposed to a portfolio of commodity trading advisors). Investors should note that single-advisor pools do not demonstrate Kenmar's ability to manage a portfolio of commodity trading advisors.

POOLS FOR THE RESEARCH AND DEVELOPMENT OF ADVISORS

          These are all of the pools operated by Kenmar since January 1, 1998 that were established as a way of testing, in a limited liability vehicle, one or more commodity trading advisors relatively untested in the management of customer assets.


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                                       28

---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
                                                                                                                         % WORST
                                                                                                          % WORST        PEAK-TO-
                                      TYPE                                   CURRENT        CURRENT       MONTHLY         VALLEY
                                       OF    START   CLOSE    AGGREGATE       TOTAL         NAV PER     DRAW-DOWN &     DRAW-DOWN
                                      POOL    DATE    DATE    SUBSCRIPT.       NAV            UNIT         MONTH        & PERIOD
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------

---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
MULTI-ADVISOR POOLS
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
Kenmar Performance Partners L.P.      **     08/85    3/02   265,038,978             0            0      (22.66)         (74.94)
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
                                                                                                           6/00       10/98-1/02
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
Kenmar Capital Partners Ltd.           *     07/95   12/99     3,587,775             0            0       (9.48)         (20.38)
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
                                                                                                          10/99       10/98-10/99
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
SINGLE ADVISOR POOLS
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------

The Fulcrum Fund LP "A" 1           single   09/96   12/00    11,341,364             0            0      (21.24)         (53.05)
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
                                                                                                           6/00       7/99-11/00
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------


The Fulcrum Fund LP2                single   04/97    N/A     62,598,041    14,836,594      1204.75       (21.22)        (66.73)
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
                                                                                                            6/00       7/99-1/02
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
Dennis Friends & Family L.P.        single   05/97   10/00     3,386,355             0            0       (22.17)        (48.46)
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
                                                                                                            6/00        7/99-9/00
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------

Hirst Investment Fund L.P.          single   10/97   10/02     4,347,088             0            0       (10.43)        (24.41)
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------

                                                                                                            3/99       1/99-10/01
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
Hirst Investment 2X Fund LP         single   3/99     3/00     4,127,659             0            0       (18.89)        (33.82)
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
                                                                                                           10/99        3/99-3/00
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
POOLS FOR RESEARCH AND
DEVELOPMENT OF TRADERS
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
                                                                                           N/A (See
Kenmar Venture Partners L.P.3          *     03/87   12/02     2,625,000             0   Footnote 3.)     (29.70)        (48.75)
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
                                                                                                           10/89       11/90-4/92
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------

Oberdon Partners L.L.C.             single   4/97     4/99     1,607,000             0            0       (20.65)        (30.16)
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------
                                                                                                            5/98       5/98-10/98
---------------------------------- -------- ------- ------- ------------- ------------- -------------- ------------- -------------


         PERCENTAGE RATE OF RETURN (COMPUTED ON A
                 COMPOUNDED MONTHLY BASIS)
--------- ------------ ------------ ------------ ----------- ------------
  1998         1999        2000          2001        2002         2003
--------- ------------ ------------ ------------ ----------- ------------

--------- ------------ ------------ ------------ ----------- ------------

  18.88       (31.04)      (35.01)      (24.58)     (11.31)        --
--------- ------------ ------------ ------------ ----------- ------------

--------- ------------ ------------ ------------ ----------- ------------

  10.59       (15.01)          --           --          --         --
--------- ------------ ------------ ------------ ----------- ------------

--------- ------------ ------------ ------------ ----------- ------------

--------- ------------ ------------ ------------ ----------- ------------


  42.50       (12.01)      (25.49)         --           --         --
--------- ------------ ------------ ------------ ----------- ------------

--------- ------------ ------------ ------------ ----------- ------------

                                                                  11.64
  40.42       (12.87)      (25.35)      (23.35)       5.72      (11 Mos.)
--------- ------------ ------------ ------------ ----------- ------------

--------- ------------ ------------ ------------ ----------- ------------

  42.95        (7.74)      (30.42)         --           --         --
--------- ------------ ------------ ------------ ----------- ------------
                         (10 mos.)
--------- ------------ ------------ ------------ ----------- ------------


   9.54       (20.07)       2.31         (7.56)         --         --
--------- ------------ ------------ ------------ ----------- ------------

                                      (10 mos.)
--------- ------------ ------------ ------------ ----------- ------------

     --       (27.58)      (8.62)          --           --         --
--------- ------------ ------------ ------------ ----------- ------------
            (10 mos.)    (3 mos.)
--------- ------------ ------------ ------------ ----------- ------------


--------- ------------ ------------ ------------ ----------- ------------


 (6.15)     (14.43)       5.62         (4.68)         2.39         --
--------- ------------ ------------ ------------ ----------- ------------

--------- ------------ ------------ ------------ ----------- ------------

 (16.55)     4.16          --            --            --         --
--------- ------------ ------------ ------------ ----------- ------------
           (4 mos.)
--------- ------------ ------------ ------------ ----------- ------------


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

(1) Formerly The Dennis Fund LP "A" and renamed the Fulcrum Fund LP "A" as of November 1, 2000. As of December 31, 2000, all "A" Shares were redeemed and an equivalent number of shares were issued by The Fulcrum Fund L.P.

(2) Formerly The Dennis Fund LP "B" and renamed The Fulcrum Fund LP as of November 1, 2000.

(3) Kenmar Venture Partners L.P. ceased being a Unit-based fund as of October 1, 2001. After October 1, 2001 Kenmar Venture Partners L.P. utilized a value based valuation of each limited partner's ownership interest. Kenmar Venture Partners L.P. was closed on December 31, 2002.

                               INVESTMENT FACTORS

          This Supplement revises and updates the subsection entitled "Additional Advantages of Managed Futures Investments" under the section entitled "Investment Factors" found on page 85 in Part Two Statement of Additional Information of the Prospectus by deleting the second paragraph in its entirety and inserting the following. Specifically, this subsection has been revised to reflect a change in the first available date for redemptions from the end the of sixth month after purchase to the end of the first month after purchase.

ADDITIONAL ADVANTAGES OF MANAGED FUTURES INVESTMENTS

LIQUIDITY. In most cases the underlying markets have liquidity. Some markets trade 24 hours on business days. There can be exceptional cases where there may be no buyer or seller for a particular market. However, one of the selection criteria for a market to be included in the Fund is good liquidity, and historically "lock limit" situations have not been common. Investors may redeem all or a portion of their Units on a monthly basis --beginning with the end of the first month following purchase of such Units -- subject to a declining redemption fee during the first twelve months of ownership. Units purchased prior to March 1, 2004 may only be redeemed on or after the end of the sixth month after sale and are subject to a declining redemption fee during the first eighteen months of ownership.


                  [Remainder of page left blank intentionally]

THE ADVISORS

          This  Supplement   revises  and  updates  the  section  entitled  "The
Advisors" found on pages 86 through 129 in Part Two Statement of Additional Information of the Prospectus. This section is deleted in its entirety and replaced with the following. This section has been revised to reflect updated performance information as of November 30, 2003 as well as updated disclosure regarding the core Advisors.

THE ADVISORS

GENERAL

          THE FOLLOWING DESCRIPTION OF THE CORE ADVISORS AND THEIR TRADING METHODS AND STRATEGIES IS GENERAL AND IS NOT INTENDED TO BE EXHAUSTIVE. TRADING METHODS ARE PROPRIETARY AND COMPLEX, SO ONLY THE MOST GENERAL DESCRIPTIONS ARE POSSIBLE. FURTHERMORE, CERTAIN CORE ADVISORS MAY HAVE CHOSEN TO REFER TO SPECIFIC ASPECTS OF THEIR TRADING SYSTEMS, METHODS AND STRATEGIES, WHICH ASPECTS MAY ALSO BE APPLICABLE TO OTHER ADVISORS WHICH DID NOT CHOOSE TO MAKE EXPLICIT REFERENCE TO THESE ASPECTS OF THEIR OWN STRATEGIES. AS A RESULT, CONTRASTS IN THE DESCRIPTIONS SET FORTH HEREIN MAY NOT, IN FACT, INDICATE A SUBSTANTIVE DIFFERENCE BETWEEN THE TRADING METHODS AND STRATEGIES INVOLVED. WHILE KENMAR
BELIEVES THAT THE DESCRIPTION OF THE CORE ADVISORS' METHODS AND STRATEGIES INCLUDED HEREIN MAY BE OF INTEREST TO PROSPECTIVE INVESTORS, SUCH PERSONS MUST BE AWARE OF THE INHERENT LIMITATIONS OF SUCH DESCRIPTION.

          This section contains brief biographical outlines and performance summaries of the Fund's core Advisors. The success of the Fund is dependent upon the success of the Advisors retained by or on behalf of the Fund from time to time to trade for its account. In terms of attempting to reach an investment decision regarding the Units, however, it is difficult to know how to assess Advisor descriptions and performance summaries, as trading methods are proprietary and confidential and past performance is not necessarily indicative of future results. Furthermore, the performance summaries provide only a brief overview of the core Advisors' performance histories and have not been audited.

          CERTAIN ADVISORS TRADE "NOTIONAL" EQUITY FOR CLIENTS -- I.E., TRADING SUCH CLIENTS' ACCOUNTS AS IF MORE EQUITY WERE COMMITTED TO SUCH ACCOUNTS THAN IS, IN FACT, THE CASE. THE FUND'S ACCOUNTS WILL NOT INCLUDE ANY NOTIONAL EQUITY.

          PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. FURTHERMORE, THE RATES OF RETURN EARNED WHEN AN ADVISOR IS MANAGING A LIMITED AMOUNT OF EQUITY MAY HAVE LITTLE RELATIONSHIP TO THE RATES OF RETURN THAT SUCH ADVISOR MAY BE ABLE TO ACHIEVE MANAGING LARGER AMOUNTS OF EQUITY.

          THE ADVISORS' PERFORMANCE SUMMARIES APPEARING IN THIS PROSPECTUS HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN SUCH PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

          TRADING OF FUTURES AND FORWARD CONTRACTS AND RELATED INSTRUMENTS IS SPECULATIVE AND INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT THE ADVISORS WILL TRADE PROFITABLY OR AVOID INCURRING SUBSTANTIAL LOSSES.

FUTURES TRADING METHODS IN GENERAL

SYSTEMATIC AND DISCRETIONARY TRADING APPROACHES

          Futures traders may generally be classified as either systematic or discretionary.

          A systematic trader will generally rely to some degree on judgmental decisions concerning, for example, what markets to follow and commodities to trade, when to liquidate a position in a contract which is about to expire and how large a position to take in a particular commodity. However, although these judgmental decisions may have a substantial effect on a systematic trader's performance, his primary reliance is on trading programs or models that generate trading signals. The systems utilized to generate trading signals are changed from time to time (although generally infrequently), but the trading instructions generated by the systems being used are followed without significant additional analysis or interpretation. Discretionary traders, on the other hand, while they may utilize market charts, computer programs and compilations of quantifiable fundamental information to assist them in making trading decisions, make such decisions on the basis of their own judgment and "trading instinct," not on the basis of trading signals generated by any program or model.

          Each approach involves certain inherent risks. Systematic traders may fail to capitalize on market trends that their systems would otherwise have exploited due to judgmental decisions made by them in the context of applying their generally mechanical trading systems. Discretionary traders, on the other hand, may decide to make trades which would not have been signaled by a trading system and which result in substantial losses. Furthermore, any trading system or trader may suffer substantial losses by misjudging the market. Systematic traders tend to rely more on computerized programs than do discretionary traders, and some consider the prospect of disciplined trading, which largely removes the emotion of the individual trader from the trading process, advantageous. In addition, due to their use of computers, systematic traders are generally able to incorporate more data into a particular trading decision than are discretionary traders. However, when fundamental factors dominate the market, trading systems may suffer rapid and severe losses due to their inability to respond to such factors until such factors have had a sufficient effect on the market to create a trend of enough magnitude to generate a reversal of trading signals, by which time a precipitous price change may already be in progress, preventing liquidation at anything but substantial losses.

TECHNICAL AND FUNDAMENTAL ANALYSIS

          In addition to being distinguished from one another by the criterion of whether they trade systematically or on the basis of their discretionary evaluations of the markets, commodity trading advisors are also distinguished as relying on either "technical" or "fundamental" analysis, or on a combination of the two. Systematic traders tend to rely on technical analysis, because the data relevant to such analysis is more susceptible to being isolated and quantified to the extent necessary to be successfully incorporated into a program or mathematical model than is most "fundamental" information, but there is no inconsistency in attempting to trade systematically on the basis of fundamental analysis. The fundamental information which can be evaluated by a formalized trading system is, however, limited to some extent in that it generally must be quantifiable in order to be processed by such a system.

          Technical analysis is not based on anticipated supply and demand factors; instead, it is based on the theory that the study of the commodities markets themselves will provide a means of anticipating future prices. Technical analysis operates on the theory that market prices at any given point in time reflect all known factors affecting the supply and demand for a particular commodity. Consequently, technical analysis focuses not on evaluating those factors directly but on an analysis of market prices themselves, theorizing that a detailed analysis of, among other things, actual daily, weekly and monthly price fluctuations, volume variations and changes in open interest is the most effective means of attempting to predict the future course of price movements.

          Fundamental analysis, in contrast, is based on the study of factors external to the trading markets that affect the supply and demand of a particular commodity in an attempt to predict future price levels. Such factors might include weather, the economy of a particular country, government policies, domestic and foreign political and economic events, and changing trade prospects. Fundamental analysis theorizes that by monitoring relevant supply and demand factors for a particular commodity, a state of current or potential disequilibrium of market conditions may be identified that has yet to be reflected in the price level of that commodity. Fundamental analysis assumes that markets are imperfect, that information is not instantaneously assimilated or disseminated and that econometric models can be constructed that generate equilibrium prices that may indicate that current prices are inconsistent with underlying economic conditions and will, accordingly, change in the future.

TREND-FOLLOWING

          "Trend-following" traders gear their trading approaches towards positioning themselves to take advantage of major price movements, as opposed to traders who seek to achieve overall profitability by making numerous small profits on short-term trades, or through arbitrage techniques. "Trend-following" traders assume that most of their trades will be unprofitable. Their objective is to make a few large profits, more than offsetting their more numerous but smaller losses, from capitalizing on major trends. Consequently, during periods when no major price trends develop in a market, a "trend-following" trader is likely to incur substantial losses.

RISK CONTROL TECHNIQUES

          As will be apparent from the following descriptions of the respective Advisors' trading approaches, an important aspect of any speculative futures strategy relates to the control of losses, not only the ability to identify profitable trades. Unless it is possible to avoid major drawdowns, it is very difficult to achieve long-term profitability.

          Traders often adopt fairly rigid "risk management" or "money management" principles. Such principles typically restrict the size of positions which will be taken as well as establishing "stop-loss" points at which losing positions must be liquidated. It is important for prospective investors to recognize in reading the descriptions of the Advisors' various risk control techniques that none is "fail safe," and none can, in fact, assure that major drawdowns will be avoided. Not only do estimates of market volatility themselves require judgmental input, but also market illiquidity can make it impossible for an account to liquidate a position against which the market is moving strongly, whatever risk management principles are utilized. Similarly, irrespective of how small the initial "probing" positions taken by an Advisor are, unless it trades profitably, innumerable small losses incurred in the course of such "probing" can quickly accumulate into a major drawdown. The Advisors' risk management principles should, accordingly, be seen more as a discipline applied to their trading in highly speculative markets than as an effective protection against loss.

          Not only are trading methods typically "black boxes," but they often are also continually evolving. Prospective investors and Unitholders will generally not be informed of a change in an Advisor's trading approach, unless Kenmar is informed of such change and considers such change to be material.

          In addition to the continually changing character of trading methods, the commodity markets themselves are continually changing. Each Advisor may, in its sole discretion, elect to trade any available futures or forward contract, option or related instrument -- both on United States markets and abroad -- even if such Advisor has never previously traded in that particular contract or market.


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                                       34

                                   WORST/BEST MONTHLY                               ASSETS UNDER
                                 RATE OF RETURN/MONTHLY     WORST PEAK-TO-VALLEY    MANAGEMENT IN         GENERAL STRATEGY
         CORE ADVISORS            STANDARD DEVIATION(1)          DRAWDOWN(2)       FUND PROGRAM(3)         CLASSIFICATION

Graham Capital                         (13.62)%/19.91%     (17.59)% (06/03-09/03)       $1.26           Longer-Term
Management, L.P.4                                6.75%                                 billion          Technical,
K4 Program at 150%                                                                                      Trend Following
Leverage

K4 Program at Standard                  (9.07)%/13.87%     (12.24)% (06/03-09/03)      $962.3           Longer-Term
Leverage                                         4.65%                                 million          Technical,
                                                                                                        Trend Following
Grinham Managed Funds                    (4.49)%/9.48%      (24.73)% (8/97-4/99)       $535.1           Shorter-Term
Pty Ltd.                                         3.96%                                 million          Technical
Diversified Managed                                                                                     Trend-Following
Accounts Program

Transtrend B.V.                         (8.55)%/19.57%      (11.62)% (8/99-7/00)       $428.9           Longer-Term
     Diversified Trend Program                   3.96%                                 million          Technical
     (Enhanced Risk Profile                                                                             Trend-Following
     USD)

                                   WORST/BEST MONTHLY                               ASSETS UNDER
           NON-CORE              RATE OF RETURN/MONTHLY     WORST PEAK-TO-VALLEY    MANAGEMENT IN         GENERAL STRATEGY
           ADVISORS               STANDARD DEVIATION(1)          DRAWDOWN(2)       FUND PROGRAM(3)         CLASSIFICATION

Alder Capital Limited                   (7.72)%/12.54%     (17.98)% (5/03-10/03)     $50 million        Intermediate
Alder Global 20                                  4.97%                                                  Technical Trend Follower

Conquest Capital LLC                   (10.22)%/20.63%     (10.77)% (12/00-2/01)     $198 million       Multi-Strategy/Short-Term
Conquest Macro                                   5.97%                                                  Technical

Global Trend Capital                    (8.61)%/11.77%      (12.77)% (1/98-7/98)     $23 million        Short-Term Mean
Global Futures Program                           4.12%                                                  Reversion/Trend
                                                                                                        Following Overlay

                             ----------------------

(1) The Worst/Best Monthly Rate of Return represents the lowest and the highest monthly rate of return for the program traded for the Fund. Performance information is presented for the period from January 1, 1998 (or inception, if later) through November 30, 2003. Standard Deviation measures the degree of variation of returns around the mean (average) return. In general, the more variable an Advisor's historical returns, the greater risk that substantial losses have been included within the historical range of returns.

(2) The greatest cumulative percentage decline in month-end net asset value due to losses sustained by any account during any period in which the initial month-end net asset value is not equaled or exceeded by a subsequent month-end net asset value.

(3) Assets under management in the program traded for the Fund ("notional" funds excluded, except with respect to Graham Capital Management, L.P., which includes "notional" funds.) As of November 30, 2003, because none of the

     Non-core Advisors were trading on behalf of the Fund, the assets under management number represents the amount of assets ("notional" funds excluded) that the Non-core Advisor traded in the specified program.

(4) Graham Capital Management, L.P. trades either the K4 Program at 150% Leverage ("150% Leverage") or the K4 Program at Standard Leverage ("Standard Leverage") on behalf of the Fund. The Fund is currently invested in the 150% Leverage program. The Fund may not invest in both the 150% Leverage program and Standard Leverage program simultaneously.

(5) The Fund has not entered into Advisory Agreements with any of the non-core Advisors listed above. Therefore, these non-core advisors are not obligated to accept assets of the Fund. Although the Fund has an understanding with each non-core advisor, there can be no assurance that these non-core advisors would accept assets of the Fund.


LEVERAGING

          Futures trading is highly leveraged, as is each Advisor's trading program. The Fund typically commits between 10% and 20% of its assets as margin for its trading. In considering the leverage at which the different Advisors trade and the volatility of their performance, prospective investors should recognize that due to the limited percentage of the Fund's trading assets allocated to each of them, none of the non-core Advisors, individually, is likely to have a material effect, over the short-term, on either the overall return or the overall performance volatility of the Fund. The non-core Advisors as a group can have a significant effect on performance. However, the likely performance non-correlation among at least certain of these Advisors reduces the likelihood of any major short-term effect.

          Any change by Kenmar in the leverage of the Fund is noted in the Fund's monthly reports.

NOTES TO PERFORMANCE INFORMATION

               In reviewing the descriptions of the Advisors' performance, prospective investors should understand that such performance is "net" of all fees and charges, and includes interest income applicable to the accounts comprising each composite performance summary. Such composite performance is not necessarily indicative of any individual account. In addition, particular conventions adopted by certain Advisors with respect to the calculation of the performance information set forth herein are described under the "Past Performance Information" section with respect to each Advisor.

1. NAME OF CTA is the name of the Advisor which directed the accounts included in the performance summary.

2. NAME OF PROGRAM is the name of the trading program used by the Advisor in directing the accounts included in the performance summary.

3. INCEPTION OF CLIENT ACCOUNT TRADING BY CTA is the date on which the relevant Advisor began directing client accounts.

4. INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM is the date on which the relevant Advisor began directing client accounts pursuant to the program shown in the performance summary.

5. NUMBER OF OPEN ACCOUNTS is the number of accounts directed by the relevant Advisor pursuant to the program shown in the performance summary through November 30, 2003.

6. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL is the aggregate amount of actual assets under the management of the relevant Advisor in all programs operated by such Advisor through November 30, 2003.

7. AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in all programs operated by such Advisor through November 30, 2003.

8. AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of actual assets under the management of the relevant Advisor in the program shown in the performance summary through November 30, 2003.

9. AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM is the aggregate amount of total equity, including "notional" equity, under the management of the relevant Advisor in the program shown in the performance summary through November 30, 2003.

10. LARGEST MONTHLY DRAWDOWN is the largest monthly percentage loss experienced by any account of the Advisor in the relevant program in any calendar month covered by the performance summary. "Loss" for these purposes is calculated on the basis of the loss experienced by each such account, expressed as a percentage of the total equity (including "notional" equity) of such account. Largest monthly drawdown information includes the month and year of such drawdown, and is through November 30, 2003.

11. LARGEST PEAK-TO-VALLEY DRAWDOWN is the largest percentage decline (after eliminating the effect of additions and withdrawals) experienced by any account of the Advisor in the relevant program during the period covered by the performance summary from any month-end net asset value, without such month-end net asset value being equaled or exceeded as of a subsequent month-end. Largest peak-to-valley drawdown is calculated on the basis of the loss experienced by each such account in the relevant program, expressed as a percentage of the total equity (including "notional" equity) in such account, and is through November 30, 2003.

12. MONTHLY RATE OF RETURN for any month in the Advisors' performance summaries is, in general, the net performance of the relevant program divided by the beginning of the month net assets in such program.

          Monthly rates of return, in accordance with CFTC rules, are shown only for the specific programs to be traded by the Advisors for the Fund. In the accompanying performance descriptions, certain Advisors have adopted a method of computing rate of return and performance disclosure, referred to as the "Fully-Funded Subset" method, pursuant to an Advisory (the "Fully-Funded Subset Advisory") published in February 1993 by the CFTC. To qualify for the use of the Fully-Funded Subset method, the Fully-Funded Subset Advisory requires that certain computations be made in order to arrive at the Fully-Funded Subset and that the accounts for which performance is so reported meet two tests which are designed to provide assurance that the Fully-Funded Subset and the resultant rates of return are representative of the particular trading program.

          The monthly rates of return for each Advisor, in certain cases, are calculated on the basis of assets under management including proprietary capital. However, the Advisors believe that the inclusion of such capital has had no material effect on their monthly rates of return.

13. COMPOUND RATE OF RETURN is calculated by multiplying on a compound basis each of the monthly rates of return and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are for the period indicated.

          Graham Capital Management, L.P. ("GCM") advises exempt commodity futures accounts for qualified eligible clients the performance of which is not included in GCM's performance information herein. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included herein.

          THE FOLLOWING FIGURES HAVE IN NO RESPECT BEEN ADJUSTED TO REFLECT THE CHARGES TO THE FUND. CERTAIN OF THE ACCOUNTS INCLUDED IN THE FOLLOWING
PERFORMANCE SUMMARIES PAID FEES MATERIALLY DIFFERENT FROM, AND IN SOME CASES MATERIALLY LOWER THAN, THOSE CHARGED TO THE FUND.

CORE ADVISORS

GRAHAM CAPITAL MANAGEMENT, L.P.

          Graham Capital Management, L.P. ("GCM") was organized as a Delaware limited partnership in May 1994. The general partner of GCM is KGT, Inc., a Delaware corporation of which Kenneth G. Tropin is the President and sole shareholder. The limited partner of GCM is KGT Investment Partners, L.P., a Delaware limited partnership of which KGT, Inc. is also a general partner and in which Mr. Tropin is the principal investor. KGT, Inc. and KGT Investment Partners, L.P. are principals of GCM. (KGT, Inc. and KGT Investment Partners, L.P. are not affiliated with Kenmar, the Fund or any other company affiliated or related to Kenmar or the Fund.) GCM became registered as a commodity pool operator and commodity trading advisor under the Commodity Exchange Act and a member of the National Futures Association on July 27,1994. THE REGISTRATION OF GCM WITH THE CFTC AND ITS MEMBERSHIP IN THE NATIONAL FUTURES ASSOCIATION MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED GCM.

OVERVIEW

          GCM is an investment manager that actively trades worldwide on a 24-hour basis in the equity, fixed income, currency and commodity markets utilizing securities, futures, forwards and other financial instruments. GCM offers clients systematic and discretionary global macro trading programs and a long-short equity program. GCM uses systematic trading programs or models to produce trading signals on a largely automated basis when applied to market data. GCM also manages discretionary trading programs for which trades are determined subjectively on the basis of its traders' assessment of market conditions rather than through application of an automated system. GCM's long-short equity program applies a mean reversion strategy to several hundred large capitalization stocks. The investment objective of each GCM trading strategy is to provide clients with significant potential for capital appreciation in both rising and falling markets during expanding and recessionary economic cycles.

PROPRIETARY MATRIX

          GCM often uses multiple trading programs in managing capital for its larger clients. GCM expects all of its investment strategies to experience favorable results over time and believes that a multi-strategy approach can diversify the management of a client's capital, enhance performance and reduce volatility and risk. GCM's principal multi-strategy investment product, known as the Proprietary Matrix, features an array of trading strategies similar to those GCM uses for its proprietary capital. The utilization of multiple trading systems, including trend and non-trend strategies, in unison with GCM's Discretionary Trading Group and Long-Short Equity Program tends to enhance overall performance and reduce volatility. The investment program weightings and reallocation policies of the Proprietary Matrix are described below under the caption "Investment Programs."

SYSTEMATIC GLOBAL MACRO TRADING

          GCM's trading systems rely primarily on technical rather than fundamental information as the basis for their trading decisions. GCM's systems are based on the expectation that they can over time successfully anticipate market events using quantitative mathematical models to determine their trading activities, as opposed to attempting properly to forecast price trends using subjective analysis of supply and demand. GCM's core trading systems are primarily very long term in nature and are designed to participate selectively in potential profit opportunities that can occur during periods of sustained price trends in a diverse number of U.S. and international markets. The primary objective of the core trading systems is to establish positions in markets where the price action of a particular market signals the computerized systems used by GCM that a potential trend in prices is occurring. The systems are designed to analyze mathematically the recent trading characteristics of each market and statistically compare such characteristics to the long-term historical trading pattern of the particular market. As a result of this analysis, the systems will utilize proprietary risk management and trade filter strategies that are intended to benefit from sustained price trends while reducing risk and volatility exposure. GCM utilizes discretion in connection with its systematic trading programs in determining which markets warrant participation in the programs, market weighting, leverage and timing of trades for new accounts. GCM also may utilize discretion in establishing positions or liquidating positions in unusual market conditions where, in its sole discretion, GCM believes that the risk-reward characteristics have become unfavorable.

DISCRETIONARY GLOBAL MACRO TRADING

          The Discretionary Trading Group ("DTG") was established at GCM in February 1998. Unlike GCM's systematic trading programs, which are based almost entirely on computerized mathematical models, the DTG determines its trades subjectively on the basis of personal assessment of trading data and trading experience. The DTG's performance results generally are not highly correlated to the results of other discretionary traders or GCM's systematic trading programs. Importantly, the DTG can generate successful performance results in trading range type markets where there are few long-term trends. In addition to the DTG as an investment program, GCM also separately offers clients one component of the DTG, the Fed Policy Program, on a stand-alone basis. The Fed Policy Program has been traded at GCM by the firm's Chief Economist and Senior Discretionary Trader, Fred Levin, since March 1999.

EQUITY TRADING

          The Long-Short Equity Program ("LSE") seeks to generate consistent, short-term profits by exploiting temporary overbought or oversold conditions in individual stocks. LSE utilizes proprietary techniques to identify stocks where prices have deviated from their fair value and have a historical tendency to revert back to the mean. The strategy is applied to a portfolio of stocks selected principally from the S&P 500 and NASDAQ 100 and utilizes sector weights similar to the S&P 500 Index, although LSE is not required to maintain at all times industry sector exposures similar to those indices.

TACTICAL ASSET ALLOCATION

          GCM offers clients a dynamic asset allocation model that combines indexed investments in equity and fixed income markets with professionally managed trading in global fixed income, foreign exchange and other futures and forward markets. By linking an historical, statistical view of portfolio performance utilized by static allocation models with the benefits of dynamic forecasting, GCM's allocation model periodically allocates capital among stocks, bonds and GCM's Global Diversified Program. The investment objective of GCM's allocation model is to provide over time risk-adjusted returns superior to a traditional, static investment portfolio consisting of stocks and bonds. GCM's proprietary allocation model, the Tactical Asset Allocation System ("TAAS"), combines GCM's Global Diversified Program with indexed investments in stock and bond markets. The Global Diversified Program of GCM has a performance history with a low correlation to prevalent stock indices (and only a moderate one to prevalent bond indices) and has the potential to generate positive performance results in both rising and falling markets due to its ability to go long or short depending on the trends in the global fixed income, foreign exchange and other futures and forward markets.

          TAAS periodically re-balances the traditional asset categories (stocks and bonds) with the nearly uncorrelated trading of GCM's flagship trend-following system using an historical, statistical view of asset class interactions motivated by modern portfolio theory. TAAS employs macroeconomic and technical forecasts to provide dynamic portfolio allocations that have produced historically efficient portfolios. TAAS may be applied to a variety of asset classes in conjunction with GCM's trend-following systems. The Global Frontier Program employs TAAS utilizing global stock and global bond indices.
The New Frontier Program employs TAAS utilizing U.S. stock and U.S. bond indices. The Global Frontier and New Frontier Programs are further described below under the caption "Investment Programs."

MANAGEMENT

          Kenneth G. Tropin is the Chairman, the founder and a Principal of GCM. As Chairman of GCM, Mr. Tropin is responsible for the investment management strategies of the organization. He has developed GCM's core trading programs. Mr. Tropin is a member of the Chicago Mercantile Exchange. Prior to organizing GCM, Mr. Tropin served as the President, the Chief Executive Officer and a Director of John W. Henry & Company, Inc. ("JWH") from March 1989 to September 1993. Mr. Tropin was formerly Senior Vice President and Director of

Managed Futures and Precious Metals at Dean Witter Reynolds. He joined Dean Witter Reynolds from Shearson in February 1982 to run the Managed Futures Department, and in October 1984 Mr. Tropin assumed responsibility for Dean Witter Precious Metals as well. In November 1984, Mr. Tropin was appointed President of Demeter Management Corp., an affiliate of Dean Witter Financial Services Inc., which functions as the general partner to and manager of Dean Witter futures funds. During the period Mr. Tropin was President, Demeter grew to be the largest commodity pool operator, in terms of total assets managed, in the United States, with assets of approximately $800 million.

          In February 1986, Mr. Tropin was instrumental in the foundation of the MFTA association. Mr. Tropin was elected Chairman of the MFTA in March 1986 and held this position until 1991. In June 1987, Mr. Tropin was appointed President of Dean Witter Futures and Currency Management Inc. ("DWFCM"), an affiliate of Dean Witter Financial Services Inc. DWFCM functions as a commodity trading advisor in the futures and foreign exchange markets. As President of DWFCM, Mr. Tropin was responsible for the development and management of its proprietary trading programs.

          As President and Chief Executive Officer of JWH, Mr. Tropin was responsible for the management and administration of JWH as well as the management of its trading activities. During his tenure at JWH, assets under management grew from approximately $200 million to approximately $1.2 billion. In addition to his responsibilities as President and Chief Executive Officer of JWH, Mr. Tropin was President and Chief Executive Officer of JWH Investment Advisory Services Inc. and was also the Chairman of Global Capital Management, a British Virgin Islands company. Mr. Tropin also served as Chairman of the Managed Futures Association in 1991 and 1992, the successor organization to the Managed Futures Trade Association and the National Association of Futures Trading Advisors.

          Michael S. Rulle Jr. is the President and a Principal of GCM. As President of GCM, Mr. Rulle is responsible for the management of GCM in its day-to-day course of business. Prior to joining GCM in February 2002, Mr. Rulle was President of Hamilton Partners Limited, a private investment company that deployed its capital in a variety of internally managed equity and fixed income alternative investment strategies on behalf of its sole shareholder, Stockton Reinsurance Limited, a Bermuda based insurance company. From 1994 to 1999, Mr. Rulle was Chairman and CEO of CIBC World Markets Corp., the US broker-dealer formerly known as CIBC Oppenheimer Corp. Mr. Rulle served as a member of its Management Committee, Executive Board and Credit Committee and was Co-Chair of its Risk Committee. Business responsibilities included Global Financial Products, Asset Management, Structured Credit and Loan Portfolio Management. Prior to joining CIBC World Markets Corp., Mr. Rulle was a Managing Director of Lehman Brothers and a member of its Executive Committee and held positions of increasing responsibility since 1979. At Lehman, Mr. Rulle founded and headed the firm's Derivative Division, which grew to a $600 million enterprise by 1994. Mr. Rulle received his M.B.A. from Columbia University in 1979, where he graduated first in his class, and he received his bachelor's degree from Hobart College in 1972 with a concentration in political science.

          Paul Sedlack is the Chief Executive Officer, the General Counsel and a Principal of GCM. Mr. Sedlack began his career at the law firm of Coudert Brothers in New York in 1986 and was resident in Coudert's Singapore office from 1988 to 1989. Prior to joining GCM in June 1998, Mr. Sedlack was a Partner at the law firm of McDermott, Will & Emery in New York, focusing on securities and commodities laws pertaining to the investment management and related industries. Mr. Sedlack received a J.D. from Cornell Law School in 1986 and an M.B.A. in Finance in 1983 and B.S. in Engineering in 1982 from State University of New York at Buffalo.

          Robert E. Murray is the Chief Operating Officer and a Principal of GCM. From 1984 until he joined GCM in June 2003, Mr. Murray held positions of increasing responsibility at various Morgan Stanley entities (and predecessors), including Managing Director of the Strategic Products Group, Chairman of Demeter Management Corporation (a commodity pool operator that grew to $2.3 billion in assets under management during Mr. Murray's tenure) and Chairman of Morgan Stanley Futures & Currency Management Inc. (a commodity trading advisor). Mr. Murray is currently a member of the Board of Directors of the National Futures Association and serves on its Membership and Finance Committees. Mr. Murray has served as Vice Chairman and a Director of the Board of the Managed Futures Association. Mr. Murray received a Bachelor's Degree in Finance from Geneseo State University in 1983.

          Thomas P. Schneider is an Executive Vice President, the Chief Trader and a Principal of GCM. He is responsible for managing GCM's systematic and discretionary futures trading operations, including order execution, formulating policies and procedures, and developing and maintaining relationships with independent executing brokers and futures commission merchants ("FCMs").

          Mr. Schneider graduated from the University of Notre Dame in 1983 with a B.B.A. in Finance, and received his Executive M.B.A. from the University of Texas at Austin in 1994. From June 1985 through September 1993, Mr. Schneider was employed by ELM Financial, Inc. ("ELM"), a commodity trading advisor in Dallas, Texas. While employed at ELM, Mr. Schneider held positions of increasing responsibility and was ultimately Chief Trader, Vice President and Principal of ELM, responsible for 24-hour trading execution, compliance and accounting. In January 1994, Mr. Schneider began working as Chief Trader for Chang Crowell Management Corporation, a commodity trading advisor in Norwalk, Connecticut. He was responsible for streamlining operations for more efficient order execution, and for maintaining and developing relationships with over 15 FCMs on a global basis. In addition to his responsibilities as Chief Trader, Mr. Schneider has been an NFA arbitrator since 1989 and has served on the MFA's Trading and Markets Committee.

          Robert G. Griffith is an Executive Vice President, the Director of Research, the Chief Technology Officer and a Principal of GCM and is responsible for the management of all research activities and technology resources of GCM, including portfolio management, asset allocation and trading system development. Mr. Griffith is in charge of the day-to-day administration of GCM's trading systems and the management of GCM's database of price information on more than 100 markets. Prior to joining GCM, Mr. Griffith's company, Veridical Methods, Inc., provided computer programming and consulting services to such firms as GE Capital, Lehman Brothers and Morgan Guaranty Trust. He received his B.B.A. in Management Information systems from the University of Iowa in 1979.

          Fred J. Levin is the Chief Economist, a Senior Discretionary Trader and a Principal of GCM specializing in fixed income markets with particular emphasis on short-term interest rates. Prior to joining GCM in March 1999, Mr. Levin was employed as director of research at Aubrey G. Lanston & Co. Inc. from 1998. From 1991 to 1998, Mr. Levin was the chief economist and a trader at Eastbridge Capital. From 1988 to 1991, Mr. Levin was the chief economist and a trader at Transworld Oil. From 1982 to 1988, Mr. Levin was the chief economist, North American Investment Bank at Citibank. From 1970 to 1982, Mr. Levin headed the domestic research department and helped manage the open market desk at the Federal Reserve Bank of New York. Mr. Levin received an M.A. in economics from the University of Chicago in 1968 and a B.S. from the University of Pennsylvania, Wharton School in 1964.

          Savvas Savvinidis, C.P.A., is the Chief Financial Officer and a Principal of GCM. Before he joined GCM in June 2003, he was Chief Operating Officer of Agnos Group, L.L.C. from January 2001-February 2003 and had previously served as Director of Operations, from October 1994 to June 2000, of Moore Capital Management, Inc., and from July 1993 to September 1994, of Argonaut Capital Management, Inc. From May 1988 to June 1993, he worked at Lehman Brothers and from July 1986 to April 1988, at the North American Investment Bank of Citibank. Upon graduating from St. John's University with a B.S. in Accounting, Mr. Savvinidis started his career with Grant Thornton in 1984, where he received his CPA designation in 1986. He is a member of the New York Society of C.P.A.'s.

          Anthony Bryla, C.P.A., is the Controller of GCM, in charge of the daily and monthly performance reporting and company accounting. Prior to joining GCM in September 1995, Mr. Bryla was an Assistant Accounting Manager at OMR Systems Corp. where he provided back-office and accounting services for such clients as Merrill Lynch and Chase Manhattan Bank, and held positions of increasing responsibility since February 1989. Mr. Bryla is a member of the New Jersey Society of C.P.A.s and graduated from Rutgers University with a B.A. in Business Administration in 1982.

          Brian Aldershof, Ph.D., CFA is the Risk Manager, a Vice President and a quantitative research analyst of GCM with significant expertise in mathematics and statistics. Prior to joining GCM, Dr. Aldershof was a professor of mathematics at Lafayette College in Easton, PA. Dr. Aldershof's research interests center on non-linear stochastic systems, especially genetic algorithms. Dr. Aldershof received his M.S. (1990) and Ph.D. (1991) in Statistics from the University of North Carolina at Chapel Hill where he was a Pogue Fellow. His research in graduate school concerned estimating functionals of probability density functions. During this time, he was a consultant for the RAND Corporation, the Center for Naval Analyses, and the Environmental
Protection Agency. Dr. Aldershof received his A.B. (1985) from Middlebury College where he completed a double major in Mathematics and Psychology. He is a CFA charterholder and a member of the Association for Investment Management and Research.

          Barry S. Fox joined GCM in August 2000 and is a portfolio manager for GCM's Long-Short Equity Program. From March 1991 until April 1998, Mr. Fox held positions of increasing responsibility concluding as the director of research at John W. Henry & Co. Inc. From June 1989 until March 1991, Mr. Fox was a partner at Technical Trading Group in Farmingdale, New York. Mr. Fox received a B.S. in Business Administration from State University of New York at Buffalo in 1986.

          Robert C. Hill, 34, is a discretionary trader of GCM specializing in the energy commodity markets, and a Principal of GCM. Prior to joining GCM in April 2003, Mr. Hill worked as a consultant at Gerson Lehrman Group. From November 1999 to October 2002, he was employed as Director of Trading at Duke Energy. From March 1997 to October 1999, Mr. Hill was an energy trader at Louis Dreyfus Energy Corp. and from May 1994 to March 1997, he worked for Enterprise Products Company as a distribution coordinator for energy products. Mr. Hill received an MBA in 1997 from the University of St. Thomas in Houston, TX and a B.A. in 1992 from Stephen F. Austin State University.

          Jason C. Shapiro is a discretionary trader and a Principal of GCM. From January 2002 to October 2003, when he joined GCM, Mr. Shapiro was President of Applied Systematic Trading, where he developed its trading program. Mr. Shapiro worked as a portfolio manager for Chelsey Capital from July 2001 to December 2001 and as a proprietary trader for The Gelber Group from September 2000 to April 2001. He served both as a portfolio manager for HCM Capital Management, Inc. and as a principal in Kilgore Capital from the period May 1997 to January 2000. From July 1996 to April 1997, he was engaged in the development of trading programs. He completed the coursework for a Masters of Finance at the London Business School over the 1995-1996 academic year. He worked at the Development Bank of Singapore in Hong Kong (from March 1994 to August 1995), Overseas Chinese Banking Corporation (from October 1992 to February 1994) and the Hong Kong and Shanghai Banking Corporation (from February 1991 to August
1992) in sales and trading positions. Mr. Shapiro received a B.S. in Finance with honors from The University of South Florida in 1989.

INVESTMENT PROGRAMS

K4 PROGRAM

          The current program used by GCM on behalf of the Fund is the K4 Program at 150% Leverage ("150% Leverage"). The Fund may also elect to have GCM utilize the K4 Program at Standard Leverage ("Standard Leverage") on behalf of the Fund. The Fund will not invest in both the Standard Leverage program and the 150% Leverage program simultaneously.

          The K4 program was developed in 1998 and commenced trading operations in January 1999. Similar to the Graham Selective Trading Program ("GST"), the K4 program uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. The K4 program differs from the GST program in many respects, including a tendency to enter markets at different times and the use of other significantly different parameters. The K4 program will normally enter or exit a position only when a significant price and volatility spike takes place and is designed to have a high percentage of winning trades. K4 will normally maintain a neutral position in 50% of the markets in the portfolio.

          The K4 program trades in approximately 65 markets with weightings, as of November 2003, of about 36% in foreign exchange, 27% in global interest rates, 18% in stock index futures, 5% in agricultural futures, 6% in metals and 8% in energy futures.

PROPRIETARY MATRIX PROGRAM

          Clients selecting GCM's Proprietary Matrix obtain access to an array of trading strategies similar to that used by GCM for its proprietary capital. GCM apportions Proprietary Matrix portfolio assets over all of the principal investment programs currently traded by GCM, both systematic and discretionary. As of November 2003, the investment programs' weightings for the Proprietary Matrix are as follows:


  PROPRIETARY MATRIX PROGRAM
------------------------------------------- --------- -------
  K4 PROGRAM                                  (K4)      28%
------------------------------------------- --------- -------
  GLOBAL DIVERSIFIED PROGRAM                  (GDP)     23%
------------------------------------------- --------- -------
  GRAHAM SELECTIVE TRADING PROGRAM            (GST)     19%
------------------------------------------- --------- -------
  DISCRETIONARY TRADING GROUP PROGRAM         (DTG)     20%
------------------------------------------- --------- -------
  LONG-SHORT EQUITY PROGRAM                   (LSE)     10%
------------------------------------------- --------- -------


          Proprietary Matrix allocations to any program may be changed by GCM based on correlation characteristics, volatility, performance consistency and other considerations in an effort to produce a risk-adjusted return that is superior to any one program in isolation. In addition, if the performance results of two or more programs comprising an account diverge over any calendar quarter, GCM re-balances the weighting of the programs utilized for the account at the end of the quarter so as to restore consistent exposure to each investment program over time.

GLOBAL DIVERSIFIED PROGRAM

          The Global Diversified Program ("GDP") utilizes multiple computerized trading models designed to participate in potential profit opportunities during sustained price trends in approximately 80 global markets. This program features broad diversification in both financial and non-financial markets.

          The strategies that are utilized are primarily long-term in nature and are intended to generate significant returns over time with an acceptable degree of risk and volatility. The computer models on a daily basis analyze the recent price action, the relative strength and the risk characteristics of each market and compare statistically the quantitative results of this data to years of historical data on each market.

          As of November 30, 2003, the GDP had approximately 27% weighting in currency forwards, 25% weighting in futures contracts based on short-term and long-term global interest rates, 18% stock index futures, 13% in agricultural futures, 7% in metal futures and 10% in energy futures.

          GCM also offers a version of the GDP for small accounts. The small GDP portfolio may be appropriate for accounts less than $5 million in trading size. While the small GDP portfolio has the same percentage allocation to each sector mentioned in the preceding paragraph, the number of markets traded in the small portfolio is approximately 30.

GRAHAM SELECTIVE TRADING PROGRAM

          The GST was developed in 1997 and utilizes a completely different trading system than other GCM programs. The GST uses a mathematical model to identify certain price patterns that have very specific characteristics indicating that there is a high probability that a significant directional move will occur. Although the system does not trade against the market trend, it is not a true trend-following system inasmuch as it will only participate in specific types of market moves that meet the restrictive criteria of the model. In general, the GST program will participate only in significant market moves that are characterized by a substantial increase in volatility. As a result, it frequently will not participate in market trends in which virtually all trend-following systems would have a position.

          The GST program trades in approximately 55 markets with weightings, as of November 30, 2003, of about 31% in foreign exchange, 26% in global interest rates, 10% in agricultural futures, 8% in metal futures, 15% in stock index futures and 9% in energy futures. (Due to the individual percentages listed in the preceding sentence being rounded to the nearest whole number, the sum of such percentages does not equal 100% exactly.) Due to the extremely selective criteria of the GST model, the program will normally maintain a neutral position in approximately 50% to 60% of the markets in the portfolio.

FED POLICY PROGRAM

          The Fed Policy Program seeks to maximize total return on a risk-adjusted basis by employing sophisticated analytical models based on a discretionary assessment of fundamental economic data and their implications for central bank monetary policy and by undertaking proprietary trading strategies in options on Eurodollar futures contracts the values of which may be related to such policy. The Fed Policy Portfolio also may take long and short positions in other financial futures contracts and options on financial futures contracts. The Fed Policy Portfolio primarily seeks to exploit investment opportunities related to short-term interest rates in the United States, although opportunities related to interest rates in other developed regions may be pursued as well. The GCM portfolio manager responsible for the Fed Policy Program is Fred Levin (whose biography is included above under the caption "Management").

          The Fed Policy Program involves a methodical approach that allows for a systematic assessment of the risks and rewards of alternative trading positions. For each Eurodollar contract going out as far as a year, probabilities are assigned to the contract reaching alternative prices at the time of settlement. These probabilities, in turn, are based on Mr. Levin's assessment of the likelihood of the federal funds rate averaging alternative levels over the three-month term of the Eurodollar contract and the normal spread between Eurodollar rates and the expected Federal funds rate. Using these probability distributions, expected values for Eurodollar options are calculated at various strike levels and compared to the corresponding market prices to generate trading ideas. By simulating the profit and loss profile of alternative trading positions, Mr. Levin determines which positions offer the best trading opportunities for a given level of risk.

          The Fed Policy Program approach is dynamic. As new information becomes available, or as market prices change, the risk/reward balance of particular trades is altered. This can call for adjustment in the position, such as closing out or expanding particular trades.

          Although the Fed Policy Program principally trades options on Eurodollar futures contracts, long or short positions may be established in other financial futures and options contracts. For example, in the days leading up to an FOMC meeting, the federal funds contract often provides favorable trading opportunities. Indeed, because the policy outcomes of FOMC meetings are usually binary (e.g., the FOMC might tighten either 50 or 25 basis points), the risks and rewards of alternative trading positions are well defined. This allows the Fed Policy Program to take sizable positions immediately ahead of FOMC meetings when Mr. Levin's assessment of the outcome of the meetings is significantly different than the market's. In addition, as a hedge against portfolio positions in Eurodollar options, positions may be taken in options on S&P futures contracts. For example, if Mr. Levin expects a series of Fed tightening moves, but is concerned that a sharp downturn in stock prices might interrupt such an outcome, he might buy a put spread in an S&P contract to hedge against that possibility. Also, the Fed Policy Program may trade futures and options contracts in short-term interest rates for other developed countries or regions in an effort to exploit other investment opportunities.

DISCRETIONARY TRADING GROUP PROGRAM

          Unlike GCM's systematic trading programs, which are based almost entirely on computerized mathematical models, GCM's Discretionary Trading Group ("DTG") (described above under the caption "Investment Strategy; Discretionary Global Macro Trading") determines trades for the Discretionary Trading Group Program subjectively on the basis of personal judgment and trading experience. The Discretionary Trading Group Program generally utilizes fundamental information as well as certain technical data as the basis for its trading strategies. Fundamental considerations relate to the underlying economic and political forces that ultimately determine the true value of a particular financial instrument or commodity. Fundamental analysis of the DTG may involve a short or long-term time horizon. Technical data considered by the DTG include price patterns, volatility, trading volumes and level of open interest.

          The Discretionary Trading Group Program trades worldwide in fixed income, equity, foreign exchange and commodity markets. The Discretionary Trading Group Program may take long or short positions in securities, futures, forwards, warrants, options and other financial instruments.

GLOBAL FRONTIER PROGRAM

          The Global Frontier Program employs GCM's proprietary allocation model, the Tactical Asset Allocation System ("TAAS"), to combine indexed investments in the global stock and global bond markets with an investment in the GDP. The range of allocations are:

  GLOBAL FRONTIER PROGRAM
----------------------------------------- ---------- ----------
  GLOBAL DIVERSIFIED PROGRAM                (GDP)      24-42%
----------------------------------------- ---------- ----------
  MSCI WORLD FREE STOCK INDEX               (MSCI)     22-40%
----------------------------------------- ---------- ----------
  J.P. MORGAN GLOBAL GOV'T BOND INDEX        (GBI)     18-54%
----------------------------------------- ---------- ----------

          TAAS reallocates between stocks and bonds monthly based on the cumulative inputs from GCM's computerized systems trading stock and bond markets. TAAS re-balances among stocks, bonds and the GDP monthly to redistribute capital gains and losses across all three asset categories. Re-balancing is responsible for maintaining Frontier's historical efficiency.

          TAAS is intended to increase or decrease the proportional weight of each asset category depending on the intermediate-term relative strength or weakness of equities and debt markets. For example, during market cycles that are characterized by very positive performance in the equity markets, TAAS will increase its allocation to the stock index component of Frontier. During periods of poor performance in equities or bonds, however, TAAS will reduce exposure to under-performing asset categories. This dynamic model is designed to provide risk-adjusted returns superior to a passive investment in each asset category, which would entail maintaining a static commitment to equities or bonds even in an unfavorable market environment. This forecasting gives Frontier the potential to outperform any static portfolio consisting of the same three asset categories as well as any portfolio consisting of only the stock index and/or the bond index.

          GCM always allocates capital to the three asset categories (stocks, bonds and the GDP) using a sophisticated model based on historical interactions among these assets. The model analyzes the historical relationship between the asset categories, incorporates TAAS data to allocate relative weightings to the various categories, and determines the portfolio mix apt to provide maximum returns and minimum risks. Thus, the allocation model combines forward-looking asset class forecasting with an historical view of portfolio interactions. The GDP is described above under the caption "Global Diversified Program," and Frontier index trading is described below under the caption "Trading." The Global Frontier Program, in respect of its GDP component, typically will employ 150% of the standard leverage employed by GCM for the GDP. The Global Frontier Program, in respect of its indexed components, generally will employ 1.5:1 leverage.

NEW FRONTIER PROGRAM

          The New Frontier Program employs GCM's proprietary allocation model, the Tactical Asset Allocation System described above ("TAAS"), to combine indexed investments in the U.S. stock and U.S. bond markets with an investment in the GDP. The base allocations are:

  NEW FRONTIER PROGRAM
--------------------------------------- ---------- ----------
  GLOBAL DIVERSIFIED PROGRAM               (GDP)     24-42%
--------------------------------------- ---------- ----------
  S&P 500 STOCK INDEX                      (S&P)     22-40%
--------------------------------------- ---------- ----------
  J.P. MORGAN U.S. GOV'T BOND INDEX       (USGBI)    18-54%
--------------------------------------- ---------- ----------

         TAAS reallocates between stocks and bonds biweekly based on the cumulative inputs from GCM's computerized systems trading U.S. stock and U.S. bond markets. TAAS re-balances among stocks, bonds and the GDP monthly to redistribute capital gains and losses across all three asset categories. Re-balancing is responsible for maintaining Frontier's historical efficiency.

          The GDP is described above under the caption "Global Diversified Program," TAAS is described above under the caption "Global Frontier Program," and Frontier index trading is described below under the caption "Trading." The New Frontier Program, in respect of its GDP component, typically will employ 150% of the standard leverage employed by GCM for the GDP. The New Frontier Program, in respect of its indexed components, generally will employ 1.5:1 leverage.

RESEARCH

COMMITMENT TO INNOVATION

          GCM believes strongly in the importance of a substantial commitment to research and development activities. GCM allocates the vast majority of its research efforts to the development of new trading strategies and participation in an ever broader number of markets. Diversification of trading models and market participation is the cornerstone of GCM's goal to provide its clients with the best possible performance in conjunction with the most favorable risk profile. In management's opinion, markets can change over time, and competition for profits poses a formidable challenge to traders. Accordingly, GCM will aggressively pursue a broad range of research initiatives in an effort to meet the needs of its clients as well as its own goals regarding performance results.

          GCM also dedicates substantial resources towards the critical goal of providing clients with the most favorable risk-reward characteristics possible in each market it trades. GCM uses both quantitative and qualitative analysis in evaluating its trading strategies both from the perspective of absolute performance as well as in terms of risk-adjusted return. GCM analysts review the Sharpe ratio, Sterling ratio, average drawdown, and many other measures of risk in determining which trading technique will provide the best risk and volatility characteristics. Considerable time is also spent on risk management at the portfolio level to ensure balance between markets and that the overall leverage used by GCM is consistent with the company's conservative views on risk.

          GCM has also developed extremely sophisticated proprietary software that provides its research analysts with the ability to study optimal portfolio weighting strategies, as well as the effect of specific markets on the performance, risk, correlation, and volatility characteristics of its trading programs.

TRADING

TRADING POLICIES

          GCM trades actively in both U.S. and foreign markets, primarily in futures contracts, forward contracts, spot contracts and associated derivative instruments such as options and swaps. GCM engages in exchange for physical
(EFP) transactions, which involve the exchange of a futures position for the underlying physical commodity without making an open, competitive trade on an exchange. GCM also may take long and short positions in equity securities, fixed income securities, hybrid instruments, options, warrants, customized contractual agreements and other financial instruments as it endeavors to achieve superior results for investors and enhanced portfolio diversification. GCM at times will trade certain instruments as a substitute for futures or options traded on futures exchanges. Instruments and contracts not traded on any organized exchange may be entered into with banks, brokerage firms or other financial institutions as counterparties. GCM has complete flexibility in the instruments and markets in which it may invest.

          At standard leverage, GCM normally will commit between 10% and 35% of an account's equity to meet initial margin requirements, and initial margin requirements over time are expected to average 15% to 20%, except as described below. The Fed Policy Program's initial margin requirements over time are expected to average 20% to 25% of an account's equity. The Proprietary Matrix Program's initial margin requirements over time are expected to average 15% to 35% of an account's equity. Margins required to initiate or maintain open positions are established by brokerage firms selected by GCM clients to perform clearing services. The typical margin levels described above are applicable to brokerage arrangements with competitive terms for major institutional customers. Higher margin requirements may be observed under alternative arrangements or when a broker establishes margins exceeding exchange minimum levels.

          GCM reserves the right in extraordinary market conditions to reduce leverage and portfolio risk if it feels in its sole discretion that it is in the potential best interest of its clients to do so. While such actions are anticipated to occur very infrequently, no assurance can be given that GCM's actions will enhance performance.

MARKETS TRADED

          GCM trades actively on a 24-hour basis on most global exchanges as well as the 24- hour interbank market for foreign exchange both in the U.S. and abroad. GCM currently executes orders on all the major futures exchanges in New York and Chicago and also trades actively on the Eurex Deutscheland, the International Petroleum Exchange of London Ltd. (IPE), the London Commodity Exchange (LCE), the London International Financial Futures and Options Exchange Ltd. (LIFFE), the London Metal Exchange (LME), the Marche a Terme International de France (MATIF), the Osaka Securities Exchange (OSE), the Sydney Futures Exchange Ltd. (SFE), the Singapore International Monetary Exchange (SIMEX), the Tokyo International Financial Futures Exchange (TIFFE), the Tokyo Commodity Exchange (TOCOM), the Tokyo Stock Exchange (TSE) and other exchanges. GCM's LSE strategy trades on the New York Stock Exchange, Inc. and over-the-counter securities markets. GCM conducts ongoing research regarding expanding the number of markets it can trade to further its objective of portfolio diversification. From time to time, GCM adds to or deletes markets from its portfolios as ongoing research and future market conditions warrant. GCM may decide to trade certain markets and contracts to the exclusion of others in its trading programs, depending on GCM's views from time to time. The decision to add or subtract markets from any investment program shall be at the sole discretion of GCM. Clients will not be informed of these changes as they occur.

          Market sectors currently traded for each investment program are described above under the caption "Investment Programs." The actual weighting and leverage used in each market will change over time due to liquidity, price action and risk considerations. In addition, GCM re-balances the weighting of each market in its systematic programs on a monthly basis so as to maintain, on a volatility and risk adjusted basis, consistent exposure to each market over time.

          GCM, in respect of the indexed components of the Global Frontier and New Frontier Programs, attempts to approximate the investment performance of each index principally by investments in futures, options on futures, options on securities, swaps, investment company shares, securities corresponding to various indices and other derivative financial instruments. In some instances, GCM nevertheless may invest directly in certain stocks or bonds underlying an index. Financial instruments are selected for inclusion in the indexed component of the Global Frontier or New Frontier Program based on quantitative analytical procedures aimed to produce investment and liquidity characteristics that, in the aggregate, are similar to those of targeted indices. GCM may from time to time omit from the Global Frontier or New Frontier Program portfolio, in whole or in part, exposure (both direct and, through derivatives, indirect exposure) to certain stocks or bonds underlying an index when GCM deems the omission appropriate in light of the capitalization or fundamental characteristics of the omitted instrument and related transaction costs and other expenses.

PERFORMANCE RECORD

          Investors should note that the composite performance records include individual accounts that may have materially different rates of return on amounts actually invested, even though they are traded according to the same investment program. This is caused by material differences among accounts, such as: (1) procedures governing timing for the commencement of trading and means of moving toward full funding of new accounts; (2) the period during which accounts are active; (3) client trading restrictions; (4) ratio of trading size to level of actual funds deposited with the futures commission merchant ("FCM") (i.e., the extent of notional equity); (5) the degree of leverage employed; (6) the size of the account, which can influence the size of positions taken and restrict the account from participating in all markets available to an investment program; (7) the amount of interest income earned by an account, which will depend on the rates paid by the FCM on equity deposits and the amount of equity invested in interest-bearing obligations; (8) the amount of management and incentive fees paid and the amount of brokerage commissions paid; (9) the timing of orders to open or close positions; (10) market conditions, which influence the quality of trade executions; (11) variations in fill prices; and (12) the timing of additions and withdrawals. Notwithstanding these material differences, each composite performance record is a valid representation of the accounts included therein.

                    References to total assets managed by GCM in a particular program or overall, or rate of return on net assets, include any notional equity and may include client and proprietary funds. Notional equity represents the additional amount of equity that exceeds the amount of equity actually committed to GCM for management. Because notionally funded accounts are more highly leveraged than fully-funded accounts, they incur magnified gains and losses on their actual investment (which does not include notional equity) compared to fully-funded accounts.

          GCM advises exempt accounts for qualified eligible clients the performance of which is not included in the composite performance record. GCM also advises accounts that do not trade commodity futures (such as accounts trading securities, non-exchange traded derivatives, etc.) the performance of which is not included in the composite performance record.


                  [Remainder of page left blank intentionally.]

K4 PROGRAM AT 150% LEVERAGE

          GCM is currently trading this program on behalf of the Fund. GCM may not simultaneously trade the K4 Program at Standard Leverage on behalf of the Fund. The following summary performance information and chart present the composite results of the K4 Program at 150% Leverage for the period from June 1999 through November 2003.

                  NAME OF CTA: Graham Capital Management, L.P.
                  NAME OF PROGRAM: K4 Program at 150% Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: June 1999
                           NUMBER OF OPEN ACCOUNTS: 14
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
     AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $1,256,816,000
                    LARGEST MONTHLY DRAWDOWN: (13.62)% (9/03)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (17.59)% (6/03-9/03)
                    NUMBER OF ACCOUNTS CLOSED WITH PROFIT: 8
                     NUMBER OF ACCOUNTS CLOSED WITH LOSS: 1

--------------------------------------------------------------------------------
Monthly Performance           2003(%)   2002(%)   2001(%)   2000(%)     1999(%)
--------------------------------------------------------------------------------
January                        8.02      1.59      2.72      2.62          --
--------------------------------------------------------------------------------
February                       9.21     (1.73)     7.49     (6.61)         --
--------------------------------------------------------------------------------
March                         (6.19)    (1.48)    12.96      1.94          --
--------------------------------------------------------------------------------
April                          2.08     (9.59)    (10.15)    0.98          --
--------------------------------------------------------------------------------
May                            6.48      5.46      2.61     (3.63)         --
--------------------------------------------------------------------------------
June                          (5.80)    15.32     (0.77)    (5.39)       2.70
--------------------------------------------------------------------------------
July                          (2.44)    17.43     (5.34)        *       (2.21)
--------------------------------------------------------------------------------
August                         3.99      7.48      6.12         *        4.63
--------------------------------------------------------------------------------
September                     (12.98)    8.66     19.91         *        1.20
--------------------------------------------------------------------------------
October                       12.01     (6.09)    10.32         *       (5.55)
--------------------------------------------------------------------------------
November                       3.40     (1.88)    (8.82)        *        0.82
--------------------------------------------------------------------------------
December                                 8.37      3.54         *        7.60
--------------------------------------------------------------------------------
Compound Rate of Return       17.98     48.10     43.14     (10.05)      8.96
                           (11 months)                    (6 months)  (7 months)
--------------------------------------------------------------------------------

          *No client assets were traded pursuant to this program during the period from July 2000 through December 2000.


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
       THE FUND'S ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM,
        BUT NOT SIMULTANEOUSLY WITH THE K4 PROGRAM AT STANDARD LEVERAGE.


                  [Remainder of page left blank intentionally.]

K4 PROGRAM AT STANDARD LEVERAGE

          Although GCM is no longer trading this program on behalf of the Fund, it may do so in the future. GCM may not simultaneously trade the K4 Program at 150% Leverage on behalf of the Fund. The following summary performance information and chart present the composite results of the K4 Program at Standard Leverage for the period from January 1999 through November 2003.

                  NAME OF CTA: Graham Capital Management, L.P.
                NAME OF PROGRAM: K4 Program at Standard Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1999
                           NUMBER OF OPEN ACCOUNTS: 9
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $962,301,000
                    LARGEST MONTHLY DRAWDOWN: (9.07)% (09/03)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (12.24)% (06/03-09/03)
                    NUMBER OF ACCOUNTS CLOSED WITH PROFIT: 1
                     NUMBER OF ACCOUNTS CLOSED WITH LOSS: 0

--------------------------------------------------------------------------------
Monthly Performance              2003(%)   2002(%)   2001(%)   2000(%)   1999(%)
--------------------------------------------------------------------------------
January                           5.13      1.01      2.37      1.94      0.82
--------------------------------------------------------------------------------
February                          6.14     (1.14)     5.01     (4.73)     0.08
--------------------------------------------------------------------------------
March                            (4.12)    (0.82)     9.08      1.75     (3.53)
--------------------------------------------------------------------------------
April                             1.68     (6.41)    (7.16)     1.04      1.73
--------------------------------------------------------------------------------
May                               4.55      3.10      1.57     (2.27)     1.59
--------------------------------------------------------------------------------
June                             (4.05)     9.17     (0.49)    (3.89)     2.01
--------------------------------------------------------------------------------
July                             (1.45)    11.12     (4.07)     0.71     (2.51)
--------------------------------------------------------------------------------
August                            2.56      5.38      4.36      2.40      3.84
--------------------------------------------------------------------------------
September                        (8.27)     5.81     13.87      0.99      1.14
--------------------------------------------------------------------------------
October                           7.50     (3.90)     7.54      1.44     (3.99)
--------------------------------------------------------------------------------
November                          2.59     (1.07)    (5.99)     7.41      0.09
--------------------------------------------------------------------------------
December                                    5.64      2.15      9.37      6.23
--------------------------------------------------------------------------------
Compound Rate of Return          11.58     29.83     29.56     16.39      7.25
                              (11 months)
--------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
       THE FUND'S ACCOUNT MAY BE TRADED PURSUANT TO THE FOREGOING PROGRAM,
          BUT NOT SIMULTANEOUSLY WITH THE K4 PROGRAM AT 150% LEVERAGE.

                  [REMAINDER OF PAGE LEFT BLANK INTENTIONALLY.]

PROPRIETARY MATRIX PROGRAM

          The following summary performance information presents the composite results of the Proprietary Matrix Program for the period from June 1999 through November 2003.

                  NAME OF CTA: Graham Capital Management, L.P.
                   NAME OF PROGRAM: Proprietary Matrix Program
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: June 1999
                           NUMBER OF OPEN ACCOUNTS: 1
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $769,327,000
                   LARGEST MONTHLY DRAWDOWN: (11.16)% (11/01)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (15.71)% (11/01-4/02)
                 2003 COMPOUND RATE OF RETURN: 7.65% (11 months)
                      2002 COMPOUND RATE OF RETURN: 28.10%
                       2001 COMPOUND RATE OF RETURN: 6.77%
                      2000 COMPOUND RATE OF RETURN: 15.94%
                 1999 COMPOUND RATE OF RETURN: 2.90% (7 months)
                        1998 COMPOUND RATE OF RETURN: N/A



GLOBAL DIVERSIFIED PROGRAM AT STANDARD LEVERAGE

          The following summary performance information presents the composite results of the Global Diversified Program at Standard Leverage for the period from January 1998 through November 2003.

                  NAME OF CTA: Graham Capital Management, L.P.
        NAME OF PROGRAM: Global Diversified Program at Standard Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: February 1995
                           NUMBER OF OPEN ACCOUNTS: 11
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $618,177,000
                   LARGEST MONTHLY DRAWDOWN: (10.12)% (11/01)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (16.40)% (11/01-4/02)
                 2003 COMPOUND RATE OF RETURN: 7.5% (11 months)
                      2002 COMPOUND RATE OF RETURN: 18.42%
                       2001 COMPOUND RATE OF RETURN: 7.02%
                      2000 COMPOUND RATE OF RETURN: 15.83%
                       1999 COMPOUND RATE OF RETURN: 5.12%
                      1998 COMPOUND RATE OF RETURN: 12.20%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAMS ON THIS PAGE.

GLOBAL DIVERSIFIED PROGRAM AT 150% LEVERAGE

          The following summary performance information presents the composite results of the Global Diversified Program at 150% Leverage for the period from January 1998 through November 2003.

                  NAME OF CTA: Graham Capital Management, L.P.
          NAME OF PROGRAM: Global Diversified Program at 150% Leverage
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: May 1997
                           NUMBER OF OPEN ACCOUNTS: 15
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $380,126,000
                   LARGEST MONTHLY DRAWDOWN: (15.77)% (11/01)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (24.27)% (11/01-4/02)
                2003 COMPOUND RATE OF RETURN: 12.34% (11 months)
                      2002 COMPOUND RATE OF RETURN: 32.25%
                      2001 COMPOUND RATE OF RETURN: 12.16%
                      2000 COMPOUND RATE OF RETURN: 24.33%
                       1999 COMPOUND RATE OF RETURN: 6.17%
                      1998 COMPOUND RATE OF RETURN: 17.00%



GRAHAM SELECTIVE TRADING PROGRAM

          The following summary performance information presents the composite results of the Graham Selective Trading Program for the period from January 1998 through November 2003.

                  NAME OF CTA: Graham Capital Management, L.P.
                NAME OF PROGRAM: Graham Selective Trading Program
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1998
                           NUMBER OF OPEN ACCOUNTS: 8
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $327,882,000
                   LARGEST MONTHLY DRAWDOWN: (15.60)% (11/01)
            LARGEST PEAK-TO-VALLEY DRAWDOWN: (21.41)% (11/01 - 4/02)
                2003 COMPOUND RATE OF RETURN: 16.54% (11 months)
                      2002 COMPOUND RATE OF RETURN: 30.11%
                       2001 COMPOUND RATE OF RETURN: 0.55%
                       2000 COMPOUND RATE OF RETURN: 7.07%
                       1999 COMPOUND RATE OF RETURN: 0.91%
                      1998 COMPOUND RATE OF RETURN: 25.86%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAMS ON THIS PAGE.

FED POLICY PROGRAM

          The following summary performance information presents the composite results of the Fed Policy Program for the period from August 2000 through November 2003.

                  NAME OF CTA: Graham Capital Management, L.P.
                       NAME OF PROGRAM: Fed Policy Program
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: August 2000
                           NUMBER OF OPEN ACCOUNTS: 1
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $672,392,000
                    LARGEST MONTHLY DRAWDOWN: (3.41)% (1/02)
                 LARGEST PEAK-TO-VALLEY DRAWDOWN: (3.41)% (1/02)
                2003 COMPOUND RATE OF RETURN: 0.907% (11 months)
                      2002 COMPOUND RATE OF RETURN: 17.90%
                      2001 COMPOUND RATE OF RETURN: 16.77%
                 2000 COMPOUND RATE OF RETURN: 2.51% (5 months)
                        1999 COMPOUND RATE OF RETURN: N/A
                        1998 COMPOUND RATE OF RETURN: N/A



DISCRETIONARY TRADING GROUP PROGRAM

          The following summary performance information presents the composite results of the Discretionary Trading Group Program for the period from January 1999 through December 2002.

                  NAME OF CTA: Graham Capital Management, L.P.
              NAME OF PROGRAM: Discretionary Trading Group Program
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1999
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
           AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $0
                    LARGEST MONTHLY DRAWDOWN: (2.22)% (8/99)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (4.18)% (6/99-8/99)
                        2003 COMPOUND RATE OF RETURN: N/A
                      2002 COMPOUND RATE OF RETURN: 13.58%
                      2001 COMPOUND RATE OF RETURN: 15.55%
                       2000 COMPOUND RATE OF RETURN: 8.20%
                      1999 COMPOUND RATE OF RETURN: (1.03)%
                        1998 COMPOUND RATE OF RETURN: N/A



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAMS ON THIS PAGE.

NON-TREND BASED PROGRAM (STANDARD LEVERAGE)

          The following summary performance information presents the composite results of the Non-Trend Based Program (Standard Leverage) for the period from January 1999 through June 2001.

                  NAME OF CTA: Graham Capital Management, L.P.
          NAME OF PROGRAM: Non-Trend Based Program (Standard Leverage)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1999
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
           AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $0
                    LARGEST MONTHLY DRAWDOWN: (5.01)% (10/99)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (9.52)% (1/01-6/01)
                        2003 COMPOUND RATE OF RETURN: N/A
                        2002 COMPOUND RATE OF RETURN: N/A
                2001 COMPOUND RATE OF RETURN: (9.54)% (6 months)
                      2000 COMPOUND RATE OF RETURN: 11.86%
                       1999 COMPOUND RATE OF RETURN: 0.46%
                        1998 COMPOUND RATE OF RETURN: N/A



NON-TREND BASED PROGRAM (150% LEVERAGE)

          The following summary performance information presents the composite results of the Non-Trend Based Program (150% Leverage) for the period from January 1999 through June 2001.

                  NAME OF CTA: Graham Capital Management, L.P.
            NAME OF PROGRAM: Non-Trend Based Program (150% Leverage) INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: June 1999
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
           AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $0
                    LARGEST MONTHLY DRAWDOWN: (8.42)% (10/99)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (14.33)% (6/99-10/99)
                        2003 COMPOUND RATE OF RETURN: N/A
                        2002 COMPOUND RATE OF RETURN: N/A
                2001 COMPOUND RATE OF RETURN: (12.95)% (6 months)
                      2000 COMPOUND RATE OF RETURN: 21.01%
                1999 COMPOUND RATE OF RETURN: (9.67)% (7 months)
                        1998 COMPOUND RATE OF RETURN: N/A



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAMS ON THIS PAGE.

INTERNATIONAL FINANCIAL PROGRAM

          The following summary performance information presents the composite results of the International Financial Program for the period from January through December 1998.

                  NAME OF CTA: Graham Capital Management, L.P.
                NAME OF PROGRAM: International Financial Program
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1996
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
           AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $0
                    LARGEST MONTHLY DRAWDOWN: (8.41)% (6/98)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (18.07)% (4/98-6/98)
                        2003 COMPOUND RATE OF RETURN: N/A
                        2002 COMPOUND RATE OF RETURN: N/A
                        2001 COMPOUND RATE OF RETURN: N/A
                        2000 COMPOUND RATE OF RETURN: N/A
                        1999 COMPOUND RATE OF RETURN: N/A
                       1998 COMPOUND RATE OF RETURN: 8.15%



NATURAL RESOURCE PROGRAM

          The following summary performance information presents the composite results of the Natural Resource Program for the period from January through December 1998.

                  NAME OF CTA: Graham Capital Management, L.P.
                    NAME OF PROGRAM: Natural Resource Program
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
         INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: September 1996
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
           AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $0
                    LARGEST MONTHLY DRAWDOWN: (6.68)% (10/97)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (19.22)% (2/97-11/97)
                        2003 COMPOUND RATE OF RETURN: N/A
                        2002 COMPOUND RATE OF RETURN: N/A
                        2001 COMPOUND RATE OF RETURN: N/A
                        2000 COMPOUND RATE OF RETURN: N/A
                        1999 COMPOUND RATE OF RETURN: N/A
                       1998 COMPOUND RATE OF RETURN: 4.71%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAMS ON THIS PAGE.

GLOBAL FX PROGRAM

          The following summary performance information presents the composite results of the Global FX Program for the period from January 1998 through December 2001.

                  NAME OF CTA: Graham Capital Management, L.P.
                       NAME OF PROGRAM: Global FX Program
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: February 1995
            INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: May 1997
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $4,396,101,000
           AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $0
                    LARGEST MONTHLY DRAWDOWN: (5.84)% (7/01)
             LARGEST PEAK-TO-VALLEY DRAWDOWN: (13.62)% (1/01-10/01)
                        2003 COMPOUND RATE OF RETURN: N/A
                        2002 COMPOUND RATE OF RETURN: N/A
                      2001 COMPOUND RATE OF RETURN: (8.47)%
                       2000 COMPOUND RATE OF RETURN: 3.62%
                       1999 COMPOUND RATE OF RETURN: 1.37%
                      1998 COMPOUND RATE OF RETURN: (3.52)%



        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAM ON THIS PAGE.


                  [Remainder of page left blank intentionally]

     GRINHAM MANAGED FUNDS PTY. LTD.

          Grinham Managed Funds Pty Ltd. ("Grinham") is a commodity trading advisor associate member of the Sydney Futures Exchange of Australia ("SFE") with a futures brokers license from the Australian Securities Commission. The company was also registered with the CFTC as a commodity trading advisor and approved for membership in the NFA on February 26, 1997. THE REGISTRATION OF GRINHAM WITH THE CFTC AND ITS MEMBERSHIP IN THE NFA MUST NOT BE TAKEN AS AN INDICATION THAT ANY SUCH AGENCY OR SELF-REGULATORY BODY HAS RECOMMENDED OR APPROVED GRINHAM OR THE FUND.

          Grinham is located at 12 Holtermann Street (PO Box 744) Crows Nest, NSW, 2065, Australia. The telephone number is (61-2) 8238-9400 and fax number (61-2) 8238-9499. Grinham is a proprietary limited company registered in New South Wales, Australia and was formed in March 1993. Grinham Managed Funds Pty Ltd. changed its name from Grinham Managed Futures Pty Limited on April 12, 2000.

          The directors of Grinham commenced research into trading systems and portfolio theory using proprietary software in 1990. The research aimed to capitalize on the directors' experience in mathematical modeling using non-linear techniques and chaos theory.

          To validate their hypothetical results, the trading of a house account on a broadly diversified portfolio of futures markets began in June 1992. Since September 1993 Grinham has been managing accounts using its trading systems under the regulatory structure in Australia that enables it to operate as a commodity trading advisor.

          The background of each of the principals of Grinham is set forth below.

          A partnership was formed in October 1990 to facilitate research in trading systems which became Grinham Managed Futures Pty Limited in March 1993. Wombats International Pty Limited, a company in which Richard Grinham is the sole shareholder, owns 50% of Grinham. JW & JR Grinham Pty Limited, a company in which Angus Grinham is the sole ordinary shareholder, owns the other 50% of Grinham.

          Richard Grinham B.Sc. (Hons.) is a Director and associated person of Grinham. In 1989, Richard was an options dealer at Schroders, Sydney in the over-the-counter currency market and in the Bank Bill pit on the floor of the Sydney Futures Exchange (SFE). In 1990 he returned to university and received a first class honors degree in science majoring in Pure Mathematics. The topic area of his thesis was Fractals and Chaos Theory, the study of which led to a greater understanding of the dynamics of markets. Futures markets are an example of a fractal. Both fractals and non-linear dynamics (intuitively, systems which have feedback) influenced the development of the systems used at Grinham. The feedback phenomena studied at university are now a significant part of the company's strategy. In the partnership from 1990 to 1993 and since 1993 at Grinham, Richard Grinham has been Director of Research and Trading and is responsible for the ongoing development of the trading systems.

          Angus Grinham (B.Ec.) is a Director and associated person of Grinham. He completed an Economics degree with majors in Finance and Econometrics in 1992 and has since completed his MBA. During his undergraduate study, Angus commenced his own research into trading techniques and began trading a proprietary account on the SFE. Upon completion of his degree, Angus was employed as a futures broker on the international futures desk of Tricom Futures Management, an Australian introducing broker. From 1992 to 1996 (while at Tricom) Angus worked part-time at Grinham in the design of software to facilitate the execution and clearing of the trading systems. Angus joined Grinham on a full time basis in 1996. Angus is currently the Director of Trading and Information Technology and is responsible for trading, technology and the implementation of new trading systems.

TRADING SYSTEMS

          The trading systems used by Grinham are proprietary and confidential. The following discussion is general and not intended to be exhaustive.

          Grinham uses automated, diversified trading systems designed using the key concepts of ROBUST SYSTEMS and BALANCED PORTFOLIOS to manage funds. The robust nature of the systems means that they have a very high probability of continuing to be successful in the future. The balance in the portfolio means that the risk is well controlled.


ROBUST SYSTEMS

          Grinham designs systems with the highest probability of continued success in the future. This is done by designing systems that are "robust;" that is, systems that will be profitable across a vast range of different market conditions. These systems are robust because they do not rely on curve fitting or over optimization to achieve hypothetical results. Some elements of a robust system include:

o         Same System Across All Markets

          Grinham trades the same system across all markets. Grinham does not look for systems that attempt to take advantage of a supposed opportunity in one market, as this may be statistically invalid or ephemeral in nature. For example, if a trading system has been successful in buying the S&P when bond yields are falling then this system is prone to fail if this relationship breaks down. Instead, Grinham trades systems that are successful across all markets. If the one system operates profitably across all markets then there is significantly less chance the system is curve fitted. If a system is profitable on everything from pork bellies to the Deutschemark to the Nikkei through periods of inflation, deflation, wars and currency crises then it is much more likely to be profitable in the future than if it works on only one market.

o         Same Parameter Across All Markets

          Grinham also trades the same parameters on all markets. In adopting this approach, Grinham declares its position on the question of optimization. Grinham believes that systems should be optimized as little as possible. The walk forward testing used to re-optimize the in-sample data and test on out of sample data has consistently shown that the selection of the optimal parameter for the previous period is not a good indicator of the optimal parameter for the next period. Although optimization will improve hypothetical results, it does not improve real time trading results.

o         Flat Parameter Spaces

          A parameter, however, still needs to be selected for trading. What is the best way to do this? Grinham designs systems in which the results do not vary greatly as the parameters of the system vary. Such systems have what are termed 'flat parameter spaces.' Grinham selects the parameter that is in the middle of the flattest parameter space for the entire portfolio.

          Such a parameter has the highest probability of generating a positive return in the next period. This method does not try to predict the optimal parameter for the next period, rather the parameter that, no matter what type of market condition may prevail, still has a very good chance of generating positive returns. When used in combination with very low parameter sets this technique greatly reduces the chance of curve fitting.

o         Low Parameter Sets

          The systems have few parameters or trading rules, typically three or four. By keeping the number of parameters low, the chance that the results suffer from curve fitting is reduced. The irony is that the larger the number of trading rules in a system, the better the hypothetical results will be but the worse the real time results will be.

o         Multiple Trading Systems

          The trading system has multiple components, each one designed to capture moves of a certain type and duration. These systems trade over a range of time periods from short, sharp moves lasting 24 hours up to moves lasting an average of 4 weeks. By trading across multiple time horizons the trading system is less reliant on the need for just one type of market behavior to occur. If one component of the system has a difficult trading period then there is no reason to assume that the other component will. For this reason, the diversification across multiple systems leads to more consistent results.

RISK CONTROL

o         Diversification

          The risk control is based upon BALANCE. The aim of a balanced portfolio is for no one market, trade or sector to have too large an influence on the portfolio. One of the key techniques used to achieve this is diversification. By trading in over 40 markets in seven different countries the risk is spread, thus reducing the probability of any one event having a large impact upon the portfolio. A diverse portfolio of futures contracts is traded including stock indices, currencies, bonds, energies, metals, meats, grains and foods.

o         Correlation

          This is supported by the use of correlation studies to determine the chance of losses occurring together in certain markets. The number of contracts is weighted accordingly. The higher the correlation between a contract and the rest of the portfolio, the fewer contracts will be traded. The aim is to achieve a balance so that should there be a very large move in related markets there is a high probability this will not adversely effect the portfolio.

o         Stop Losses

          Additional risk control techniques include the use of stop losses against every open position. This reduces, but does not eliminate, the probability of runaway losses occurring.

o         Small Risk Per Trade

          The average risk per trade is in the order of 0.1% although Grinham cannot ensure that the risk on any one trade will not exceed this amount. This is small because the systems are traded across so many markets (thus reducing the risk per trade) and because of the short term orientation of the trading. The margin/equity ratio ranges between approximately 5% and 15%.

o         Scaling Back

          As markets become more volatile positions are automatically scaled back. This reduction in position size reduces the probability of any one trade or market having too large an effect upon the portfolio.

o         Use of Time Zones

          As part of the concept of balancing a portfolio as explained above, the system will attempt to balance the exposure across time zones. This serves to reduce the effect of price gaps upon the systems. For example, if the system is long the FTSE in Europe and the S&P begins to fall heavily after the FTSE has closed for trading, the system will attempt to sell the S&P. If the S&P continues to fall then the profits on the S&P will offset the losses on the FTSE. This protects the portfolio from large one day losses.

          The correlation of the trading system to the Barclay's CTA Index in the period between September 1993 and December 2001 was 0.19. The Barclay's CTA Index represents the performance of those participants in the commodity trading advisor industry that provide information to the Barclay Trading Group, and the correlation figure was based on monthly data. The fact that the correlation is so minimal essentially means that Grinham's monthly results are relatively independent of that sector of the commodity trading advisor industry that reports to the Barclay Trading Group. There are a number of reasons for this:

o The short term nature of the trading. While the industry tends to be long-term trend followers, the Grinham trading systems have a shorter time horizon.

o The Grinham trading systems can take positions against the direction of the recent trend. In fact, the systems historically do quite well on those days when there is a sharp reversal in the recent trend. As these are typically losing days for many traders, it is a time when the Grinham trading systems can add value to a portfolio of traders.

o The Grinham systems tend to take profits as a trade moves in their favor, as distinct from a trend follower which maintains the position size or may even add to it. This means the systems do not need a long-term trend to be profitable.

o The original research, conducted in Australia in relative isolation to the mainstream of trading ideas, has produced trading systems that are unique.

o Because the program has a low correlation to other traders, it is not only worthwhile as a stand-alone investment, but also adds value to a portfolio of traders. The minimal correlation of Grinham with the Barclay's CTA Index should provide the program with the ability to profit at times when the majority of other commodity trading advisors are losing money. This is a key feature of the program.

DEVELOPMENT OF THE TRADING SYSTEMS

          Since the inception of the trading program, Grinham has endeavored to improve its trading systems by the stepwise implementation of well researched enhancements. The program initially was traded on just 12 markets with only one system. Through a series of consistent additions, this has increased to 45 markets and one system with ten components.

          It is anticipated that in order to improve the risk/reward profile of the system, further changes will be made in the future. Grinham is constantly undertaking research into techniques to improve the trading. It is anticipated that any improvements will come in the form of further diversification within the existing trading system as opposed to any significant changes to the current model.

          Changes will have two forms. Firstly, additional markets will be added to increase the diversification further. This will further improve the return/risk profile of the trading. Secondly, Grinham will increase the system diversification by adding new systems that are ROBUST and trade a BALANCED portfolio provided they have a low correlation to the existing systems. This will allow better implementation of the ideas that make the trading models successful by reducing the reliance on particular parameter sets.

PAST PERFORMANCE INFORMATION

          Grinham uses the one trading system but relies upon diversification to achieve superior results. As a result accounts that are too small to take advantage of the full trading program generally underperform those accounts that can. To distinguish between accounts that are fully diversified and those that are not, Grinham has separated the two for the purposes of performance reporting. Grinham trades its Diversified Managed Accounts Program for the Fund.

          The Diversified Managed Accounts Program (accounts over USD$10,000,000) is fully diversified. The Small Managed Accounts Program (accounts under AUD$500,000) was offered ONLY TO AUSTRALIAN CITIZENS and is presented here only for completeness sake.

          The   composite   rates  of  return  shown  should  not  be  taken  as
representative of any rate of return actually received by any single account represented in the records. An investor should note that different accounts can have varying investment results for many reasons, including, but not limited to:
(1) procedures governing timing for commencement of trading and establishing a full portfolio for new accounts; (2) the period in which accounts are open; (3) leverage employed; (4) interest earned; (5) advisory and incentive fees charged and the amount of brokerage commissions; (6) the timing of orders to open and close positions; (7) market conditions which can effect the quality of trade executions; (8) trading restrictions imposed by the client; and (9) the size of the account which can influence the size of positions taken and the markets traded. In general, the larger the account, the more diversification will be employed by Grinham. Grinham believes that the more diversification used, the better the risk to return profile will be over the long term.

          Grinham has been trading as an Australian commodity trading advisor with a Futures Brokers License from the Australian Securities Commission and an Associate Membership of the SFE since September 1993. As a result, Grinham has used nominal account sizes to calculate the rates of return used in the performance summary of the Small Managed Accounts Program since September 1993. The monthly rate of return is calculated by dividing the net performance of the account by the starting nominal account size. If a significant deposit or withdrawal is made during the month, that day is treated as if it were the end of the month. The rates of return for all such periods are multiplied together to give the monthly rate of return.

          Grinham believes that this method yields substantially the same rates of return as the Fully-Funded Subset method and the rates of return presented in the performance summaries are representative of the trading program for the periods presented.

          For the Diversified Managed Accounts Program performance summary from periods beginning after January 1, 1997, Grinham has adopted the Fully-Funded Subset method of computing rate-of-return and performance disclosure.

          The monthly rate of return is calculated by dividing the net performance of the account by the beginning equity in the Fully-Funded Subset. If a significant deposit or withdrawal is made during the month, that day is treated as if it were the end of the month. The rates of return for all such periods are multiplied together to give the monthly rate of return.

          THERE CAN BE NO ASSURANCE THAT GRINHAM'S APPROACH TO TRADING THE FUTURES MARKETS WILL YIELD THE SAME RESULTS IN THE FUTURE AS IT HAS IN THE PAST.

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                                       61

DIVERSIFIED MANAGED ACCOUNTS PROGRAM

          Grinham trades this program on behalf of the Fund. The following summary performance information and chart present the composite performance results of Grinham's Diversified Managed Accounts Program for the period from January 1998 through November 2003.

                   NAME OF CTA: Grinham Managed Funds Pty Ltd.
              NAME OF PROGRAM: Diversified Managed Accounts Program
           INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: September 1993
         INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: September 1993
                           NUMBER OF OPEN ACCOUNTS: 34
      AGGREGATE (EXCLUDING "NOTIONAL" EQUITY) ASSETS OVERALL: $535,075,691
     AGGREGATE (INCLUDING "NOTIONAL" EQUITY) ASSETS OVERALL: $1,303,699,425 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $535,075,691
    AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $1,303,699,425
                    LARGEST MONTHLY DRAWDOWN: (9.94)% (10/01)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (24.73)% (8/97-4/99)
                    NUMBER OF PROFITABLE CLOSED ACCOUNTS: 70
                   NUMBER OF UNPROFITABLE CLOSED ACCOUNTS: 29


================================================================================
Monthly Performance        2003(%)   2002(%)  2001(%)  2000(%)  1999(%)  1998(%)
--------------------------------------------------------------------------------
January                    (0.52)    (0.83)   (2.90)    7.38    (2.13)    3.52
--------------------------------------------------------------------------------
February                    1.09     (3.87)    1.42    (0.35)   (0.35)   (3.55)
--------------------------------------------------------------------------------
March                       0.71%     3.70     6.13    (0.74)   (0.79)   (4.49)
--------------------------------------------------------------------------------
April                      (3.70%)   (0.73)    0.15    (0.43)   (2.68)   (1.54)
--------------------------------------------------------------------------------
May                         5.72%     0.82     1.94     1.61     2.08     0.73
--------------------------------------------------------------------------------
June                       (1.58%)    7.87     1.18    (1.08)    0.69     0.95
--------------------------------------------------------------------------------
July                       (0.71%)    2.79     2.47    (1.24)    2.32     2.82
--------------------------------------------------------------------------------
August                     (0.62%)    2.09     1.69    (1.97)   (3.45)    9.48
--------------------------------------------------------------------------------
September                   3.21%     3.34     5.50     0.93    (0.91)    3.96
--------------------------------------------------------------------------------
October                    (0.29%)   (1.41)    3.07    (0.31)   (0.30)    0.42
--------------------------------------------------------------------------------
November                   (0.48%)   (1.40)   (3.90)    5.52     2.63     1.19
--------------------------------------------------------------------------------
December                              5.52    (1.66)    2.29     0.72     0.80
--------------------------------------------------------------------------------
Compound Rate of Return     2.56     18.69    15.57    11.43    (2.35)   14.46
                        (11 months)
================================================================================

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

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                                       62

SMALL MANAGED ACCOUNTS PROGRAM

          The following summary performance information presents the composite performance results of Grinham's Small Managed Accounts Program for the period from January 1998 through its cessation of trading in February 2000.

                   NAME OF CTA: Grinham Managed Funds Pty Ltd.
                     NAME OF PROGRAM: Small Managed Accounts
           INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: September 1993
         INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: September 1993
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $535,075,691
     AGGREGATE (INCLUDING "NOTIONAL" EQUITY) ASSETS OVERALL: $1,303,699,425
          AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
          AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $0
                    LARGEST MONTHLY DRAWDOWN: (13.96)% (2/98)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (36.04)% (7/97-3/98)
                        2003 COMPOUND RATE OF RETURN: N/A
                        2002 COMPOUND RATE OF RETURN: N/A
                        2001 COMPOUND RATE OF RETURN: N/A
                 2000 COMPOUND RATE OF RETURN: 7.36% (2 months)
                      1999 COMPOUND RATE OF RETURN: (8.27)%
                       1998 COMPOUND RATE OF RETURN: 9.76%

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAM ON THIS PAGE.


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                                       63

TRANSTREND, B.V.

          Transtrend, B.V. ("Transtrend") is a Dutch limited liability company formed in November 1991 to provide commodity trading advisory services to selected clients. It has been registered as a commodity trading advisor and commodity pool operator under the Commodity Exchange Act, as amended (the "CE Act") since September 23, 1994, and is a member of the NFA in such capacities. Transtrend is also licensed, as a portfolio manager, and is subject to regulation by the Autoriteit Financiele Markten ("AFM"), the securities board of The Netherlands. Registration under the CE Act, membership in the NFA and the AFM license in no way imply that the CFTC, the NFA or the AFM have endorsed Transtrend's qualifications to provide the commodity trading advisory services described in this document. Transtrend's business office, where its books and records are kept, is located at Admiraliteitskade 73, PO Box 4112, 3006 AC Rotterdam, The Netherlands. Its telephone number is (31) 10 453-6500.

          Transtrend specializes in the design and management of consistent systematic trading strategies based on quantitative analysis of price behavior while attempting to control risks. The systems participate in futures and forward markets and in options markets. Transtrend's current investment portfolios managed pursuant to Transtrend's Diversified Trend Program cover a multitude of futures and forwards, including short-term and long-term interest rates, currencies, cross rates and stock indices and a variety of commodities, including agricultural products, energy products and metals. Its market approach attempts to benefit from directional price moves in outright prices and in spreads and ratios. Apart from trading in the interbank market, Transtrend operates on approximately fifty different futures and options exchanges in approximately twenty-five countries on five continents. Transtrend's professional expertise is supported by a qualified research team, sophisticated infrastructure, an enormous database and successful experience. Transtrend's innovative research team consists of academics, most of them educated in exact sciences such as applied mathematics, econometrics and physics.

          Transtrend's first approved system started in October 1991 after four years of in-depth price research and product development. Before the 1993 buy-out, Transtrend managed substantial proprietary accounts with comparable returns based on (at that time) identical trading systems. The buy-out made it possible to offer Transtrend's expertise to third parties.

          The background of each of the principals of Transtrend is set forth below.

          GERARD VAN VLIET, born in 1948, graduated as a business economist at Erasmus University Rotterdam in 1972. He has worked for firms in the cash
commodity   trade  since  1973  and  has  been  a  council   member  of  various
international trade associations, both in Europe and in the United States, including the Alternative Investment Management Association ("AIMA"). In 1982 he joined the Nidera Group, a multi-national trading concern involved in various agribusiness industries and with a presence in many countries. For Nidera Rotterdam he successfully established a trading division of substance, dealing in (physical) vegetable oils. In 1987 he became Nidera Rotterdam's Senior Managing Director, supervising a variety of trading divisions and projects, one of which was Transtrend. After five years of general management, Mr. Van Vliet decided to dedicate himself full time to the development of Transtrend, at that time a subsidiary of the Nidera Group. Mr. Van Vliet acquired fifty percent ownership of Transtrend on October 1, 1993 and subsequently became, indirectly, its sole shareholder until the initial closing of the transaction with Robeco Nederland B.V in June 2002.

          JOHANNES "JOEP" P.A. VAN DEN BROEK, born in 1969, graduated in August 1995 with a Master of Business Economics from Erasmus University Rotterdam. He joined Transtrend as a trader in December of 1995. In October 1997, he was appointed Assistant Director (for trading) thereby becoming a member of Transtrend's management team. Effective as of 1 January, 1999, he has become a Managing Director of Transtrend.

          HAROLD M. DE BOER, born in 1966, graduated in 1990 with a Masters Degree in Applied Mathematics from Universiteit Twente in The Netherlands. In December 1989 he worked in conjunction with Transtrend for his thesis entitled "Cointegration in (tangible) Commodity Futures." In April of 1990, he joined Transtrend as a Research Analyst. In 1992 he became responsible for Transtrend's research department, and as of October 1997, he became a member of Transtrend's management team with the title of Assistant Director. Effective August 1, 1999, he was appointed a Director of Transtrend. Mr. de Boer's primary responsibility remains focused on research and product development.

          All Directors of Transtrend each have an academic degree and ample experience in dealing with derivative markets.

          51% of the voting interest in Transtrend is owned by Diversified Investments B.V., a Dutch limited liability company formed on December 29, 1993 which currently serves as a holding company of Transtrend and as one of its Directors. Diversified Investments B.V. is controlled by Mr. Gerard van Vliet. 49% of the voting interest in Transtrend is owned by Robeco Nederland B.V., which is a 100% subsidiary of Robeco Group N.V., which in its turn is 100% owned by Cooperatieve Centrale Raiffeissen-Boerenleenbank B.A. (Rabobank Nederland).

INVESTMENT AND TRADING STRATEGIES

          Transtrend has developed and offers to clients managed account programs pursuant to which it trades futures, contracts, options, forward contracts and other derivative instruments (collectively, "futures," when used in this description of Transtrend's Investment and Trading Strategies) on U.S. and non-U.S. exchanges and markets (regulated and over-the-counter). Transtrend will trade its Diversified Trend Program -- Enhanced Risk Profile subset (USD accounts), which is described more fully below, for the Fund.

DESCRIPTION OF APPLIED CONCEPTS AND METHODOLOGY

          The applied principles of risk management play a dominant role. Transtrend's managed futures programs are designed to pursue capital growth within the limits of a defined risk tolerance.

          The programs are entirely based on quantitative analysis of signaled price behavior of outright prices and of intra-market and/or inter-market spreads in the markets concerned and therefore not on a fundamental analysis. The programs may enter into both long and short positions in any of the markets involved or they may have no position. Long and short positions are likely to be leveraged and unhedged and/or uncovered.

          The degree of leverage is implicitly determined by the risk/reward profile selected by the client. The degree of leverage can be expressed as the number of contracts traded or held in position per million U.S. dollars under management. A higher degree of leverage represents a higher degree of risk as it goes hand in hand with a higher number of contracts held in a position for each dollar under management. As such, a selected risk profile has a consequence for the number of contracts traded and/or held in a position for each dollar under management.

          The programs are systematic by nature and require a consistent application. Therefore, discretionary inputs are not essential to the effectiveness of the programs. Exceptional market circumstances of the observed past, both favorable and unfavorable, are integrally reflected in the presented performance profile of the program(s) selected by the client. While Transtrend generally will not use discretionary inputs in trading client accounts, in the event of exceptional market circumstances, it may use discretion in an attempt to limit risk to a position or account. The use of discretion by it may have a positive or negative impact on performance of an account.

          Transtrend defines the portfolio composition and the relative weighing of product groups within each portfolio irrespective of the outcome of historical trades. The guiding principle is strategic diversification in pursuit of a maximum attainable risk spreading, taking correlation analysis and degrees of profit expectancy into account.

          As the applied strategies require particular transaction sizes to allow for multiple entry and exit points and because certain minimum transaction sizes may be required or recommendable, the attainable degree of diversification is, amongst other things, a function of the amount under management. Generally, larger accounts have a higher degree of diversification.

          Specific risk provisions are computed for each market exposure. The risk provisions are designed to have a pre-defined reliability. In certain trading (sub) systems, risk assessment can be determined on the basis of a regular or continuous evaluation of daily price behavior, leading to regular adjustments during the lifetime of exposures; while in other (sub) systems the risk assessment can be based on risk factors at the time of entry of individual trades. In all systems the assessment of price volatility plays a prominent role.

          Collectively and over time, Transtrend's programs have generated a significant number of favorable trades, and the average profit per trade has been significantly higher than the average loss per trade. Also, the variance of monthly returns of profitable months has exceeded the variance of the returns of losing months over the course of time.

          In most trading (sub) systems there are elements which identify and respect the dominant market direction. The systems are designed to exploit recurring, non-random characteristics of price behavior in all markets. The totality of the advised trades has thus far represented an "elevated collective profit expectancy" over the course of time and is expected to provide the basis for future profitability as long as past and future market behavior remain generally compatible over time.

          The applied market approach does not forecast markets or price levels but participates in a systematic and dynamic way in signaled price patterns. The systems exploit directional price movement of outright prices, time spreads in one or more time frames and of intermarket and interproduct spreads and ratios.

          One of the strengths of Transtrend's programs is the disciplined, systematic and dynamic nature of market participation. The overall performance is determined by the entirety of all markets and all trades. The results of individual trades deserve only limited attention in a portfolio strategy. In a systematic market approach, the consistent (i.e., disciplined) application by Transtrend and a consistent (i.e., prolonged) participation by the client are both essential to realize the pursued returns over the course of time.

          All programs are designed to be as diversified as possible within the limits of the amount of funds under Transtrend's management and in the context of the selected portfolio composition based on reasonable minimum transaction sizes in the execution process. The degree of diversification in terms of markets and strategies involved may increase as the account size grows.

          The programs may combine different product-market-combinations with multiple trading (sub) systems. A higher number of markets and trading systems generally contributes to a higher stability of returns over the course of time.

          Simultaneous application of diverging trading strategies (trading systems), each with a positive profit expectancy over the course of time, can contribute to a different timing of both purchase and sale transactions, thus enhancing smoother performance characteristics when compared to a single trading system.

DESCRIPTION OF PROGRAM

          Transtrend offers its "Diversified Trend Program" to clients since 1993. The Diversified Trend Program can at any time be (net) long, short or neutral in any given market, and the program may include any known futures contract/market, as well as over-the-counter currency positions.

          Currently,   Transtrend   manages  client  accounts  pursuant  to  its
Diversified Trend Program with portfolio composition, average margin commitment, money management principles and entry/exit tools described below.


PORTFOLIO COMPOSITION

          In Transtrend's Diversified Trend Program the composition of a fully diversified portfolio includes interest instruments, stock indices, currencies, cross rates and tangible commodities. Transtrend pursues the highest possible degree of portfolio diversification within relevant constraints, e.g., restrictions imposed by the CFTC on trading certain non-US stock index and bond futures for US investors, specific client requirements, volume restrictions and limitations as a result of account size.

          Once the acceptable portfolio components have been defined, Transtrend determines the (relative) proportions of all components within the portfolio on basis of the signaled degree of correlation over the course of time which is re-computed at least twice a year. Correlation analysis contributes to estimate the risk of coinciding trend reversals on a portfolio level.

          The allocation to markets/instruments can vary over the course of time. As of the date of this Memorandum, the indicative average allocation within the various portfolios under Transtrend's Diversified Trend Program tends to be as follows:

                             (rounded numbers/indication only)

Interest Instruments                        22%
Stock Indices                               12%
Forex Markets                               36%
Metals                                       4%
Energy Products                             17%
Agricultural Markets                         9%
                                           ---
Total                                      100%

          The indicative average allocation of individual accounts is likely to deviate from this indicative average for all accounts. Portfolios solely containing CFTC-approved markets deviate from portfolios without such restriction and can have a less diversified exposure to global stock indices and bond contracts. The use of a particular clearing broker may effectively restrict the access to certain markets or exchanges and henceforth have an impact on the net returns.

          At specific points in time a portfolio composition can deviate significantly from the indicative average because the trading systems are designed to avoid market exposure in (individual) markets that are classified as side-ways (dominated by frequent, unanticipated changes in price direction) or which are too volatile.

AVERAGE MARGIN COMMITMENT

          For fully-funded accounts under the Diversified Trend Program - in its Standard Risk profile - Transtrend generally commits an average of approximately 10% of the assets in a client's account as margin or premium for futures positions. However, such percentage has varied from 4% to 21% as it is affected by various factors including, without limitation, account size, market conditions, traded markets and the level of margins set by brokers and exchanges. For partially-funded accounts (accounts consisting of actual funds traded as a higher designated nominal account size) under the Diversified Trend Program, average margin commitments generally approximate 10% of the designated nominal account size based on the Standard Risk profile. However, such percentage has varied from 4% to 21% as it is affected by various factors including, without limitation, account size, market conditions, traded markets and the level of margins set by brokers and exchanges.

          The Diversified Trend Program's  Enhanced Risk profile generally means
1.5 times the leverage, and as such the average margin commitments, of the Diversified Trend Program's Standard Risk profile.

APPLIED MONEY MANAGEMENT TECHNIQUES

          The risk-estimate is trade-based and takes volatility into account. This implies an (internal) risk-evaluation by the applied signaling-systems, which may lead to adjustments of position sizes during the lifetime thereof. The initial risk evaluation determines the position size at the time of entry. Signaled price behavior may lead to a gradual reduction of the initial position. Significantly adverse price behavior may lead to an exit for the entire (remainder of the) position. Transtrend reserves the right to temporarily reduce individual or overall position sizes under extreme market conditions of any kind. Such extreme conditions may be real or perceived. It cannot be excluded that such reductions, which have the sole intention to reduce risk, will reduce the profitability which could have been achieved otherwise.

ENTRY/EXIT TOOLS

          The entry/exit tools may contain both proprietary trend-following and contra-trend elements and include techniques of (dynamic) profit targets and (dynamic) stops for individual trades. The systems act at specific times and upon specific price levels during a market session or during the day.

          Transtrend reserves the right to change its trading techniques at any time, without prior notice to or approval from its clients. The implementation of changes will be based on the conclusions of research by Transtrend. The effects of such changes are measured over the course of time and therefore do not necessarily result in a better performance immediately after implementation.

          THERE CAN BE NO ASSURANCE THAT TRANSTREND'S APPROACH TO TRADING THE FUTURES MARKETS WILL YIELD THE SAME RESULTS IN THE FUTURE AS IT HAS IN THE PAST.

PAST PERFORMANCE INFORMATION

          The following tables set forth the pro-forma past performance of the Enhanced Risk Profile subset (USD accounts) of Transtrend's Diversified Trend Program, which it will trade on behalf of the Fund, as well as the Enhanced Risk Profile subset of the Diversified Trend Program for Euro accounts, the Standard Risk Profile for USD accounts and Standard Risk Profile for Euro accounts subsets of the Diversified Trend Program, and the ComBo Program (including its alternatives, ComboLogic and ComboBasic, which are no longer offered by Transtrend), which Transtrend does not trade on behalf of the Fund. The results set forth in the following summary performance information are not necessarily indicative of the results which Transtrend may achieve in the future. No representation is made that Transtrend will or is likely to achieve for the Fund profits or incur losses comparable to those shown. Transtrend's performance set forth below is shown on an account by account basis based upon the amount of actual funds in each client account. The presentation of past performance based on actual funds overstates the positive and negative performance of such accounts as compared to computing the rates of return of such accounts based on their nominal account size. Transtrend presents its past performance in this manner in accordance with applicable CFTC guidance because Transtrend does not qualify for the use of the "Fully-Funded Subset Method" (as set forth in CFTC Advisory 93-13) and because the results of Transtrend's accounts are not materially the same thereby not allowing Transtrend to present its past performance on a composite basis including and excluding notional funds.

          Rate of return represents pro forma net performance for the period divided by beginning net asset value. Up to July 2003, an adjusted beginning net asset value was calculated in certain months to take account of intra-month additions and/or withdrawals. As of July 2003, intra-month additions and/or withdrawals are taken into account when they occur. The resulting intra-month rates of return compound to a monthly rate of return. Pro forma net performance represents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage commissions and mark-ups of approximately 2% of the Nominal Account Size per annum for the Diversified Trend Program's Standard Risk profile and of approximately 3% of the Nominal Account Size per annum for the Diversified Trend Program's Enhanced Risk profile and approximately 0.75% of the Nominal Account Size per annum for the ComBo Programs (on average approximately U.S. $8.50 per round-turn trade, worldwide); (b) less pro forma monthly management fees of 0.25% of beginning Nominal Account Size (approximately 3% per annum); (c) less pro forma monthly performance fees at 25% of net new appreciation achieved on the account. For purposes of computing pro forma net performance, interest income credits accruing to the accounts have been omitted. Transtrend believes that the pro forma adjustments made to the tables fairly reflect a customary fee and expense structure for clients.

          For a composite performance record for the Diversified Trend Program -- Enhanced Risk Profile (U.S. Dollar Account Subset -- "Notional" Equity Included), see page 122 of "Part Two -- Statement of Additional Information -- The Advisors." For such composite performance record, rate of return represents pro forma net performance for the period divided by beginning Notional Account Size. Up to July 2003, an adjusted beginning Notional Account Size was calculated in certain months to take account of intra-month additions and/or withdrawals although in certain instances the pro forma rate of return was calculated by excluding accounts with significant additions or withdrawals which would materially distort the rate of return. As of July 2003, rates of return are calculated on a daily basis which compound to a monthly return. Thus, intra-month additions and/or withdrawals are taken into account when they occur without distorting the monthly rate of return. Pro forma net performance represents the gross realized trading gain or loss on all transactions closed out during the period, plus the change in unrealized gain or loss on open positions at the end of the current month and the end of the previous month adjusted as follows: (a) less actual brokerage commissions and mark-ups of approximately 2% of the Notional Account Size per annum for the Diversified Trend Program's Standard Risk profile and of approximately 3% of Notional Account Size per annum for the Diversified Trend Program's Enhanced Risk profile (on average approximately U.S. $8.50 per round-turn trade, worldwide); (b) less pro forma monthly management fees of 0.25% of beginning Notional Account Size (approximately 3% per annum); (c) less pro forma monthly performance fees at 25% of net new appreciation achieved on the account; and (d) plus pro forma interest income at a rate equal to 90% of the relevant 3-month interest rate on the Notional Account Size. Transtrend believes that the pro forma adjustments made to the tables fairly reflect a customary fee and expense structure for clients. In the applied method negative monthly return percentages will be mitigated by a consistent give-back computation of performance fees, whether actually accrued to date and/or yet to be accrued in the future, which may not necessarily happen, and also by a consistent computation of pro forma interest income, whether actually received (i.e. on Actual Funds) or assumed to be received (i.e. on Notional Funds).

          Certain accounts managed by Transtrend are subject to a variety of additional third party fees and expenses which are not directly related to Transtrend's trading activities for such accounts but which are paid out of the assets of the accounts to various third parties, including, without limitation, selling agents, administrators, risk managers, consultants, valuation agents, attorneys, accountants, regulators and others. The type and amount of such fees and expenses varies on an account by account basis and most accounts do not incur any substantial third party fees or expenses. Since Transtrend is not paid these fees or expenses and has no control over the amount and timing of such fees or expenses, Transtrend believes that deducting such fees and expenses from the performance of the accounts shown would not accurately represent Transtrend's trading performance for such accounts. Moreover, such fees and expenses usually do not impact Transtrend's incentive fees. Accordingly, the performance of such accounts has not been adjusted to take account of these fees or expenses. For example, the Fund's performance includes the payment of certain third party expenses (including for ongoing sales compensation payable to selling agents), which amounts are not deducted from the performance shown in such table.

                  [Remainder of page left blank intentionally.]

DIVERSIFIED TREND PROGRAM -- ENHANCED RISK PROFILE (U.S. DOLLAR ACCOUNTS SUBSET)

          Transtrend trades this program on behalf of the Fund. The following summary performance information and chart reflect the results of the Enhanced Risk Profile individual US dollar accounts of Transtrend's Diversified Trend Program on the basis of actual funds for the period from January 1998 through November 2003.

                          NAME OF CTA: Transtrend, B.V.
NAME OF PROGRAM: Diversified Trend Program--Enhanced Risk Profile (USD accounts)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 1995
                           NUMBER OF OPEN ACCOUNTS: 24
       AGGREGATE ASSETS OVERALL EXCLUDING "NOTIONAL" EQUITY: $792,447,431
      AGGREGATE ASSETS OVERALL INCLUDING "NOTIONAL" EQUITY: $1,538,551,944
      AGGREGATE ASSETS IN PROGRAM EXCLUDING "NOTIONAL" EQUITY: $428,872,341
      AGGREGATE ASSETS IN PROGRAM INCLUDING "NOTIONAL" EQUITY: $819,659,799
                    LARGEST MONTHLY DRAWDOWN: (26.65)% (9/03)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (43.89)% (6/03-9/03)
                    NUMBER OF ACCOUNTS CLOSED WITH PROFIT: 6
                     NUMBER OF ACCOUNTS CLOSED WITH LOSS: 1

----------------- -------------- ------------------ --------------------------- --------------------- -------------------------
  ACCOUNT NO.     INCEPTION OF     ACTUAL FUNDS        COMPOUND ANNUAL RATE       LARGEST MONTHLY      LARGEST PEAK-TO-VALLEY
                     TRADING     NOVEMBER 30, 2003          OF RETURN                 DRAWDOWN                DRAWDOWN
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   1.                 1/95               $0         1999:    23.70% (7 mos.)    (21.65)% (4/98)       (24.25)% (3/98-7/98)
                                                    1998:    59.75%
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   2.                 2/97               $0         1999:    0.55% (7 mos.)     (6.68)% (4/98)        (11.55)% (09/98-5/99)
                                                    1998:    22.50%
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   3.                 3/97               $0         2000:    (6.47)% (10 mos.)  (25.66)% (10/99)      (40.71)% (9/98-7/00)
                                                    1999:    (23.83)%
                                                    1998:    41.22%
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   4.                 4/97         $1,190,495.66    2003:    16.72% (11 mos.)   (20.64)% (4/98)       (34.40)% (8/98-7/00)
                                                    2002:    31.98%
                                                    2001:    23.53%
                                                    2000:    21.15%
                                                    1999:    (25.16)%
                                                    1998:    23.33%
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   5.                 1/98               $0         2001     31.12%             (12.29)% (10/99)      (18.40)% (12/98-7/00)
                                                    2000:    8.37%
                                                    1999:    (8.96)%
                                                    1998:    26.68%
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   6.                 6/98               $0         2000:    (13.83)% (9 mos.)  (13.71)% (10/99)      (28.04)% (12/98-7/00)
                                                    1999:    (15.06)%
                                                    1998     15.49% (7 mos.)
------------------------------------------------------------------------------------------------------------------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

----------------- -------------- ------------------ --------------------------- --------------------- -------------------------
  ACCOUNT NO.     INCEPTION OF     ACTUAL FUNDS        COMPOUND ANNUAL RATE       LARGEST MONTHLY      LARGEST PEAK-TO-VALLEY
                     TRADING     NOVEMBER 30, 2003          OF RETURN                 DRAWDOWN                DRAWDOWN
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   7.                 6/98              $0          2001:    0.27% (2 mos.)     (13.81)% (7/98)        (25.59)% (6/98-7/98)
                                                    2000:    11.69%
                                                    1999:    (16.84)%
                                                    1998:    30.37% (7 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   8.                 6/98              $0          1999:    (12.68)% (9 mos.)  (13.48)% (7/98)        (16.15)% (12/98-5/99)
                                                    1998:    42.59% (7 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   9.                 12/99        $7,565,437.14    2003:    4.87% (11 mos.)    (5.44)% (3/03)         (7.36)% (5/03-9/03)
                                                    2002:    16.25%
                                                    2001:    17.88%
                                                    2000:    6.00%
                                                    1999:    1.02% (1 month)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   10.                4/01        $13,879,963.18    2003:    18.91% (11 mos.)   (15.61)% (3/03)        (25.77)% (05/03 -
                                                    2002:    119.77%                                   09/03)
                                                    2001:    97.36% (9 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   11.                9/01        $12,127,850.32    2003:    6.88% (11 mos.)    (5.18)% (3/03)         (6.67)% (5/03-9/03)
                                                    2002:    20.80%
                                                    2001:    9.94% (4 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   12.                2/02        $13,666,905.25    2003:    19.08% (11 mos.)   (15.24)% (9/03)        (35.53)% (5/03-9/03)
                                                    2002:    133.49% (11 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   13.                4/02           $591,799.29    2003:    32.70% (11 mos.)   (16.25)% (3/03)        (16.25)% (2/03-3/03)
                                                    2002:    52.69% (9 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   14.                5/02         $3,288,930.09    2003:    71.99% (11 mos.)   (17.11)% (3/03)        (25.92)% (9/02-11/02)
                                                    2002:    165.42% (8 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   15.                6/02         $9,199,381.43    2003:    18.46% (11 mos.)   (17.88)% (3/03)        (21.73)% (5/03-9/03)
                                                    2002:    85.31% (7 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   16.                6/02         $1,782,161.92    2003:    16.50% (11 mos.)   (10.73)% (3/03)        (12.92)% (5/03-9/03)
                                                    2002:    43.54% (7 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   17.                7/02         $5,191,442.42    2003:    26.63% (11 mos.)   (14.90)% (3/03)        (26.95)% (5/03-9/03)
                                                    2002:    23.15% (6 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   18.                11/02       $28,129,655.44    2003:    7.94% (11 mos.)    (21.72)% (3/03)        (21.72)% (2/03-3-03)
                                                    2002:    13.23% (2 mos.)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   19.                2/03         $1,327,810.69    2003:    5.35% (10 mos.)    (11.63)% (3/03)        (15.89)% (5/03-9/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   20.                2/03         $1,502,128.96    2003:    1.76% (10 mos.)    (17.02)% (3/03)        (24.71)% (5/03-9/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   21.                2/03         $1,443,888.19    2003:    (10.06)% (10 mos.) (17.21)% (3/03)        (24.61)% (5/03-9/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   22.                3/03           $996,960.28    2003:    (8.58)% (9 mos.)   (22.66)% (3/03)        (22.66)% (3/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   23.                4/03        $48,939,867.85    2003:    0.44% (8 mos.)     (10.08)% (6/03)        (21.34)% (5/03-9/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   24.                4/03        $84,809,842.51    2003:    4.68% (8 mos.)     (3.65)% (6/03)         (9.84)% (5/03-9/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   25.                5/03         $9,088,824.59    2003:    (21.58)% (7 mos.)  (11.66)% (9/03)        (27.78)% (5/03-9/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   26.                5/03         $9,245,259.19    2003:    (4.94)% (7 mos.)   (11.28)% (7/03)        (27.72)% (5/03-9/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   27.                6/03           $481,123.44    2003:    (27.23)% (6 mos.)  (26.65)% (9/03)        (43.89)% 6/03-9/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   28.                7/03        $97,486,021.01    2003:    (2.52)% (5 mos.)   (2.16)% (7/03)         (4.33)% (7/03-9/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   29.                7/03        $11,520,670.73    2003:    (5.15) (5 mos.)    (4.67)% (9/03)         (7.74)% (7/03-9/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   30.                8/03        $45,530,116.23    2003:    (0.82)% (4 mos.)   (2.85)% (9/03)         (2.85)% (8/03-9/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------
   31.                11/03       $19,885,815.53    2003:    (0.58)% (1 month)  (0.58)% (11/03)        (0.58)% (11/03)
----------------- -------------- ------------------ -------- ------------------ --------------------- -------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

DIVERSIFIED TREND PROGRAM (ENHANCED RISK SUBSET (USD ACCOUNTS) COMPOSITE -- "NOTIONAL" EQUITY INCLUDED)

          The following summary chart constitutes supplemental information and reflects the composite pro forma performance results of the program traded on behalf of the Fund. Based on aggregate nominal account size ("notional" equity included) for the period from January 1998 through November 2003, the largest monthly drawdown was (26.65)% (9/03) and the largest peak-to-valley drawdown was (43.89)% (6/03-9/03).


--------------------------------------------------------------------------------
Monthly Performance        2003(%)   2002(%)  2001(%)  2000(%)  1999(%)  1998(%)
--------------------------------------------------------------------------------
January                     5.18     (1.17)    0.72     1.55    (3.86)    0.25
--------------------------------------------------------------------------------
February                    4.03     (0.69)    0.60    (1.99)    1.22     0.21
--------------------------------------------------------------------------------
March                      (5.04)     2.00     6.75    (2.29)   (2.77)    2.79
--------------------------------------------------------------------------------
April                       3.77     (0.99)   (1.48)    0.14     3.11    (5.43)
--------------------------------------------------------------------------------
May                         5.81      2.34     1.29     2.52    (3.10)    3.55
--------------------------------------------------------------------------------
June                       (2.45)     8.41    (1.36)   (2.44)    4.51     1.36
--------------------------------------------------------------------------------
July                       (2.36)     5.97     4.72    (0.77)    1.95    (4.75)
--------------------------------------------------------------------------------
August                     (0.09)     2.78     2.37     1.81    (2.51)   19.57
--------------------------------------------------------------------------------
September                  (2.04)     3.44     7.82     0.62     0.63     1.93
--------------------------------------------------------------------------------
October                     2.49     (2.72)    1.07     2.54    (6.82)    0.86
--------------------------------------------------------------------------------
November                   (0.69)    (1.71)   (3.12)    5.97     1.84    (1.06)
--------------------------------------------------------------------------------
December                              6.58     4.86     4.47     4.29     2.70
--------------------------------------------------------------------------------
Compound Rate of Return     8.26     26.24    26.36    12.39    (2.21)   21.94
                        (11 months)
--------------------------------------------------------------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

                 [Remainder of page left blank intentionally.]

DIVERSIFIED TREND PROGRAM -- ENHANCED RISK PROFILE (EURO ACCOUNTS SUBSET)

          The following summary performance information reflects the performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on actual funds for the period from August 1999 through November 2003.

                          NAME OF CTA: Transtrend, B.V.
NAME OF PROGRAM: Diversified Trend Program - Enhanced Risk Profile Euro Accounts
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
           INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: August 1999
                           NUMBER OF OPEN ACCOUNTS: 8
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $792,447,431
     AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,538,551,944 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 164,200,373 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 292,460,392
                    LARGEST MONTHLY DRAWDOWN: (53.18)% (3/03)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (53.18)% (2/03-3/03)


--------------- ------------- -------------------- ------------------------------ ---------------- -----------------------
                                                                                                          LARGEST
                 INCEPTION       ACTUAL FUNDS          COMPOUND ANNUAL RATE       LARGEST MONTHLY      PEAK-TO-VALLEY
 ACCOUNT NO.     OF TRADING    NOVEMBER 30, 2003             OF RETURN               DRAWDOWN             DRAWDOWN
--------------- ------------- -------------------- ------------------------------ ---------------- -----------------------
1.                  8/99      Euro 7,167,510.49      2003:    10.35% (11 mos.)    (11.58)% (10/99)  (18.26)% (8/99-7/00)
                                                     2002:    36.92%
                                                     2001:    38.19%
                                                     2000:    6.39%
                                                     1999:    (9.90)% (5 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
2.                 10/01      Euro 9,709,548.52      2003:    20.50% (11 mos.)    (16.14)% (3/03)  (28.56)% (5/03-9/03)
                                                     2002:    98.95%
                                                     2001:    17.45% (3 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
3.                 11/01      Euro 946,639.82        2003:    25.57% (11 mos.)    (17.21)% (3/03)  (25.15)% (5/03-9/03)
                                                     2002:    167.70%
                                                     2001:    12.22% (2 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
4.                  1/02      Euro 77,893,085.66     2003:    7.77% (11 mos.)     (6.00)% (3/03)   (7.34)% (5/03-9/03)
                                                     2002:    30.33%
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
5.                  3/02      Euro 1,444,725.46      2003:    31.03% (11 mos.)    (14.97)% (3/03)  (29.15)% (5/03-9/03)
                                                     2002:    172.68% (10 mos.)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
6.                  2/03      Euro 2,429,994.86      2003:    (39.83)% (10 mos.)  (53.18)% (3/03)  (53.18)% (2/03-3/03)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
7.                  4/03      Euro 4,986,278.12      2003:    1.84% (8 mos.)      (5.84)% (7/03)   (15.63)% (5/03-9/03)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------
8.                  7/03      Euro 59,622,590.00     2003:    (4.66)% (5 mos.)    (4.31)% (9/03)   (7.60)% (7/03-9/03)
--------------- ------------- -------------------- ---------- ------------------- ---------------- -----------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAM ON THIS PAGE.

                 [Remainder of page left blank intentionally.]

DIVERSIFIED TREND PROGRAM -- ENHANCED RISK PROFILE (SWISS FRANCS ACCOUNT SUBSET)

          The following summary performance information reflects the performance results of the Enhanced Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Swiss Francs based on actual funds for the period from September through November 2003.

                              NAME OF CTA: Transtrend, B.V.
NAME OF PROGRAM: Diversified Trend Program - Enhanced Risk Profile Swiss Francs Account
                INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
             INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: September 2002
                               NUMBER OF OPEN ACCOUNTS: 2
          AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $792,447,431
         AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,538,551,944
   AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Swiss Francs 15,861,770
   AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Swiss Francs 78,997,698
                        LARGEST MONTHLY DRAWDOWN: (15.33)% (7/03)
                  LARGEST PEAK-TO-VALLEY DRAWDOWN: (30.86)% (5/03-9/03)


----------- ----------- --------------------------- ----------------------------- ----------------- ---------------------------
                                                                                                             LARGEST
ACCOUNT     INCEPTION          ACTUAL FUNDS             COMPOUND ANNUAL RATE      LARGEST MONTHLY         PEAK-TO-VALLEY
   NO.      OF TRADING      NOVEMBER 30, 2003                OF RETURN                DRAWDOWN               DRAWDOWN
----------- ----------- --------------------------- ----------------------------- ----------------- ---------------------------
1.          9/02        Swiss Francs 7,735,270.53   2003:     6.42% (11 mos.)     (13.85)% (7/03)   (28.28)% (5/03-9/03)
                                                    2002:     14.22% (4 mos.)
----------- ----------- --------------------------- --------- ------------------- ----------------- ---------------------------
2.          12/02       Swiss Francs 8,126,499.18   2003:     5.28% (11 mos.)     (15.33)% (3/03)   (30.86)% (5/03-9/03)
                                                    2002      2.47% (1 month)
----------- ----------- --------------------------- --------- ------------------- ----------------- ---------------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
             THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAM ON THIS PAGE.

                 [Remainder of page left blank intentionally.]

DIVERSIFIED TREND PROGRAM -- STANDARD RISK PROFILE (U.S. DOLLAR ACCOUNTS SUBSET)

          The following summary performance information reflects the performance results of the Standard Risk Profile for USD accounts of Transtrend's Diversified Trend Program based on actual funds for the period from January 1998 through November 2003.

                          NAME OF CTA: Transtrend, B.V.
NAME OF PROGRAM: Diversified Trend Program--Standard Risk Profile (USD accounts)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: October 1993
                           NUMBER OF OPEN ACCOUNTS: 7
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $792,447,431
     AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,538,551,944 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $75,826,788 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: $109,348,088
                    LARGEST MONTHLY DRAWDOWN: (18.57)% (4/98)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (36.67)% (1/99-7/00)


--------------- ------------- ------------------ ---------------------------- ------------------- ---------------------
                                                                                                           LARGEST
ACCOUNT NO.      INCEPTION      ACTUAL FUNDS                COMPOUND ANNUAL    LARGEST MONTHLY         PEAK-TO-VALLEY
                 OF TRADING   NOVEMBER 30, 2003              RATE OF RETURN        RAWDOWN                DRAWDOWN
--------------- ------------- ------------------ ---------------------------- ------------------- ---------------------
1.                 10/93             $0          2003:    26.19% (5 mos.)     (14.71)% (10/99)    (26.82)% (9/98-7/00)
                                                 2002:    44.95%
                                                 2001:    44.70%
                                                 2000:    6.06%
                                                 1999:    (12.98)%
                                                 1998:    37.96 %
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
2.                  7/94             $0          2000:    1.22% (1 month)     (14.93)% (10/99)    (21.82)% (9/98-10/99)
                                                 1999:    (13.61)%
                                                 1998:    27.90 %
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
3.                  1/95             $0          1999:    (10.90)% (3 mos.)   (9.69)% (4/98)      (11.28)% (9/98-3/99)
                                                 1998:    30.12%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
4.                 10/95        $7,272,919.33    2003:    12.15% (11 mos.)    (13.19)% (10/99)    (24.49)% (9/98-7/00)
                                                 2002:    37.57%
                                                 2001:    36.83%
                                                 2000:    3.93%
                                                 1999:    (13.80)%
                                                 1998:    29.08 %
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
5.                 11/95             $0          2001:    11.82% (8 mos.)     (9.68)% (10/99)     (17.91)% (12/98-7/00)
                                                 2000:    2.05%
                                                 1999:    (8.87)%
                                                 1998:    20.03%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
6.                  1/96             $0          1999:    (4.50)% (6 mos.)    (9.57)% (4/98)      (12.76)% (9/98-5/99)
                                                 1998:    30.76%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
7.                  3/96             $0          1999:    (4.68)% (9 mos.)    (5.36)% (4/98)      (6.58)% (9/98-5/99)
                                                 1998:    15.39 %
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAM ON THIS PAGE.

--------------- ------------- ------------------ ---------------------------- ------------------- ---------------------
                                                                                                          LARGEST
ACCOUNT NO.      INCEPTION      ACTUAL FUNDS              COMPOUND ANNUAL      LARGEST MONTHLY         PEAK-TO-VALLEY
                 OF TRADING   NOVEMBER 30, 2003           RATE OF RETURN          DRAWDOWN                DRAWDOWN
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
8.                  3/96             $0          1999:    (10.84)% (9 mos.)   (8.64)% (3/99)      (13.30)% (12/98-5/99)
                                                 1998:    34.76 %
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
9.                 10/96             $0          1999:    (12.29)%            (10.30)% (10/99)    (18.74)% (9/98-10/99)
                                                 1998:    16.54 %
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
10.                11/96             $0          2003:    6.51% (1 month)     (9.77)% (10/99)     (19.00)% (9/98-7/00)
                                                 2002:    25.02%
                                                 2001:    21.08%
                                                 2000:    4.48%
                                                 1999:    (10.91)%
                                                 1998:    20.17 %
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
11.                11/96             $0          2000:    (0.01)% (2 mos.)    (11.59)% (10/99)    (18.90)% (9/98-10/99)
                                                 1999:    (9.89)%
                                                 1998:    18.04 %
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
12.                 4/97             $0          2000:    5.29%               (14.53)% (10/99)    (27.68)% (9/98-7/00)
                                                 1999:    (15.18)%
                                                 1998:    41.38 %
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
13.                 7/97             $0          2000:    (5.62)% (6 mos.)    (11.58)% (10/99)    (17.55)% (9/98-10/99)
                                                 1999:    (7.38)%
                                                 1998:    12.54%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
14.                 7/97             $0          2000:    (17.83)% (8 mos.)   (16.43)% (10/99)    (36.67)% (12/98-7/00)
                                                 1999:    (21.77)%
                                                 1998:    23.06%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
15.                 9/97        $1,888,592.77    2003:    13.54% (11 mos.)    (9.95)% (10/99)     (21.03)% (10/98-7/00)
                                                 2002:    25.30%
                                                 2001:    22.16%
                                                 2000:    2.14%
                                                 1999:    (11.16)%
                                                 1998:    21.44%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
16.                10/97        $9,746,119.60    2003:    10.04% (11 mos.)    (15.75)% (10/99)    (31.77)% (9/98-7/00)
                                                 2002:    36.80%
                                                 2001:    52.45%
                                                 2000:    13.44%
                                                 1999:    (17.76)%
                                                 1998:    34.98%
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
17.                 4/98             $0          1998:    4.97%  (9 mos.)     (4.26)% (4/98)      (5.81)% (4/98-7/98)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
18.                 4/98             $0          1999:    (12.06)% (4 mos.)   (18.57)% (4/98)     (23.15)% (4/98-7/98)
                                                 1998:    25.09% ( 9 mos.)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
19.                11/98             $0          2001:    19.24%              (11.76)% (10/99)    (22.48)% (11/98-7/00)
                                                 2000:    5.13%
                                                 1999:    (14.44)%
                                                 1998:    (0.92)% (2 mos.)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
20.                11/98             $0          1999:    (12.90)% (11 mos.)  (13.14)% (10/99)    (21.31)% (11/98-10/99)
                                                 1998:    (5.27)%  (2 mos.)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
21.                11/98         $932,760.70     2003:    7.78% (11 mos.)     (16.56)% (10/99)    (25.51)% (11/98-7/00)
                                                 2002:    27.11%
                                                 2001:    15.32%
                                                 2000:    7.45%
                                                 1999:    (16.58)%
                                                 1998:    (0.55)% (2 mos.)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
22.                 5/00       $25,312,699.10    2003:    3.29% (11 mos.)     (3.38)% (3/03)      (5.17)% (5/03-9/03)
                                                 2002:    9.67%
                                                 2001:    12.63%
                                                 2000:    10.65% (8  mos.)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
23.                 7/02        $9,940,895.34    2003:    4.34% (11 mos.)     (2.99)% (3/03)      (4.70)% (5/03-9/03)
                                                 2002:    7.43% (6 mos.)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------
24.                 9/02       $20,732,801.05    2003:    1.83% (11 mos.)     (3.32)% (3/03)      (6.10)% (5/03-9/03)
                                                 2002:    3.03% (4 mos.)
--------------- ------------- ------------------ -------- ------------------- ------------------- ---------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAM ON THIS PAGE.

DIVERSIFIED TREND PROGRAM -- STANDARD RISK PROFILE (EURO ACCOUNTS SUBSET)

          The following summary performance information reflects the composite performance results of the Standard Risk Profile of Transtrend's Diversified Trend Program for accounts denominated in Euros based on actual funds for the period from February 1999 through November 2003.

                          NAME OF CTA: Transtrend, B.V.
NAME OF PROGRAM: Diversified Trend Program - Standard Risk Profile Euro Accounts
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: February 1999
                           NUMBER OF OPEN ACCOUNTS: 14
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $792,447,431
     AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,538,551,944 AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 65,466,028 AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 164,729,008
                   LARGEST MONTHLY DRAWDOWN: (14.34)% (10/99)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (23.14)% (8/99-7/00)


---------------- --------------- ------------------- ---------------------------- ---------------- ---------------------
                                                                                                          LARGEST
ACCOUNT NO.       INCEPTION OF      ACTUAL FUNDS        COMPOUND ANNUAL RATE      LARGEST MONTHLY     PEAK-TO-VALLEY
                    TRADING      NOVEMBER 30, 2003            OF RETURN              DRAWDOWN            DRAWDOWN
---------------- --------------- ------------------- --------- ------------------ ---------------- ---------------------
1.                    2/99       Euro 4,293,016.88   2003:     7.19% (11 mos.)    (11.79)% (10/99)  (16.26)% (7/99-7/00)
                                                     2002:     24.20%
                                                     2001:     19.79%
                                                     2000:     5.62%
                                                     1999:     (6.46)% (11 mos.)
---------------- --------------- ------------------- --------- ------------------ ---------------- ---------------------
2.                    4/99       Euro 2,598,075.07   2003:     9.67% (11 mos.)    (14.34)% (10/99)  (23.14)% (7/99-7/00)
                                                     2002:     35.69%
                                                     2001:     36.32%
                                                     2000:     1.22%
                                                     1999:     (3.57)% (9 mos.)
---------------- --------------- ------------------- --------- ------------------ ---------------- ---------------------
3.                    4/99       Euro 3,700,700.26   2003:     6.62% (11 mos.)    (10.97)% (10/99)  (17.30)% (7/99-7/00)
                                                     2002:     25.50%
                                                     2001:     20.89%
                                                     2000:     1.05%
                                                     1999:     (0.71)% (9 mos.)
---------------- --------------- ------------------- --------- ------------------ ---------------- ---------------------
4.                    7/99       Euro 5,827,422.86   2003:     10.69% (11 mos.)   (13.91)% (10/99)  (22.94)% (7/99-7/00)
                                                     2002:     35.39%
                                                     2001:     39.10%
                                                     2000:     0.60%
                                                     1999:     (8.04)% (6 mos.)
---------------- --------------- ------------------- --------- ------------------ ---------------- ---------------------
5.                   10/99       Euro 5,142,729.88   2003:     4.82% (11 mos.)    (6.79)% (10/99)   (8.76)% (10/99-7/00)
                                                     2002:     20.51%
                                                     2001:     17.49%
                                                     2000:     5.91%
                                                     1999:     (2.55)% (3 mos.)
---------------- --------------- ------------------- --------- ------------------ ---------------- ---------------------
6.                   10/99       Euro 0.00           2000:     (9.05)% (9 mos.)   (10.61)% (10/99)  (21.96)% (10/99-7/00)
                                                     1999:     (10.09)% (3 mos.)
---------------- --------------- ------------------- --------- ------------------ ---------------- ---------------------
7.                    1/00       Euro 3,142,189.66   2003:     8.40% (11 mos.)    (6.84)% (3/03)    (8.39)% (2/00-7/00)
                                                     2002:     22.30%
                                                     2001:     17.87%
                                                     2000:     7.47%
---------------- --------------- ------------------- --------- ------------------ ---------------- ---------------------
8.                    3/00       Euro 0.00           2000:     (3.77)% (1 month)  (3.77)% (3/00)    (3.77)% (3/00)

---------------- --------------- ------------------- --------- ------------------ ---------------- ---------------------
9.                   12/00       Euro 0.00           2002:     8.00% (10 mos.)    (1.98)% (4/01)    (2.32)% (3/01-6/01)
                                                     2001:     10.54%
                                                     2000:     2.36% (1 month)
---------------- --------------- ------------------- --------- ------------------ ---------------- ---------------------

       PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
             THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAM ON THIS PAGE.

---------------- --------------- ------------------- ---------------------------- --------------- ---------------------
ACCOUNT NO.       INCEPTION OF      ACTUAL FUNDS        COMPOUND ANNUAL RATE         LARGEST            LARGEST
                    TRADING      NOVEMBER 30, 2003            OF RETURN              MONTHLY         PEAK-TO-VALLEY
                                                                                     DRAWDOWN           DRAWDOWN
---------------- --------------- ------------------- ---------------------------- --------------- ---------------------
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
10.                   1/01       Euro 6,188,882.98   2003:     12.42% (11 mos.)   (8.87)% (3/03)  (11.20)% (5/03-9/03)
                                                     2002:     38.28%
                                                     2001:     45.78%
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
11.                   9/01       Euro 2,507,299.47   2003:     7.48% (11 mos.)    (6.47)% (3/03)  (8.56)% (5/03-9/03)
                                                     2002:     23.00%
                                                     2001:     5.85% (4 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
12.                   1/02       Euro 5,835,228.30   2003:     7.59% (11 mos.)    (6.62)% (3/03)  (8.75)% (5/03-9/03)
                                                     2002:     26.89%
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
13.                   1/02       Euro 3,804,534.46   2003:     6.97% (11 mos.)    (6.23)% (3/03)  (9.03)% (5/03-9/03)
                                                     2002:     24.46%
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
14.                   4/02       Euro 1,476,169.07   2003:     10.49% (11 mos.)   (6.33)% (3/03)  (6.89)% (5/03-9/03)
                                                     2002:     22.70% (9 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
15.                   9/02       Euro 8,022,285.42   2003:     15.74% (11 mos.)   (12.14)% (3/03) (20.50)% (5/03-9/03)
                                                     2002:     16.46% (4 mos.)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
16.                   2/03       Euro 1,237,234.15   2003:     0.96% (10 mos.)    (7.68)% (3/03)  (7.68)% (2/03-3/03)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------
17.                   6/03       Euro 11,690,259.44  2003:     (9.24)% (6 mos.)   (4.48)% (6/03)  (11.87)% (6/03-9/03)
---------------- --------------- ------------------- --------- ------------------ --------------- ---------------------

        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.
              THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE
                        FOREGOING PROGRAM ON THIS PAGE.

                  [Remainder of page left blank intentionally.]

COMBO PROGRAM -- COMBOLOGIC (EUROS)

          The following summary performance information reflects the performance results of ComboLogic (Euros) of Transtrend's ComBo Program for accounts denominated in Euros based on actual funds for the period from its inception in January 2001 through cessation of trading in September 2002.

                          NAME OF CTA: Transtrend, B.V.
                   NAME OF PROGRAM: ComboLogic Program (Euros)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 2001
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $792,447,431
     AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,538,551,944
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 0
        AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 0
                   LARGEST MONTHLY DRAWDOWN: (12.06)% (12/01)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (34.21)% (1/01-5/02)
                        2003 COMPOUND RATE OF RETURN: N/A
                 2002 COMPOUND RATE OF RETURN: 19.66% (9 months)
                     2001 COMPOUND RATE OF RETURN: (24.11)%
                        2000 COMPOUND RATE OF RETURN: N/A
                        1999 COMPOUND RATE OF RETURN: N/A
                        1998 COMPOUND RATE OF RETURN: N/A


COMBO PROGRAM -- COMBOBASIC (EUROS)

          The following summary performance information reflects the performance results of ComboBasic (Euros) of Transtrend's ComBo Program for accounts denominated in Euros based on actual funds for the period from its inception January 2001 through cessation of trading in September 2002.

                          NAME OF CTA: Transtrend, B.V.
                   NAME OF PROGRAM: ComboBasic Program (Euros)
            INCEPTION OF CLIENT ACCOUNT TRADING BY CTA: October 1993
          INCEPTION OF CLIENT ACCOUNT TRADING IN PROGRAM: January 2001
                           NUMBER OF OPEN ACCOUNTS: 0
      AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) OVERALL: $792,447,431
     AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) OVERALL: $1,538,551,944
        AGGREGATE ASSETS (EXCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 0
        AGGREGATE ASSETS (INCLUDING "NOTIONAL" EQUITY) IN PROGRAM: Euro 0
                    LARGEST MONTHLY DRAWDOWN: (9.89)% (12/01)
              LARGEST PEAK-TO-VALLEY DRAWDOWN: (35.99)% (1/01-5/02)
                        2003 COMPOUND RATE OF RETURN: N/A
                 2002 COMPOUND RATE OF RETURN: 22.41% (9 months)
                     2001 COMPOUND RATE OF RETURN: (25.21)%
                        2000 COMPOUND RATE OF RETURN: N/A
                        1999 COMPOUND RATE OF RETURN: N/A
                        1998 COMPOUND RATE OF RETURN: N/A


        PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS. THE FUND'S ACCOUNT WILL NOT BE TRADED PURSUANT TO THE FOREGOING
                             PROGRAMS ON THIS PAGE.

                   SECOND AMENDED AND RESTATED DECLARATION OF
                            TRUST AND TRUST AGREEMENT

          This Supplement updates and revises Subsection 8(d) and Section 12 of the Second Amended and Restated Declaration of Trust and Trust Agreement, found on pages TA-8 and TA-11, respectively, Exhibit A to the Prospectus by deleting the Subsection 8(d) in its entirety and replacing it with the first below paragraph; and (2) deleting the first and second paragraphs of Section 12 and replacing them with the second through fourth below paragraphs. Specifically, Subsection 8(d) has been revised to reflect the change in Brokerage Commission and Section 12 has been revised to reflect a change in the first available date for redemptions from the end the of sixth month after purchase to the end of the first month after purchase as well as a change in the schedule of redemption charges for Units purchased as of and after March 1, 2004. Accordingly, all references throughout the Prospectus to the Second Amended and Restated Declaration of Trust and Trust Agreement are hereby deleted and replaced with the Third Amended and Restated Declaration of Trust and Trust Agreement. The Third Amended and Restated Declaration of Trust and Trust Agreement is dated as of March 1, 2004.

          (d) EXPENSES. The Managing Owner shall pay, without reimbursement, the selling and "trailing commissions" relating to the offering of the Units. The Trust shall pay the Managing Owner brokerage commissions at the rate of 10% per annum of the average beginning of month Net Assets of the Trust. Effective March 1, 2004, once Net Assets reach $25 million the annual brokerage commission rate will be reduced to a blended rate for all Net Assets based on 10% of the first $25 million and 9% on any Net Assets over that amount. The Trust shall bear all administrative costs, ongoing offering costs and any taxes applicable to it and any charges incidental to trading, including agency brokerage commissions (e.g., "bid-ask" spreads). In no event shall organizational and offering expenses, including selling commissions and redemption fees, exceed 15% of the capital contributions to the Trust. Any unreimbursed organizational and initial offering expenses as of the date of the Trust's dissolution shall not be reimbursed to the Managing Owner from the proceeds resulting from such dissolution. However, none of the Managing Owner's "overhead" expenses incurred in connection with the administration of the Trust (including, but not limited to, salaries, rent and travel expenses) shall be charged to the Trust. Any goods and services provided to the Trust by the Managing Owner shall be provided at rates and terms at least as favorable as those which may be obtained from third parties in arm's-length negotiations. All of the expenses which are for the Trust's account shall be billed directly to the Trust. Appropriate reserves may be created, accrued and charged against Net Assets for contingent liabilities, if any, as of the date any such contingent liability becomes known to the Managing Owner. Such reserves shall reduce Net Asset Value for all purposes.

12.       REDEMPTIONS.

          A Unitholder or any assignee of Units of whom the Managing Owner has received written notice as described above may redeem all or any of his Units (such redemption being herein referred to as a "redemption") effective as of the close of business (as determined by the Managing Owner) on the last day of any month, beginning with the end of the first month after such Units are sold (except that, Units purchased prior to March 1, 2004, may only be redeemed on or after the end of the sixth month after sale); provided that: (i) all liabilities, contingent or otherwise, of the Trust (including the Trust's allocable share of the liabilities, contingent or otherwise, of any entities in which the Trust invests), except any liability to Unitholders on account of their capital contributions, have been paid or there remains property of the Trust sufficient to pay them; and (ii) the Managing Owner shall have timely received a request for redemption, as provided in the second following paragraph.

          Units redeemed on or before the end of the twelfth full calendar month of which such Units begin to participate in the profits and losses of the Trust are subject to early redemption charges as follows: Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge; Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge; and Units redeemed on the 10th month-end through the 12th month-end after sale are subject to a 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemption.

          Units purchased prior to March 1, 2004, remain subject to the previous schedule of redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.

          Such charges will be paid to the Managing Owner. In the event that a Unitholder acquires Units at more than one month-end, such Units will be treated on a "first-in, first-out" basis for purposes of determining whether such Units are redeemable and whether early redemption charges apply.


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                                       81

                               KENMAR GLOBAL TRUST
                             REQUEST FOR REDEMPTION


          This supplement updates and revises The Request For Redemption found on page TA-23 of the Annex to the Prospectus, by deleting the fourth paragraph in its entirety and replacing it with the following.

          Effective March 1, 2004, Units may be redeemed as of the last day of each month, beginning with the first month-end following their sale. Units redeemed on the 1st month-end through the 3rd month-end after sale are subject to a 3% redemption charge, Units redeemed on the 4th month-end through the 6th month-end after sale are subject to a 2.625% redemption charge, Units redeemed on the 7th month-end through the 9th month-end after sale are subject to a 1.75% redemption charge and Units redeemed on the 10th month-end through the 12th month-end after sale are subject to an 0.875% redemption charge. After the end of the 12th month, there will be no charge for redemptions.

          Units purchased prior to March 1, 2004, remain subject to the previous schedule of redemption charges and may only be redeemed beginning on or after the end of the sixth month after sale. Through the end of the twelfth and eighteenth full months after their sale, Units purchased prior to March 1, 2004 will be subject to redemption charges equal to 3% and 2%, respectively, of the Net Asset Value per Unit as of the date of redemption.


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                                       82

                        ACKNOWLEDGMENT OF RECEIPT OF THE
              KENMAR GLOBAL TRUST SUPPLEMENT DATED FEBRUARY 3, 2004
                                     TO THE
              PROSPECTUS AND DISCLOSURE DOCUMENT DATED MAY 9, 2003

          The undersigned hereby acknowledges that the undersigned has received a copy of the Kenmar Global Trust Supplement dated February 3, 2004 to the Prospectus and Disclosure Document dated May 9, 2003.




INDIVIDUAL SUBSCRIBERS:                 ENTITY SUBSCRIBERS:

____________________________________    _______________________________________
                                                   (Name of Entity)

____________________________________    By:____________________________________
Signature of Subscriber(s)

                                        Title:_________________________________
                                        (Trustee, partner or authorized officer)



Dated:  ____________, 2004